CIT GROUP INC.
11 West 42nd Street
New York, NY 10036

March 31, 2011

Dear Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders on Tuesday, May 10, 2011, at 11:00 a.m., Eastern Daylight Saving Time, at our corporate offices at One CIT Drive, Livingston, New Jersey 07039. Internet and telephone voting are available until 11:59 p.m. Eastern Daylight Saving Time the day prior to the meeting.

     In connection with our Annual Meeting, we have provided our stockholders with our notice of meeting, proxy statement and 2010 annual report, which documents provide detailed information related to the matters to be addressed during the Annual Meeting as well as our business activities and operating performance. On March 31, 2011, we mailed to our stockholders a Notice containing instructions on how to access these materials online. Electronic delivery expedites your receipt of proxy materials, while lowering expenses and reducing the environmental impact of our Annual Meeting. If you received a Notice by mail, you will not receive printed copies of the materials unless you request them by following the instructions in the Notice

     In addition to the formal items of business to be brought before the meeting, I will report on the state of CIT and respond to stockholder questions. Whether or not you are personally able to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage paid envelope as soon as possible, or follow the instructions to vote online or by telephone. Your vote is very important. Submitting your vote by proxy will not limit your right to attend the meeting and vote in person.

     On behalf of the entire Board of Directors, I thank you for your support of CIT and hope to see you at our Annual Meeting.

Sincerely yours,

John A. Thain Chairman and Chief Executive Officer

CIT GROUP INC.
One CIT Drive
Livingston, NJ 07039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2011

TO THE STOCKHOLDERS OF CIT GROUP INC:

     Notice is hereby given that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of CIT Group Inc., a Delaware corporation (“CIT”), will be held at CIT’s corporate offices at One CIT Drive, Livingston, New Jersey 07039, on Tuesday, May 10, 2011 at 11:00 a.m., Eastern Daylight Saving Time, for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.

to elect CIT’s Board of Directors to serve for one year or until the next annual meeting of stockholders — the Board has nominated for election the following eleven nominees: John A. Thain, Michael J. Embler, William M. Freeman, David M. Moffett, R. Brad Oates, Marianne Miller Parrs, Gerald Rosenfeld, John R. Ryan, Seymour Sternberg, Peter J. Tobin and Laura S. Unger;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as CIT’s independent registered public accounting firm for 2011;
3.	to hold a non-binding advisory vote on executive compensation;
4.	to hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation;
5.	to approve CIT’s 2011 Employee Stock Purchase Plan, including the number of shares available for purchase thereunder; and
6.	to transact such other business as may properly come before the meeting

     Only stockholders of record as of the close of business on March 14, 2011, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. Internet and telephone voting are available until 11:59 p.m. Eastern Daylight Saving Time the day prior to the meeting. To ensure that your vote is counted at the Annual Meeting, please vote your proxy as soon as possible.

     Voting instructions to vote online, by telephone or by mail are in the Question and Answer section of the Proxy Statement included with this notice of Annual Meeting (“Notice of Annual Meeting”) and can also be found in the notice of the Internet availability of proxy materials mailed to you on March 31, 2011 (“Access Notice”). Whether you choose to vote online, by telephone or by mail, in each case, to vote you will need your personal Control Number, which is in the Access Notice. There is no charge for requesting printed materials. Stockholders who request printed materials for 2011 will continue to receive printed materials in future years until such time as they may opt-out of paper delivery. To facilitate timely delivery of the proxy materials for the 2011 Annual Meeting, please make your request on or before April 28, 2011.

     Go to www.cit.com to be connected to CIT’s website.

By Order of the Board of Directors,

Robert J. Ingato Executive Vice President, General Counsel and Secretary

Livingston, New Jersey
March 31, 2011

YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR PROXY.

CIT GROUP INC.

PROXY STATEMENT

GENERAL INFORMATION

Our Board of Directors is soliciting proxies from our stockholders in connection with our annual meeting of stockholders (“Annual Meeting”) to be held on May 10, 2011 and any adjournment of such meeting. No business can be conducted at the Annual Meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. The only matters to be brought before the Annual Meeting are those referred to in this proxy statement (“Proxy Statement”). If any additional matters are properly presented at the Annual Meeting, the persons named as proxies may vote your shares in their discretion.

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to this Proxy Statement and our 2010 Annual Report to you electronically via the Internet at www.proxyvote.com. We believe that these rules allow CIT Group Inc. (“CIT”) to provide you with the information you need while reducing the environmental impact of the Annual Meeting and reducing expenses. If you are a holder of record, you will also receive this Proxy Statement and our 2010 Annual Report by mail.

If you received a notice of the Internet availability of proxy materials (“Access Notice”) by mail, you will not receive a printed copy of the proxy materials in the mail. The Access Notice instructs you how to access and review all of the important information contained in the Proxy Statement and 2010 Annual Report. The Access Notice also instructs you how to submit your vote over the Internet, by telephone or by mail. If you received an Access Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice or as set forth below on page 2, under “How do I vote? — Vote by Mail.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and where is the Annual Meeting?

When: Tuesday, May 10, 2011, at 11:00 a.m. Eastern Daylight Savings Time

Where: 1 CIT Drive, Livingston, New Jersey 07039.

Who is soliciting my vote?

CIT’s Board of Directors (the “Board”) is soliciting your vote for our 2011 Annual Meeting.

What will I vote on?

You are being asked to vote:

  to elect the members of CIT’s Board for a term of one year or until the next annual meeting of stockholders — the Board has nominated for election the following eleven nominees: John A. Thain, Michael J. Embler, William M. Freeman, David M. Moffett, R. Brad Oates, Marianne Miller Parrs, Gerald Rosenfeld, John R. Ryan, Seymour Sternberg, Peter J. Tobin and Laura S. Unger (Proposal 1);

  to ratify the appointment of PricewaterhouseCoopers LLP as CIT’s independent registered public accounting firm for 2011 (Proposal 2);

  on executive compensation, on an advisory basis (Proposal 3);

  on the frequency of the advisory vote on executive compensation, on an advisory basis (Proposal 4); and

  to approve CIT’s 2011 Employee Stock Purchase Plan, including the number of shares available for purchase thereunder (Proposal 5).

What is the record date for the Annual Meeting?

The record date for the Annual Meeting is the close of business on March 14, 2011. The record date is used to determine those stockholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof.

How many votes can be cast by all stockholders?

A total of 200,478,847 votes may be cast on each matter presented, consisting of one vote for each share of CIT common stock, par value $0.01 per share, which was outstanding on the record date. CIT’s common stock is listed on the New York Stock Exchange (“NYSE”), and CIT is subject to the NYSE’s rules and regulations. There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

A quorum of a majority of the votes that may be cast, or 100,239,424 votes, must be present in person or represented by proxy to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the meeting. This will help us know as soon as possible that enough votes will be present to hold the Annual Meeting. In determining whether a quorum exists, we will include in the count shares represented by proxies that reflect abstentions.

How do I vote?

You may vote at the Annual Meeting in person or by proxy.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), we have furnished you with the proxy materials, including a proxy card. You may vote by mail, by telephone, on the Internet, or by attending the meeting and voting in person, as described below.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to determine which voting options are available to you.

Vote by Mail

To vote by mail, simply mark, sign and date the proxy card and return it in the postage-paid envelope provided. If you received an Access Notice, you can vote by mail by requesting paper copies of the Proxy Statement, proxy card and other materials by calling 1-800-579-1693, or going to www.proxyvote.com or by sending an email to sendmaterial@proxyvote.com and requesting a proxy card. If you request a proxy card by e-mail, please send a blank e-mail with your 12-digit Control Number in the subject line. Your Control Number is in the Access Notice mailed to you on March 31, 2011. Upon receipt of your request, the proxy card and printed copies of the Annual Report and other proxy materials will be mailed to you. Upon receipt, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope. If you request printed copies, in future years, you will continue to receive printed copies of the proxy card and other proxy materials automatically until such time as you may opt-out of receiving printed copies. If you wish to vote by mail, please make your request for paper copies of the proxy card and other proxy materials on or before April 28, 2011. Votes by mailed proxy card must be received at CIT Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 8:00 a.m. EDST on the day of the Annual Meeting.

Vote by Telephone

You can vote by calling 1-800-690-6903. You will need your 12-digit Control Number, which is in the Access Notice mailed to you on March 31, 2011. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDST on May 9, 2011.

Vote on the Internet

You can also choose to vote on the Internet by going to www.proxyvote.com. You will need your 12-digit Control Number, which is in the Access Notice mailed to you on March 31, 2011. Use the Internet to transmit your vote up until 11:59 p.m. EDST on May 9, 2011.

Vote at the Annual Meeting

If you want to vote in person at the Annual Meeting and you are a holder of record, you must register with the Inspector of Election at the Annual Meeting and produce valid photo identification. If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring this proxy to the Annual Meeting, present it to the Inspector of Election, and produce valid photo identification.

What does it mean to give a proxy?

Your properly completed proxy card will appoint Robert J. Ingato, Eric Mandelbaum and James Shanahan, each of whom is an officer of CIT, as proxy holders or your representatives to vote your shares in the manner directed by you. Your proxy card permits you to direct the proxy holders to vote

“for” or “against,” or “abstain” from voting, regarding each of the nominees for director and each of Proposals 2, 3 and 5, and permits you to vote for “1 Year,” “2 Years,” or “3 Years,” or “abstain” from voting, regarding Proposal 4. All of your shares entitled to vote and represented by properly completed proxy received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

How many votes will be required to elect directors or to adopt the other proposals?

Because this election is not a contested election, to elect directors to the Board, a majority of the votes cast at the Annual Meeting is required. A nominee for director shall be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. “Votes cast” excludes abstentions and any votes withheld by brokers in the absence of instructions from street-name holders.

The affirmative vote of a majority of the shares present at the meeting in person or by proxy is required to: (a) ratify the appointment of CIT’s independent registered public accounting firm (Proposal 2); approve by non-binding vote, executive compensation (Proposal 3); and (c) approve CIT’s 2011 Employee Stock Purchase Plan (Proposal 5). Abstentions and broker non-votes have the same effect as votes cast “against” Proposals 2, 3 and 5.

The non-binding vote on the frequency of the advisory vote on executive compensation (Proposal 4) receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by stockholders. Abstentions and broker non-votes will have no effect on such vote.

Although the advisory votes on Proposals 3 and 4 are non-binding, as provided by law, the Board will review the results of the votes and will take them into account in considering executive compensation and making a determination concerning the frequency of such advisory votes.

Can a director be elected without receiving votes from a majority of the shares outstanding?

If a stockholder had provided notice of an intention to nominate one or more candidates to compete with the Board’s nominees, in accordance with the requirements of our By-Laws, and such stockholder had not withdrawn such nomination by the tenth day before we mail our Notice of Annual Meeting, then a director can be elected by a plurality of the votes cast. This means that the eleven nominees who receive the most votes “for” would be elected, even if it is less than a majority of the total shares outstanding, and stockholders would not be permitted to vote “against” a nominee; however, under our By-Laws and Corporate Governance Guidelines, since the election for directors is uncontested, meaning that the only nominees are those recommended by the Board (as is the case for this Annual Meeting), then each nominee for director must receive more votes “for” than “against” his or her election or re-election. Any nominee who fails to receive the required vote “for” his or her election or re-election must promptly tender his or her resignation to the Chairman of the Board. If an incumbent director fails to receive the required vote for re-election, the Nominating & Governance Committee of the Board (the “Governance Committee”) will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept such resignation. The Board will act on the recommendation of the Governance Committee no later than 90 days following the date of the Annual Meeting. See “CIT’s Corporate Governance — Majority Voting for Directors” on page 13. No stockholder has nominated any candidates for our Board for inclusion on the agenda for the Annual Meeting, and therefore, the election is uncontested.

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before it is exercised. To do so, you should:

  send in a new proxy card with a later date;

  send a written revocation to the Corporate Secretary;

  cast a new vote by telephone or Internet; or

  attend the Annual Meeting and vote in person.

Written revocations of a prior vote must be sent by mail to CIT’s Corporate Secretary at One CIT Drive, Livingston, NJ 07039, or by delivering a duly executed proxy bearing a later date. If you attend the Annual Meeting and vote in person, your vote will revoke any previously submitted proxy. If you hold your shares in street name, you must contact your broker if you wish to change your vote.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “for” each of the eleven nominees named in “Proposal 1, Election of Directors,” “for” Proposals 2, 3 and 5, and “for” the resolution and the Board’s recommendation of “1 Year” with respect to Proposal 4.

What happens if I do not give specific voting instructions?

If you are a holder of record and you do not return a signed proxy card to vote shares held in your name, those shares will not be voted.

If you hold your shares in street name with a broker who is a member of the NYSE and do not instruct your broker as to how to vote your shares, your broker can vote your shares on the ratification of the selection of our independent registered public accounting firm in your broker’s discretion; however, your broker cannot vote on the election of directors, the nonbinding, advisory vote on the compensation of our executives as disclosed pursuant to the SEC’s compensation disclosure rules, the nonbinding, advisory vote on how frequently stockholders will cast nonbinding advisory votes on compensation for CIT’s executives, or the 2011 Employee Stock Purchase Plan.

If your broker votes your shares on some, but not all, of the proposals, the votes will be “broker non-votes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and that are not voted by that broker or nominee) for any proposal on which they are not voted. Broker non-votes will have no effect on the election of directors, the ratification of the selection of the independent auditor, the nonbinding, advisory vote on the compensation of our executives, the nonbinding, advisory vote on how frequently stockholders will cast nonbinding advisory votes on the compensation of our executives, or the approval of our 2011 Employee Stock Purchase Plan, including the number of shares available thereunder.

Brokers who are members of the National Association of Securities Dealers, Inc. may vote shares held by them in nominee name if they are permitted to do so under the rules of any national securities exchange to which they belong. A member broker of the NYSE may not, under NYSE rules, vote on matters that are not routine if the beneficial owner has not provided the broker with voting instructions.

Why haven’t I received a printed copy of the Proxy Statement or 2010 Annual Report?

We have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite your receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. On March 31, 2011, we mailed to our stockholders an Access Notice containing instructions on how to access our Proxy Statement and 2010 Annual Report online. If you received such Access Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one; however, the Access Notice contains instructions on how to receive a paper copy of the Annual Report, proxy card and other proxy materials.

Is the Proxy Statement available on the Internet?

Yes. As described in the prior answer, most stockholders will access the Proxy Statement online. If you received a paper copy, you can also view these documents on the Internet by going to CIT’s website at www.CIT.com/2011proxy. You can elect to receive future proxy statements and annual reports over the internet instead of receiving paper copies by mail by following the instructions set forth in the Access Notice or as set forth above under “Questions and Answers About the Annual Meeting and Voting — How do I vote?”

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of shares. Individual stockholder votes are kept confidential, unless disclosure is: (i) necessary to meet legal requirements or to assert or defend claims for or against CIT or (ii) made during a contested proxy solicitation, tender offer, or other change of control situations.

What if there is voting on other matters?

Our By-Laws provide that business may be transacted at the Annual Meeting only if it is (a) stated in the Notice of Annual Meeting, (b) proposed at the direction of our Board or (c) proposed by any CIT stockholder who is entitled to vote at the Annual Meeting and who has complied with the notice procedures in our By-Laws. We did not receive notice of any stockholder proposals for this Annual Meeting.

What was the deadline for stockholders to notify us of proposals for the 2011 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2011 Annual Meeting for inclusion in the Proxy Statement was December 1, 2010. The deadline for submitting stockholder proposals for the 2011 Annual Meeting for inclusion on the agenda was February 10, 2011.

What is the deadline for stockholders to notify us of proposals for the 2012 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2012 Annual Meeting for inclusion in the Proxy Statement is December 1, 2011. The deadline for submitting stockholder proposals for the 2012 Annual Meeting for inclusion on the agenda is February 10, 2012.

Will a representative of CIT’s independent registered public accounting firm be present at the Annual Meeting?

Yes, a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and can answer questions that you may have. The representative will also have the opportunity to make a statement if PricewaterhouseCoopers LLP desires to do so. The Audit Committee has approved the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm and auditors for 2011.

How can I attend the Annual Meeting?

Only stockholders as of the record date, March 14, 2011 (or their proxy holders), may attend the Annual Meeting. If you plan to attend the Annual Meeting or appoint someone to attend as your proxy, please check the box on your proxy card. If you are voting by telephone or Internet, follow the instructions provided to indicate that you or your proxy holder plan to attend. You or your proxy holder will need to show (a) photo identification, and (b) if you hold your shares in street name, proof of ownership as of the record date, such as a letter or account statement from your broker or bank, at the reception desk to gain admittance to the Annual Meeting.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy remains valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do any stockholders beneficially own more than 5% of our common stock?

According to public filings, as of February 16, 2011, there were two holders that beneficially owned more than 5% of our common stock: Fairholme Capital Management, L.L.C., and OppenheimerFunds, Inc. See “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Certain Beneficial Owners.”

How can I review the list of stockholders eligible to vote?

A list of stockholders as of the record date will be available at our offices at 11 West 42nd Street, New York, New York 10036 and One CIT Drive, Livingston, NJ 07039 from April 30, 2011 to the date of the Annual Meeting for inspection and review by any stockholder during regular business hours. We will also make the list available at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in CIT’s Current Report on Form 8-K, which CIT is required to file with the SEC within four business days following the Annual Meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

CIT pays the cost of preparing proxy materials and of soliciting your vote. Proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person. We have retained D.F. King & Co., Inc. to assist us in this proxy solicitation, and we anticipate that their fees will be approximately $15,000. In addition, proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmissions or in person. We also may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions.

DIRECTORS

General Information

     During 2010, our full Board of Directors met 11 times. In addition, the Audit Committee met 15 times, the Compensation Committee met 9 times, the Nominating & Governance Committee (the “Governance Committee”) met 8 times, the Risk Management Committee met 9 times, and the Special Compliance Committee met 14 times during the year. All of the nominees listed below who were Board members during all or a portion of 2010 attended at least 75% of the aggregate of the meetings of the Board and of any committees on which he or she served (or, for those directors who first joined the Board in 2010, held during the periods that he or she served). Our Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting. At our 2010 Annual Meeting, ten of the twelve nominees for director, all of whom were on the Board at that time, attended the meeting.

     The Board comprises a diverse group of professionals in their respective fields. Many of the current directors have senior leadership experience at banks, financial institutions, and other business, academic and governmental organizations. In these positions, they have gained expertise in strategic and financial planning, regulatory and banking matters, financial reporting, corporate governance, risk management and leadership development. The biographies below describe the skills, qualifications, attributes and experiences of each of the nominees that led the Board to determine that it is appropriate to nominate these directors.

     The Governance Committee and the Board believe the skills, qualities, and experience of our directors provides CIT with a diverse range of perspectives to engage each other and management to effectively address CIT’s needs and represent the best interests of CIT’s stockholders.

Nominees

     The information below includes each nominee’s age as of February 15, 2011 and business experience during at least the past five years. CIT knows of no family relationships among the nominees. Certain directors may also be directors or trustees of privately held businesses or not-for-profit entities that may not be referred to below. With the exception of Mr. Thain, all of the nominees are independent of management. Two of our 2010 directors are not standing for re-election. Arthur B. Newman passed away on December 16, 2010 and Daniel A. Ninivaggi has decided not to stand for re-election to the Board due to his other commitments.

Name	Age	Principal Occupation
John A. Thain	55	Chairman of the Board and Chief Executive Officer of CIT
Michael J. Embler	46	Former Chief Investment Officer of Franklin Mutual Advisors LLC
William M. Freeman	58	Former Chairman of the Board of Arbinet-thexchange, Inc.
David M. Moffett	58	Former Chief Executive Officer of the Federal Home Loan Mortgage Corporation
R. Brad Oates	57	Chairman and Managing Partner of Stone Advisors, LP
Marianne Miller Parrs	66	Retired Executive Vice President and Chief Financial Officer of International Paper Company
Gerald Rosenfeld	64	Vice Chairman of Lazard Ltd.
John R. Ryan	65	President and Chief Executive Officer of the Center for Creative Leadership
Seymour Sternberg	67	Retired Chairman of the Board and Chief Executive Officer of New York Life Insurance Company
Peter J. Tobin	66	Retired Special Assistant to the President of St. John’s University and Retired Chief Financial Officer of The Chase Manhattan Corporation
Laura S. Unger	50	Independent Consultant, Former Commissioner of the U.S. Securities and Exchange Commission

     John A. Thain has served as Chairman and Chief Executive Officer of CIT since February 2010. In January 2009, prior to joining CIT, Mr. Thain was President of Global Banking, Securities and Wealth Management for Bank of America. From December 2007 to January 1, 2009, prior to its merger with Bank of America, Mr. Thain was Chairman and Chief Executive Officer of Merrill Lynch & Co., Inc. From June 2006 to December 2007, Mr. Thain served as Chief Executive Officer and a director of NYSE Euronext, Inc. following the NYSE Group and Euronext N.V. merger. Mr. Thain joined the New York Stock Exchange in January 2004, serving as Chief Executive Officer and a director. From June 2003 through December 2003, Mr. Thain was the President and Chief Operating Officer of The Goldman Sachs Group Inc., and from May 1999 through June 2003 he was President and Co-Chief Operating Officer of The Goldman Sachs Group, L.P. From 1994 to 1999, Mr. Thain served as Chief Financial Officer and Head of Operations, Technology and Finance, and from 1995 to 1997 he was also Co-Chief Executive Officer for European operations for The Goldman Sachs Group, L.P. Mr. Thain currently serves as a member of the MIT Corporation Board, the Dean’s Advisory Council of MIT/Sloan School of Management, the U.S. National Advisory Board of INSEAD, the Board of Managers of the New York Botanical Garden and the Board of Directors of the French-American Foundation. Mr. Thain is a trustee of New York-Presbyterian Hospital, a General Trustee of Howard University, and a Trustee and Corporate Officer of The Antz Foundation, a private foundation.

     Qualifications: Mr. Thain provides the Board with extensive experience as a senior leader of large and diverse financial institutions, including experience in risk management, finance, information technology, and operations and, as Chief Executive Officer, he provides in-depth knowledge of CIT’s business and affairs, management’s perspective on those matters, and a transparent avenue of communication between the Board and management.

     Michael J. Embler has served as a director of CIT since December 2009. He formerly served as the Chief Investment Officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc. Mr. Embler joined Franklin Mutual Advisers in 2001 and, prior to becoming Chief Investment Officer in 2005, served as head of its Distressed Investment Group. From 1992 until 2001, he worked at Nomura Holdings America, where he served as Managing Director managing a team investing in a proprietary fund focused on distressed and other event-driven corporate investments. Mr. Embler currently serves, or during the preceding five years served, on the Board of Directors of Abovenet Inc., Corlears School and Kindred Healthcare Inc.

     Qualifications: Mr. Embler provides the Board with experience in finance, asset management and restructurings, expertise in capital markets and capital management, and experience in the healthcare industry, a key market for certain of CIT’s businesses. His experience as Chief Investment Officer of a major asset management firm provides the Board with a unique analytical view from the perspective of an investor.

     William M. Freeman has served as a director of CIT since July 2003. Mr. Freeman retired in February 2010 as Chairman of the Board of Arbinet-thexchange, Inc., in which capacity he had served since November 2007. Previously, Mr. Freeman served as President and Chief Executive Officer and Director of Arbinet-thexchange, Inc. from November 2007 until September 2008. Prior to joining Arbinet-thexchange, Mr. Freeman was elected to the Board of Motient Corp., now Terrestar Corp., in February 2007, and Chairman of Motient/Terrestar in March 2007. Mr. Freeman also served as Chief Executive Officer and Director of Leap Wireless International, Inc. from May 2004 to February 2005 and as President of the Public Communications Group of Verizon Communications Inc. from 2000 to February 2004. Mr. Freeman served as President and Chief Executive Officer of Bell Atlantic-New Jersey from 1998 to 2000, President and Chief Executive Officer of Bell Atlantic-Washington, D.C. from 1994 to 1998, and in a number of other executive and management positions at Verizon since 1974. Mr. Freeman was a founder and co-owner of Synthesis Security LLC, a closely held telecommunications company. Mr. Freeman currently serves, or during the preceding five years served, on the Board of Trustees of Drew University, and as a director of Value Added Holdings, Inc., a privately held communications company.

     Qualifications: Mr. Freeman provides the Board with extensive experience in managing organizations of various sizes and extensive experience in the telecommunications industry, a key market for CIT’s lending products.

     David M. Moffett has served as a director of CIT since July 2010. Mr. Moffett is the former Chief Executive Officer of Federal Home Loan Mortgage

Corporation (Freddie Mac), in which capacity he had served from December 2008 to March 2009. Prior to this position, Mr. Moffett served as a Senior Advisor with the Carlyle Group LLC. Mr. Moffett has also served as Vice Chairman and Chief Financial Officer of U.S. Bancorp since February 2001, and has held senior positions with a number of other banking institutions including Star Banc Corporation, Firstar Corporation, Bank of America, Security Pacific, Sooner Federal Bank & Trust Co., and First National Bank & Trust Co. of Tulsa. Mr. Moffett has served on the Board of Directors of eBay Inc. since May 2007, and previously served on the Boards of Directors of MBIA Inc., E.W. Scripps Company, and Building Materials Holding Corp.

     Qualifications: Mr. Moffett provides the Board with more than 30 years of strategic finance, risk management and operational experience in commercial banking, and experience in retail banking and management in a regulated environment. His experience as Chief Financial Officer of a major bank holding company provides the Board with insight into the financial, accounting and risk management issues of, and communicating with investors in, a bank holding company.

     R. Brad Oates has served as a director of CIT since December 2009. He currently serves as Chairman and Managing Partner of Stone Advisors, LP, a strategic advisory firm specializing in distressed asset situations, which is currently engaged as a contractor by the FDIC to assist in resolving bank receiverships. Prior to joining Stone Advisors, Mr. Oates served from 1988 until 2003 as President and Chief Operating Officer of Bluebonnet Savings Bank FSB, responsible for bank operations and strategic planning in a bank turnaround situation, and as Executive Vice President of Stone Holdings, Inc., the holding company for Bluebonnet Savings Bank and a private investment company specializing in banking, information services, risk management and emerging technologies. Mr. Oates currently serves, or during the preceding five years served, as Chairman of the Board of Directors of NFC Global, LLC.

     Qualifications: Mr. Oates provides the Board with in-depth experience in successfully managing the turnaround of troubled financial institutions and a strong background in operating regulated commercial banks and strategic planning. His extensive experience in interacting with the FDIC and other bank regulators during his career provides the Board with insight into bank regulatory matters and supervisory expectations and communications. He also has experience in information technology and risk management.

     Marianne Miller Parrs has served as a director of CIT since January 2003. Ms. Parrs retired at the end of 2007 from the International Paper Company where she had served as Executive Vice President and Chief Financial Officer since November 2005 and as interim Chief Financial Officer since May 2005. Ms. Parrs also has served as Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain — Delivery, a major supply chain project, and Investor Relations since 1999. From 1995 to 1999, Ms. Parrs served as Senior Vice President and Chief Financial Officer of International Paper. Previously, she served in a number of other executive and management positions at International Paper since 1974, and was a security analyst at a number of firms prior to joining International Paper Company. Ms. Parrs currently serves, or during the preceding five years served, on the Board of United Way of the Mid-South, the Board of Rise Foundation in Memphis, Tennessee, the Board of the Leadership Academy, Memphis, the Board and Audit Committee of The Stanley Works, the Board, the Audit Committee and the Nominating & Governance Committee of Signet Jewelry, and is on the Board and is Treasurer of Josephines Circle, Memphis.

     Qualifications: Ms. Parrs provides the Board with financial and operational expertise as a result of her significant experience in those roles in industry, particularly in her roles as Chief Financial Officer and as the senior executive in charge of information technology and global supply chain management at a major industrial company, which provide a valuable perspective on financial and accounting issues and on processes and technology. She also has extensive audit committee experience and is an “Audit Committee Financial Expert”, as defined by the U.S. Securities and Exchange Commission.

     Gerald Rosenfeld has served as a director of CIT since January 2010. Mr. Rosenfeld re-joined Lazard Ltd. as Vice Chairman of United States investment banking effective March 1, 2011. He was Deputy Chairman of Rothschild North America from 2007 to 2011 and served as its Chief Executive Officer from 1999 to 2007. Prior to joining Rothschild, he was President of G Rosenfeld & Co LLC, an investment banking firm. Prior to founding G Rosenfeld & Co in 1998 he was Head of Investment Banking and a member of the Management Committee of Lazard

Freres & Co LLC. Mr. Rosenfeld joined Lazard in 1992 after holding significant management positions at Bankers Trust Company, Salomon Inc. and its Salomon Brothers subsidiary and McKinsey & Company. Prior to joining McKinsey, Mr. Rosenfeld was a member of the faculty of the City College of New York, New York University and the University of Maryland. Mr. Rosenfeld currently serves, or during the preceding five years served, as a member of the Board of Directors of Resources Connection, ContiGroup Companies, on the Board of Overseers of New York University’s Stern School of Business, where he also serves as an Adjunct Professor of Finance, and on the Boards of Continental Grain Company, the Jewish Theological Seminary, the American Academy of Arts and Sciences, and Catalist LLC.

     Qualifications: Mr. Rosenfeld provides the Board with unique experience and expertise in risk management and sophisticated financial matters gained by both practical experience in a regulated environment and through research and teaching finance-related courses at several prominent universities. He also has management experience as a senior executive in commercial banking, investment banking and capital markets.

     Vice Admiral John R. Ryan has served as a director of CIT since July 2003 and was appointed Lead Director by the Board in May 2008. Mr. Ryan has been President and Chief Executive Officer of the Center for Creative Leadership in Greensboro, North Carolina since May 2007. Previously, Mr. Ryan served as Chancellor of the State University of New York since June 2005. Mr. Ryan also served as President of the State University of New York Maritime College from June 2002 until June 2005 while also serving as the Interim President of the State University of New York at Albany from February 2004 until February 2005. From 1998 to 2002, Mr. Ryan was Superintendent of the U.S. Naval Academy, Annapolis, Maryland. Mr. Ryan served in the U.S. Navy from 1967 to July 2002, including as Commander of the Fleet Air Mediterranean in Naples, Italy from 1995 to 1998, Commander of the Patrol Wings for the U.S. Pacific Fleet in Pearl Harbor from 1993 to 1995, and Director of Logistics for the U.S. Pacific Command in Aiea, Hawaii from 1991 to 1993. Mr. Ryan currently serves as a director of Cablevision Systems Corp., the Center for Creative Leadership, and as Chairman of the Board of the U.S. Naval Academy Foundation.

     Qualifications: Vice Admiral Ryan provides the Board with experienced leadership and an expertise in managing large complex organizations, primarily in academia and the military. In addition, Mr. Ryan provides the Board with extensive experience in logistics, talent development and succession planning. His tenure as a director, and more recently as lead director, of CIT enables him to provide the Board with a valuable experience in overseeing CIT’s business and providing leadership to the Board.

     Seymour Sternberg has served as a director of CIT since December 2005. Mr. Sternberg served as Chairman of the Board of New York Life Insurance Company from April 1997 until June 2009. Mr. Sternberg joined New York Life as a Senior Vice President in 1989, and held positions of increasing responsibility, including Executive Vice President, Vice Chairman, President, Chief Operating Officer and Chief Executive Officer. Mr. Sternberg serves on the Board of Express Scripts, Inc., a pharmacy benefits manager. He is a member of the Council on Foreign Relations and the Business Roundtable, serving on its Task Forces on International Trade and Investment, Security and Fiscal Policy. Mr. Sternberg currently serves, or during the preceding five years served, on the boards of the U.S. Chamber of Commerce, Columbia-Presbyterian Hospital, Northeastern University, the Hackley School, Big Brothers/Big Sisters, New York City Partnership, the New York City Leadership Academy, and the Kennedy Center Corporate Fund.

     Qualifications: Mr. Sternberg provides the Board with extensive experience in managing a large regulated institution in the insurance industry. Based on his experience in multiple areas during his career, Mr. Sternberg provides the Board with insight into funding, financial management, risk management, and operations issues.

     Peter J. Tobin has served as a director of CIT since July 1, 2002, and previously from May 1984 to June 1, 2001. Mr. Tobin served as CIT’s Interim Chief Executive Officer from January 19, 2010 through February 7, 2010. He retired from St. John’s University in May 2005, after serving as Special Assistant in Corporate Relations and Development to the President of St. John’s University since September 2003, and previously as Dean of the Peter J. Tobin College of Business at St. John’s University since August 1998. From March 1996 to December 1997, Mr. Tobin was Chief Financial Officer of The Chase Manhattan Corporation. From January 1992 to

March 1996, Mr. Tobin served as Chief Financial Officer of Chemical Banking Corporation, a predecessor of The Chase Manhattan Corporation, and prior to that he served in a number of executive positions at Manufacturers Hanover Corporation, a predecessor of Chemical Banking Corporation. Mr. Tobin currently serves, or during the preceding five years served, as a director of AXA Financial, AllianceBernstein Corporation, a subsidiary of AXA Financial that manages mutual funds, H.W. Wilson, a publishing company, and as an officer and director of Rock Valley Tool.

     Qualifications: Mr. Tobin provides the Board with expertise and experience on various financial and accounting issues as a former Chief Financial Officer with several large and diverse commercial banking institutions. He is also a certified public accountant. In addition, Mr. Tobin provides the Board with insight from a customer’s perspective as an officer and/or director of two privately held companies.

     Laura S. Unger has served as a director of CIT since January 2010. She served as Commissioner of the U.S. Securities and Exchange Commission (SEC) from November 1997 to February 2002, including Acting Chairperson of the SEC from February to August 2001. Subsequent to this she served as a Regulatory Expert for CNBC. Before being appointed to the SEC, Ms. Unger served as Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs. Prior to working on Capitol Hill, she was an attorney with the Enforcement Division of the SEC. Ms. Unger currently serves, or during the preceding five years served, as a director of Ambac Financial Group, Inc., the IQ Funds Complex, CA, Inc., MBNA Corp. and Children’s National Medical Center Foundation. She also acts as the Independent Consultant to JP Morgan Chase for the Global Analyst Conflict Settlement and the Marwood Group.

     Qualifications: Ms. Unger provides the Board with insight into dealing with regulators and operating in a regulatory environment, based on her experience as both a former Commissioner and a former enforcement attorney with the U.S. Securities and Exchange Commission. In addition, Ms. Unger provides the Board with insight into the legislative process, based on her experience as a staff counsel in the U.S. Senate. She also has significant corporate governance expertise.

CORPORATE GOVERNANCE

     CIT is committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values promote long-term performance and reevaluates our governance policies on an ongoing basis to ensure they sufficiently meet CIT’s needs and our stockholders’ interests. Listed below are some of the significant corporate governance practices and policies we have adopted.

  Majority voting in director elections. In accordance with CIT’s By-Laws, except in the case of a contested election, each of our director-nominees have agreed to tender his or her irrevocable contingent resignations that becomes effective if he or she is not elected by a majority of the votes cast by stockholders and our Board accepts the resignation. If a director-nominee is not elected by a majority of the votes cast, our Nominating & Governance Committee (the “Governance Committee”) will promptly consider the director’s resignation and recommend to our Board whether to accept or reject the resignation. Our Board will act on the Governance Committee’s recommendation within 90 days of the applicable stockholder meeting and will then publicly disclose its decision, the process by which the decision was reached, and, if applicable, the rationale behind its decision to reject a tendered resignation.

  Lead Director. Our Corporate Governance Guidelines establish the role of an independent lead director who is elected annually by a majority vote of the independent directors. More information about the role of the lead director and our Board structure may be found below in this Proxy Statement on page 14.

  Related Person Transactions Policy. Our Governance Committee is responsible for approving or ratifying transactions involving our company and related persons and determining if the transaction is in, or not inconsistent with, the best interests of CIT and our stockholders. More information about our Related Person Transactions Policy may be found below in this section on page 11.

  Executive Sessions. Our Board meets regularly in executive sessions without the presence of management, including our Chairman. These sessions are led by our lead director.

  Limitations on Participation on Other Boards. To ensure that our directors have sufficient time to devote proper attention to their responsibilities as directors of CIT, unless otherwise approved by the Governance Committee, employed directors are limited to service on two boards of other publicly traded companies, while other directors may not serve on the boards of more than four other public companies.

  Stockholder Rights Plan. We do not have a stockholder rights plan and are not currently considering adopting one.

     Additional information is provided below regarding these and certain other key corporate governance policies which we believe enable us to manage our business in accordance with the highest standards of business practices and in the best interests of our stockholders. Investors can find a copy of CIT’s Corporate Governance Guidelines and other governance policies on our website at http://www.cit.com/about-cit/corporate-governance/index.htm. Information on our website does not constitute part of this Proxy Statement.

Director Independence

     Our Corporate Governance Guidelines require that a substantial majority of the Board be composed of directors who meet the independence criteria established by the NYSE. For a director to be considered independent, the Board must affirmatively determine that neither the director nor any of such director’s immediate family has a material relationship with CIT (either directly or as a partner, stockholder, or officer of an organization that has a relationship with CIT). In making its determination, the Board considers all relevant facts and circumstances, both with respect to the director and with respect to any persons or organizations with which the director has an affiliation, including immediate family members. The Board also considers the specific independence criteria for directors defined by the NYSE.

     In furtherance of our Board’s commitment to maintain the independence of our independent directors, the Board implemented a charitable contributions policy. The policy requires that if any charitable contribution proposed to be made by CIT to an organization in which a director is affiliated exceeds the lesser of (i) $25,000 or (b) 2% of the charitable organization’s most recently reported annual consolidated gross revenues, such contribution shall be subject to the approval of the Governance Committee. In determining whether to approve any such contribution, the Governance Committee considers whether the donation would impair the director’s independence.

     Based on the foregoing considerations, the Board has determined that, except for Mr. Thain, our CEO, all of CIT’s directors are independent and each of the Board’s committees are composed solely of independent directors. In making this determination, the Board has also considered transactions, relationships and arrangements between a director and CIT, including those transactions described below under the heading “Related Person Transactions Policy.”

Related Person Transactions Policy

     The Board has adopted a “Related Person Transactions Policy” for the review and approval of “related person transactions,” which is defined under the policy as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which CIT was or is to be a participant, the amount involved exceeds or is expected to exceed $120,000 in a single calendar year, and an executive officer, director, director nominee, or a 5% beneficial owner of any class of CIT’s voting securities (or any of their respective immediate family members) had or will have a direct or indirect material interest, other than the following:

  interests arising solely from the related person’s position as a director or limited partner, or from the direct or indirect ownership by the related person, and all other related persons, in the aggregate of less than a 10% equity interest in another corporation or organization that is a participant in the transaction;

  amounts due from related persons to CIT for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments, and for other indebtedness transactions in the ordinary course of business;

  interests arising solely from the ownership of a class of CIT’s equity securities, if all holders of that class of equity securities receive the same benefit on a pro rata basis;

  transactions where price is determined by competitive bid, or where the service is rendered as a common carrier or public utility at rates fixed pursuant to law;

  transactions that involve compensation to a director, or compensation to executive officers, approved by the Board;

  interests arising solely from the related person’s position as an executive officer or director of another entity that is a participant in the transaction, where (a) the related person and his or her immediate family members own in the aggregate less than a 5% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction, and (c) the amount involved in the transaction equals less than 2% of the annual gross revenues of each of CIT and the other entity that is a participant in the transaction.

     Any proposed related person transaction will be considered at the next meeting of the Governance Committee, but if it is not desirable for CIT to wait until the next meeting, the transaction will be submitted to the Chairman of the Governance Committee for approval, subject to reporting any such approval at the next Governance Committee meeting. In either case, the benefits to CIT, the availability of other sources of comparable products or services, the terms of the transaction, the terms available to unrelated third parties, and whether the transaction was undertaken in the ordinary course of business, will be considered. The Governance Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of CIT and its stockholders, as the Governance Committee determines in good faith. In certain circumstances, if the Chief Executive Officer, Chief Financial Officer or General Counsel of CIT becomes aware of a related person transaction that has not been previously approved or ratified under the policy, the Governance Committee will determine if rescission of the transaction is appropriate, and will request that the Chief Financial Officer evaluate CIT’s controls and procedures to ascertain the reason the transaction was not submitted to the Governance Committee or its Chair for prior approval.

     We have in the past and may in the future enter into certain transactions with affiliates, other than directors and executive officers. Such transactions have been, and it is anticipated that such transactions will continue to be, entered into on an arms length basis at a fair market value for the transaction.

     Following is a description of a series of transactions reviewed by the Governance Committee under the Related Persons Transactions Policy:

Mr. Ninivaggi, a director and the current Chairperson of our Governance Committee who has decided not to stand for re-election due to his other commitments, serves as the principal executive officer of Icahn Enterprises L.P. (“Icahn Enterprises”), a publicly traded company. CIT has historically had and continues to have various business dealings with affiliates of Icahn Enterprises. Among other things, CIT has purchased and continues to purchase railcars and related services from American Railcar Industries (“ARI”), a manufacturing company acquired by Icahn Enterprises in early 2010 from another company controlled by Mr. Icahn (payments with respect to these purchases and services totaled approximately $26 million in 2010, $175 million in 2009, and $370 million in 2008). In February 2011, CIT entered into an agreement to purchase approximately 3,500 railcars from ARI (the “2011 Purchases”). The purchase price for the railcars is dependent on a number of factors, including the type of car and delivery date, but could exceed $250 million. In addition to the railcar purchases and related services, certain other consolidated subsidiaries of Icahn Enterprises have historical lending and leasing relationships with CIT. As of December 31, 2010, there were approximately $650,000 in outstanding equipment leases to such subsidiaries originated by our Vendor Finance business segment as well as a $50 million line of credit with our Trade Finance business segment, of which $0 was outstanding as of February 2011. In determining that Mr. Ninivaggi is independent, the Board considered these transactions with affiliates of Icahn Enterprises and concluded that they were not material because (i) a majority of these transactions had been (and continue to be) conducted on an arms-length basis on customary market terms, (ii) the transactions are ordinary course transactions, most of which occurred prior to Mr. Ninivaggi joining Icahn Enterprises in 2010 and prior to Icahn Enterprises acquiring ARI, (iii) the transactions represented only a small portion of the revenues of Icahn Enterprises in each of the three prior calendar years, (iv) Mr. Ninivaggi was not involved in the transactions; and (v) Mr. Ninivaggi did not have a material interest in the transactions.

Appointment of Directors

     Ten of CIT’s eleven nominees for director are standing for re-election. Daniel M. Moffett, who joined the Board after the 2010 Annual Meeting of Stockholders, was recommended to CIT’s Governance Committee by a group of CIT’s debtholders in 2009 as part of a process to reconstitute the Board following CIT’s emergence from bankruptcy in December 2009; however, he was unable to accept consideration for appointment to the Board at that time due to other commitments and potential conflicts. When Mr. Moffett subsequently became available and a vacancy existed on the Board, the Governance Committee evaluated him and recommended that he be appointed to CIT’s Board based on his qualifications as set forth in his biographical information above. For more information, see “Directors — Nominees”. On July 26, 2010, the full Board appointed Mr. Moffett to serve as a director. Mr. Moffett’s appointment was also approved by the Federal Reserve Bank of New York.

Diversity of Directors

     Under CIT’s Corporate Governance Guidelines, the Board has adopted a diversity policy and seeks diversity in its members with respect to background, skills and expertise, industry knowledge, and experience. Our Corporate Governance Guidelines set forth general criteria for nomination and renomination to CIT’s Board, including:

  judgment, integrity, commitment, and candor;

  leadership and decision-making experience in complex organizations, including corporations, banking and financial institutions, government, education, and military institutions;

  expertise, knowledge, and skills useful for overseeing our business; and

  diversity of background, perspectives, skills and experience.

     When considering directors for re-nomination, the Nominating & Governance Committee also considers attendance, preparedness, participation and candor.

     The Governance Committee reviews with the Board the skills, characteristics and diversity of background appropriate for CIT’s directors. When seeking to fill Board vacancies, the Committee evaluates the skills and characteristics of the existing directors, including the diversity of background, perspectives, and experience of the directors, to identify any gaps that should be filled. The Committee then utilizes that information to structure and narrow its search for new director nominees.

Majority Voting for Directors

     Under our By-Laws and Corporate Governance Guidelines, if the nominees are all nominated by CIT, a nominee for director is elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election; however, directors are elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of CIT receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees set forth in our By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before CIT first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, as permitted under Delaware Law and our By-Laws, stockholders shall not be permitted to vote against a nominee. Votes cast shall not include abstentions with respect to the election of directors. Under our Corporate Governance Guidelines, if a majority vote is required, any nominee who fails to receive the required vote “for” his or her election or re-election must promptly tender his or her resignation to the Chairman of the Board. If an incumbent director fails to receive the required vote for re-election, the Governance Committee will promptly consider the resignation submitted by such director and will recommend to the full Board whether to accept such resignation. The Governance Committee will consider all factors that it deems relevant in making its recommendation, including any stated reasons why stockholders voted “against” the director, the length of service and qualifications of the director, the director’s contributions to CIT, and CIT’s Corporate Governance Guidelines.

     The Board will act on the recommendation of the Governance Committee no later than 90 days following the date of the stockholders’ meeting at which the election occurred. The Board will review the factors considered by the Governance Committee and such other information and factors as the Board deems relevant. We will promptly disclose the Board’s decision whether to accept the resignation as tendered, and provide a full explanation of the process by which the decision was reached and, if applicable, the reasons the Board rejected the tendered resignation, in a Form 8-K filed with the SEC.

     If one or more directors’ resignations are accepted by the Board, the Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Board Leadership Structure

     The positions of Chief Executive Officer and Chairman are held by one person, currently John A. Thain. In deciding to continue CIT’s practice of combining the CEO and Chairman positions, the primary factors considered by the Board were the importance of a unified strategic and operating focus, the benefits of clarity in the management structure of the organization, and the need for consistent communications to stockholders, customers, regulators and other constituencies. This structure also best assures that Mr. Thain is able to use his in-depth knowledge and perspective gained from running CIT to effectively and efficiently guide our Board. By being closely connected with both CIT’s senior level managers and the Board, Mr. Thain is better able to appreciate and balance the perspectives of both groups.

     To establish a liaison between the non-management directors and the Chairman and CEO and foster effective communication between them, the independent directors on CIT’s Board also appoints a Lead Director who is independent of management. This position is currently held by Vice Admiral John R. Ryan. The Board has structured the role of our independent Lead Director to strike an appropriate balance to the combined chairman and chief executive officer role and to fulfill the important requirements of independent leadership on the Board. As lead director, Mr. Ryan:

  presides over all meetings of the Board at which the Chairman is not present;

  presides at executive sessions of the Board;

  approves meeting agendas for the Board to ensure that management is addressing all matters of concern or interest to the Board and that sufficient time for discussion is allocated for each matter; and

  serves as a liaison between the Chairman and the independent directors.

The Board’s Role in Risk Oversight

     The Board believes that evaluating how CIT’s executive team manages the various risks confronting CIT is one of the most important areas of its oversight responsibilities. CIT has a comprehensive enterprise risk management program that governs the policies and procedures used by management to monitor, evaluate and manage the risks we assume in conducting our business activities. Our Board’s oversight of this risk management process is conducted primarily by our Audit Committee and our Risk Management Committee; however, each of the other Board committees also considers risk within its area of responsibility.

Audit Committee

     The duties of the Audit Committee include reviewing and discussing with the appropriate members of management CIT’s major financial risk exposures, including interest rate, liquidity, foreign currency exposure, cash investment, funding, swap-counterparty, and asset-liability management risks, as well as overseeing CIT’s internal controls over financial reporting. In addition, the Audit Committee is responsible for the oversight of, and receives regular reports regarding, CIT’s internal audit and compliance functions and risks related to litigation, compliance and legal matters. The Audit Committee and Risk Management Committee meet quarterly in joint sessions to ensure appropriate communications regarding areas of overlap in overseeing risk.

Risk Management Committee

     The duties of the Risk Management Committee include overseeing CIT’s risk management functions and processes, including (a) reviewing and recommending to the Board an annual risk appetite statement, (b) ensuring that management has established processes and an enterprise risk management framework and governance structures designed to identify, bring to the Board’s and/or the Risk Management Committee’s attention, and appropriately manage, monitor, control and report exposures to the major risks affecting CIT, (c) monitoring the performance, quality and trends associated with CIT’s credit portfolio, (d) assessing, jointly with the Audit Committee, the adequacy of CIT’s allowance for credit losses and management’s methodology for determining such allowance, and (e) receiving, jointly with the

Compensation Committee, management’s assessment of the effectiveness of the design and operation of CIT’s incentive compensation programs. The Risk Management Committee also oversees CIT’s Loan Review function, information security processes, business continuity planning, and the use of insurance to manage certain of CIT’s risks.

Compensation Committee

     The duties of the Compensation Committee include regularly assessing risks related to our compensation programs, including our executive compensation practices. Management provides information on a regular basis to the Compensation Committee regarding compensation elements and features that could mitigate or encourage excessive risk-taking. In assessing compensation related risks, the Compensation Committee, together with the Risk Management Committee, considers the balance between annual and longer-term performance incentives, performance measures that motivate sustained performance while prudently managing risk, stock ownership guidelines that align executives’ interests with those of our stockholders, and our clawback policy to recoup compensation.

Nominating & Governance Committee

     The duties of the Governance Committee include reviewing and minimizing risks by ensuring appropriate policies and practices exist and are implemented to avoid or manage conflicts of interest by and among CIT, its executive officers, directors, director nominees and stockholders, overseeing an effective succession planning process, and adopting prudent governance policies. For more information, see “Corporate Governance — Related Person Transactions Policy.”

     For more information on CIT’s Board Committees, see “Corporate Governance — Board Committees” immediately below this section.

Board Committees

     During 2010, our Board maintained an Audit Committee, a Compensation Committee, a Nominating & Governance Committee (the “Governance Committee”), and a Risk Management Committee as standing committees. Our Board also maintained a Special Compliance Committee, as an ad hoc committee required by the terms of our Written Agreement with the Federal Reserve Bank of New York. Each of the committees is currently comprised of three directors, except for the Governance Committee which has four members. Each director serving on the Audit Committee, the Compensation Committee, the Governance Committee, the Risk Management Committee, and the Special Compliance Committee is independent as defined by the NYSE and applicable law. Each committee has a separate chair and operates under a written charter. The current version of the written charter of each standing committee is available on our website at http://www.cit.com/about-cit/ corporate-governance/board-committees/index.htm.

Committee Assignments

Directors	Audit Committee	Compensation Committee	Nominating & Governance Committee	Risk Management Committee	Special Compliance Committee
Michael J. Embler	M		M
William M. Freeman		M
David M. Moffett	M
Daniel A. Ninivaggi (1)			C
R. Brad Oates				M
Marianne M. Parrs	C				M
Gerald Rosenfeld				C
John R. Ryan		M	M
Seymour Sternberg		C
Peter J. Tobin				M	C
Laura S. Unger			M		M

M = Committee Member
C = Committee Chairperson
(1) Mr. Ninivaggi is not standing for re-election. A new Chairperson for the Governance Committee will be chosen by the Board following the Annual Meeting.

Committee Duties, Generally

     Each committee:

  conducts its duties consistent with its written charter, which it reviews and updates (if appropriate) at least annually;

  conducts a self-evaluation annually;

  cooperates and coordinates with the other Board committees on areas where the substance of their activities overlap; and

  regularly reports to the Board.

Audit Committee

     The Audit Committee’s duties include:

  monitoring the quality and integrity of our financial reporting process, financial statements and systems of internal controls regarding finance and accounting;

  monitoring compliance with our Code of Business Conduct, other compliance policies, and legal and regulatory requirements;

  reviewing the budget, plan and activities of the Internal Audit Department and the appointment, performance and replacement of the Chief Auditor;

  retaining, determining the compensation of, and monitoring the qualifications, independence and performance of the independent auditors, including approving in advance all audit and non-audit engagements; and

  overseeing the management of our financial, litigation and compliance risks.

     The Board has determined that Ms. Parrs meets the standard of “Audit Committee Financial Expert”, as defined by the rules of the Securities and Exchange Commission, and that each member of the Audit Committee is independent from management and financially literate, as defined by the NYSE listing standards.

Compensation Committee

     The Compensation Committee evaluates, oversees and approves the compensation and benefits for our executive officers and other employees, and is responsible for the following:

  oversight, review and approval of the overall goals and purposes of CIT’s incentive compensation programs for all employees, to ensure that such programs appropriately balance risk and financial results and do not encourage excessive risk taking;

  reviewing and recommending to the Board for approval the corporate goals and objectives relevant to CEO compensation;

  recommending to the Board the compensation and benefits for the CEO considering CIT’s and his performance relative to financial, strategic and other goals and objectives approved by the Board and the value of compensation granted to CEO’s at comparable or peer companies;

  approving the compensation for our executive officers and reviewing the compensation for all employees other than our executive officers whose annual compensation exceeds US$1 million;

  meeting at least annually to discuss and evaluate employee compensation plans with CIT’s Chief Risk Officer in light of an assessment of any risk posed to CIT, to ensure that such plans do not encourage employees to take unnecessary and excessive risks and to ensure that such plans do not encourage the manipulation of CIT’s reported earnings to enhance the compensation of any of CIT’s employees;

  receiving and reviewing, jointly with the Risk Management Committee, management’s assessment of the effectiveness of the design and operation of CIT’s incentive compensation programs in providing risk-taking incentives that are consistent with the safety and soundness of CIT;

  maintaining compensation practices that are consistent with applicable market standards and compliant with applicable regulatory requirements;

  approving significant amendments to the retirement, severance and other compensation and benefit plans in which our executive officers participate;

  discussing, reviewing with management and approving the disclosure regarding compensation and benefit matters and the Compensation Discussion and Analysis (“CD&A”) in CIT’s annual proxy statement, and approving the Compensation Committee Report for inclusion in our annual proxy statement.

     The Compensation Committee may form and delegate authority to subcommittees comprised of one or more members of the Compensation Committee. It may also delegate to CIT’s Employee

Benefits Committee the responsibility to review and recommend material revisions to retirement plans, severance plans, plans permitting deferral of compensation, or any other benefit plan in which the executive officers are participants. The Compensation Committee also has the authority to engage such consultants and independent counsel as the Committee determines is appropriate to assist it in the performance of its responsibilities.

     In 2010, the Compensation Committee engaged the independent, external consulting firm Pay Governance LLC to advise the Compensation Committee on all matters relating to the compensation of our executive officers. The Compensation Committee directly retained Pay Governance LLC independently from CIT management and CIT does not utilize Pay Governance for any other purpose.

Nominating & Governance Committee

     The Governance Committee oversees CIT’s governance policies and processes for nominating directors, which duties include:

  identifying and recommending qualified candidates to fill positions on the Board and its committees;

  reviewing and recommending to the Board the compensation and benefits for directors (other than directors who are also employees of CIT);

  overseeing the evaluation of the structure, duties, size, membership and functions of the Board and its committees;

  overseeing the self-evaluation of the Board and its committees;

  overseeing corporate governance guidelines and policies;

  overseeing the succession planning process for CIT’s chief executive officer, executive officers and senior managers; and

  reviewing disclosures in CIT’s annual proxy statement regarding the Committee and the director nominating process, as well as any stockholder proposals and statements in opposition.

     The Governance Committee considers and evaluates all director candidates recommended by our stockholders in accordance with the procedures set forth in our Corporate Governance Guidelines. Stockholders may propose qualified nominees for consideration by the Governance Committee by submitting the names and supporting information in writing to: Office of the General Counsel, CIT Group Inc., One CIT Drive, Livingston, New Jersey 07039. Such supporting information shall include (1) a statement containing the notarized signature of the nominee whereby such nominee consents to being nominated to serve as a director of CIT and to serving as a director if elected by the stockholders; (2) information in support of the nominee’s qualifications to serve on the Board and the nominee’s independence from management; (3) the name or names of the stockholders who are submitting such proposal, the number of shares of CIT common stock held by each such stockholder, and the length of time such shares have been beneficially owned by such stockholders; and (4) any other information that the stockholder believes to be pertinent. To be considered for nomination, any such nominees shall be proposed as described above no later than December 15th of the calendar year preceding the applicable annual stockholders meeting.

Risk Management Committee

     The Risk Management Committee oversees CIT’s risk management functions and processes. It assists our Board in fulfilling its responsibilities for overseeing many of the major risks inherent to CIT’s business, including credit risk, market risk, reputation risk, business continuity, and operational risk and is responsible for the following:

  overseeing our enterprise risk management functions and processes, including reviewing and recommending to the Board an annual risk appetite statement, overseeing CIT’s risk monitoring programs and processes, and monitoring the performance and quality of CIT’s credit portfolio, reviewing and assessing CIT’s risk grading methodology, and confirming that sufficient and appropriate resources are dedicated to risk management;

  reviewing the plan, budget, activities, organizational structure, staffing, scope of authority and qualifications of the loan review organization responsible for auditing compliance with CIT’s credit policies and practices;

  reviewing and ensuring the adequacy of CIT’s business continuity and disaster recovery plans, training programs, and threat analysis;

  reviewing and ensuring the adequacy of CIT’s information security policies and technology risk management program; and

  reviewing CIT’s corporate insurance program at least annually.

Special Compliance Committee

     On August 12, 2009, the Board established an ad hoc Special Compliance Committee to monitor and coordinate CIT’s compliance with the Written Agreement, dated August 12, 2009, between the Federal Reserve Bank of New York and CIT. The Committee is responsible for reviewing and approving certain plans required by the terms of the Written Agreement, including (i) a corporate governance plan, focusing on strengthening internal audit, risk management, and other control functions, (ii) a credit risk management plan, (iii) a written program to review and revise, as appropriate, its program for determining, documenting and recording the allowance for loan and lease losses, (iv) a capital plan for CIT and CIT Bank, (v) a liquidity plan, including meeting short term funding needs and longer term funding, and (vi) business plans. The Committee is also responsible for monitoring CIT’s efforts to implement the action items described in each of the Plans submitted to the Federal Reserve Bank of New York.

Stockholder Communications with the Board

     Any person who has a concern about CIT’s governance, corporate conduct, business ethics or financial practices may communicate that concern to the non-management directors. In addition, CIT’s stockholders may communicate with the Board regarding any topic of current relevance to CIT’s business. Any of the foregoing communications should be submitted in writing to the Lead Director, the Audit Committee, or the non-management directors as a group by writing to them care of CIT’s General Counsel and Secretary, One CIT Drive, Livingston, New Jersey 07039, or by email to directors@cit.com. Concerns and stockholder communications may also be directed to the Board by calling the CIT Hotline in the U.S. or Canada at 1-877-530-5287. To place calls from other countries in which CIT has operations, individuals may call the toll free numbers listed in our Code of Business Conduct, which is available on our website at http://www.cit.com/about-cit/corporate-governance/index.htm. These concerns can be reported confidentially or anonymously. Concerns and issues communicated to the Board will be addressed through CIT’s regular procedures:

  depending on the nature of the concern or issue, your communication may be referred to CIT’s Chief Auditor, General Counsel, Head of Human Resources or other appropriate executive for processing, investigation, and follow-up action;

  concerns relating to CIT’s accounting, internal accounting controls or auditing matters will be referred to the Audit Committee; and

  other concerns may be referred to either CIT’s Lead Director or to one or more non- management members or committee of the Board.

     CIT’s General Counsel reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials or any other communications intended solely to market services or products to directors or CIT.

Compensation Committee Interlocks, Insider Participation and Banking Interlocks

     There are no interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure under SEC rules. No member of our Compensation Committee is a current or former officer or employee of CIT. No member of our Board and none of our “senior executive officers” (as defined in 12 C.F.R. §303.101) is a management official of an unaffiliated depository organization. Mr. Oates has advised CIT that he is the proposed Chairman and CEO of Stone Bank FSB, a proposed federal savings bank that is being formed to acquire failed banks from the FDIC in government assisted transactions. However, Stone Bank FSB has not yet been chartered.

Legal Proceedings

     There are no known legal proceedings or events in the past ten years that are material to an evaluation of any director, executive officer, or person nominated to become a director or executive officer of CIT, other than CIT’s bankruptcy in 2009.

DIRECTOR COMPENSATION

     The Governance Committee recommends to the Board the compensation and benefits for CIT’s non-employee directors. The objectives of the director compensation program are to attract highly qualified individuals to serve on CIT’s Board of Directors and to align their interests with our stockholders. Employee directors, other than Mr. Tobin, who served as Interim Chief Executive Officer in early 2010, do not receive compensation for their services as a director. Mr. Tobin’s compensation is further described in footnote 1 to the Director Compensation Table (“DCT”) set forth below.

     CIT’s director compensation plan (the “Director Compensation Plan”), which was effective as of May 11, 2010, is described below. Directors’ compensation is earned for each twelve-month period beginning in May and ending in April, but is disclosed in the annual proxy statement on a fiscal year basis. Effective April 2010, CIT amended its director compensation plan to allow directors to choose to receive their annual retainer in cash and/or Restricted Stock Units (“RSUs”); under the director compensation plan in effect prior to the April 2010 amendment, directors could elect to receive their annual retainer in cash, restricted stock, and/or stock options. The amendment also provides that initial equity awards will be granted in the form of RSUs; under the director compensation plan in effect prior to the April 2010 amendment, such awards were allocated 50% in RSUs and 50% in stock options. The stock option awards noted in the Director Compensation Table reflect awards made under the director compensation plan as in effect prior to the April 2010 amendment.

Initial Equity Awards

     A one-time grant of RSUs valued at $100,000 at the time of grant is awarded to directors in connection with their appointment to the Board, subject to applicable black-out periods and applicable vesting terms. One-time RSU and stock option grants of, in the aggregate, $100,000, allocated 50% in RSUs and 50% in stock options, were also awarded in the first quarter of 2010 to five active directors who were appointed to the Board prior to the confirmation of CIT’s Modified Second Amended Prepackaged Reorganization Plan that was approved in connection with the bankruptcy proceeding (the “Reorganization Plan”) in December 2009.

Annual Compensation

     The following table outlines the elements of compensation paid annually to directors for each twelve-month period beginning in May and ending in April of the following calendar year, and determined by each director’s role on the Board, pursuant to the Director Compensation Plan.

	Lead Director, Committee Chairs, Members of the Special Compliance Committee and Directors Serving on more than one Committee	All Other Directors
Cash Retainer	$60,000	$60,000
Equity-Based Award	$105,000	$95,000

Total	$165,000	$155,000

Annual Cash Retainer

     An annual cash retainer of $60,000 is payable semi-annually in May and October of each year. Alternatively, directors may elect to receive their cash retainer in any combination of cash and RSUs that settle 100% in shares of CIT stock. RSUs granted in lieu of cash as part of the annual retainer vest in full on the first anniversary of the grant date.

Annual Equity Awards

     Directors’ equity-based awards are granted in May of each year in the form of RSUs that settle 50% in cash and 50% in shares and vest in three equal installments beginning on the first anniversary of the date of the grant.

Pro-Ration Upon Joining the Board

     Annual cash retainers and the value of annual equity-based awards payable to directors with respect to the compensation year during which they are named to the Board are prorated, based on the number of months remaining in the compensation year at the time they are appointed to the Board divided by twelve.

Meeting Fees

     No additional fees are paid for attendance at Board or committee meetings.

Out-of-Pocket Expenses

     Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board or committee meetings and functions and for continuing education related to being a director of CIT.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (5) ($)	Stock Awards (6)(8) ($)	Option Awards (7)(8) ($)	Total ($)

(a)	(b)	(c)	(d)	(h)
John A. Thain (2)	$—	$—	$—	$—
Jeffrey M. Peek (2)	$—	$—	$—	$—
Michael J. Embler	$85,000	$106,678	$—	$191,678
William M. Freeman	$60,000	$145,023	$71,971	$276,994
David M. Moffett	$50,000	$179,167	$—	$229,167
Marianne Miller Parrs	$60,000	$155,023	$71,971	$286,994
Arthur B. Newman	$85,000	$105,000	$4,820	$194,820
Daniel A. Ninivaggi	$85,000	$105,000	$4,820	$194,820
R. Brad Oates	$85,000	$95,000	$—	$180,000
Gerald Rosenfeld	$80,000	$170,053	$109,672	$359,725
Vice Admiral John R. Ryan	$60,000	$155,023	$71,971	$286,994
Christopher H. Shays (3)	$—	$—	$—	$—
Seymour Sternberg	$60,000	$155,023	$76,145	$291,168
Anthony P. Terracciano (4)	$—	$66,691	$93,602	$160,293
Peter J. Tobin (1)	$—	$—	$—	$—
Laura S. Unger	$80,000	$170,053	$93,738	$343,791
Lois M. Van Deusen (3)	$—	$—	$—	$—

(1)

Mr. Tobin’s compensation for 2010 is shown in the Summary Compensation Table for named executive officers and reflects both his role as a director of CIT during 2010 and as Interim Chief Executive Officer during the period January 19, 2010 through February 8, 2010, pursuant to SEC disclosure rules. As such, no compensation amounts for Mr. Tobin are reported in the Director Compensation table above.

(2)

Mr. Thain’s and Mr. Peek’s compensation during 2010 was based solely on their role as CEO of CIT, as disclosed in the Summary Compensation Table and discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)

Neither Mr. Shays nor Ms. Van Deusen received any payments or equity-based grants during 2010 for service as a director. Each received annual retainer payments during 2009 that covered their service through their resignation from the Board of Directors in January 2010.

(4)

Mr. Terracciano resigned as a director due to health reasons prior to receiving any cash retainer payments. The value of restricted stock and stock option awards granted in January 2010 upon his joining the Board are reported in the “Stock Awards” and “Option Awards” columns in accordance with SEC disclosure rules. These awards were cancelled without any value upon Mr. Terraciano’s resignation on February 1, 2010.

(5)

During 2010, directors received an annual retainer of $60,000, payable in cash or converted into restricted shares or stock options at each director’s election. The grant date fair value of restricted shares received at each director’s election did not exceed the value of the foregone cash retainer, and no amount related to such awards is therefore included in the “Stock Awards” column. The incremental grant date fair value of stock options received at each director’s election, to the extent it exceeded the value of the foregone cash retainer, is included in the values shown in the “Option Awards” column. Effective April 2010, CIT amended its Director Compensation Plan to allow directors to choose to receive the annual retainer only in the form of cash or RSUs. Mr. Moffett’s retainer for 2010 was prorated to reflect his joining the Board after the May 2010 Annual Meeting of Stockholders. In addition to the $60,000 annual retainer for 2010, Messrs. Embler, Newman, Ninivaggi and Oates each received $25,000 and Mr. Rosenfeld and Ms. Unger each received $20,000 in January 2010, representing a prorated retainer covering the time from which each director joined the Board of Directors through the May 2010 Annual Meeting of Stockholders. Equity-based awards received at each director’s election during 2010 as part of their retainer, are itemized as follows:

				Value of Options in Excess of Foregone Cash Included in “Option Awards” Column

	Annual Retainer
	Cash	Restricted Stock	Stock Options
Mr. Rosenfeld	$32,000	$24,000	$24,000	$11,130
Mr. Sternberg	$42,000	$9,000	$9,000	$4,174

Restricted stock grants received at each director’s election were converted to a number of shares based on the closing price of CIT common stock on each grant date and are scheduled to vest 100% on the first anniversary of the date of the award. Stock options received at each director’s election have a per share exercise price equal to the closing price of CIT common stock on each grant date and are 100% vested at grant, but are not exercisable until the first anniversary of the date of grant. During 2010, the number of stock options granted was determined by dividing the elected value by one-third of the closing price on each grant date. The number of shares and options granted and the grant date fair value of awards granted at each director’s election, corresponding to the values above, are as follows:

	Grant Date	Award Type	# Granted	Grant Date Fair Value
Mr. Rosenfeld	5/11/10	Restricted Stock	311	$12,000
	10/28/10	Restricted Stock	274	$12,000
	5/11/10	Stock Options	933	$17,608
	10/28/10	Stock Options	824	$17,522

Mr. Sternberg	5/11/10	Restricted Stock	116	$4,500
	10/28/10	Restricted Stock	102	$4,500
	5/11/10	Stock Options	349	$6,603
	10/28/10	Stock Options	309	$6,571

(6)

Represents the aggregate grant date fair value of stock awards granted during 2010 for each director, other than for shares of restricted stock granted as part of the annual retainer and described in footnote 5 above. These amounts do not represent the actual value realized by each director. The grant date fair value is determined in accordance with FASB ASC Topic 718 (“ASC 718”) based on the closing price of CIT common stock on the date of grant. Stock awards granted during 2010 were converted to a number of shares based on the closing price of CIT common stock on each grant date and are scheduled to vest in equal installments on the first, second, and third anniversaries of the date of the award. The number of shares and grant date fair value of awards are as follows:

	Grant Date	Shares Granted	Grant Date Fair Value
Mr. Embler	1/12/10	50	$1,678
	5/11/10	2,721	$105,000

Mr. Freeman	1/20/10	1,520	$50,023
	5/11/10	2,462	$95,000

Mr. Moffett	7/29/10	2,739	$100,000
	7/29/10	2,168	$79,167

Ms. Miller Parrs, Messrs. Ryan and Sternberg	1/20/10	1,520	$50,023
	5/11/10	2,721	$105,000

Messrs. Newman and Ninivaggi	5/11/10	2,721	$105,000

Mr. Oates	5/11/10	2,462	$95,000

Mr. Rosenfeld and Ms. Unger	1/12/10	1,491	$50,023
	1/12/10	448	$15,030
	5/11/10	2,721	$105,000

Mr. Terraciano	1/21/10	1,524	$50,018
	1/21/10	508	$16,673

Annual stock awards granted on May 11, 2010 were granted in the form of RSUs that are scheduled to settle 50% in cash and 50% in shares.

(7)

Represents the aggregate grant date fair value of stock options granted during 2010 for each director, other than for stock options granted as part of the annual retainer and described in footnote 5 above. The incremental grant date fair value of stock options received at each director’s election, to the extent it exceeded the value of the foregone cash retainer, is included in the values shown in the “Option Awards” column. The value of retainers converted into stock options at each director’s election are otherwise reported in the “Fees Earned or Paid in Cash” column. The valuation method and related assumptions used to determine the fair market value on the date of grant, in accordance with ASC 718, is further discussed in the 2010 Annual Report on Form 10-K, under the heading “Long-Term Incentive Plan” in “Note 17 — Retirement, Postretirement and Other Benefit Plans” to the consolidated financial statements. These amounts do not represent the actual value realized by each director. The number of options and grant date fair value of awards are as follows:

	Grant Date	Options Granted	Grant Date Fair Value	Value Excluding Foregone Cash Retainer Reported as “Fees Earned or Paid in Cash”
Messrs. Freeman, Ryan and Ms. Miller Parrs	1/20/10	4,558	$71,971	$71,971

Messrs. Newman and Ninivaggi	1/12/10	299	$4,820	$4,820

Mr. Rosenfeld	1/12/10	4,473	$72,105	$72,105
	1/12/10	1,640	$26,437	$26,437
	5/11/10	933	$17,608	$5,608
	10/28/10	824	$17,522	$5,522

Mr. Sternberg	1/20/10	4,558	$71,971	$71,971
	5/11/10	349	$6,603	$2,103
	10/28/10	309	$6,571	$2,071

Mr. Terraciano	1/21/10	4,571	$71,993	$71,993
	1/21/10	1,372	$21,609	$21,609

Ms. Unger	1/12/10	4,473	$72,105	$72,105
	1/12/10	1,342	$21,633	$21,633

(8)	The following table sets forth the aggregate number of equity-based awards outstanding at December 31, 2010.

	Stock Options	Restricted Stock Shares	RSUs
Michael J. Embler	7,506	1,718	2,721
William M. Freeman	4,558	1,520	2,462
David M. Moffett	—	—	4,908
Marianne Miller Parrs	4,558	1,520	2,721
Arthur B. Newman	7,805	—	—
Daniel A. Ninivaggi	7,805	1,668	2,721
R. Brad Oates	7,506	1,668	2,462
Gerald Rosenfeld	7,870	2,524	2,721
Vice Admiral John R. Ryan	4,558	1,520	2,721
Seymour Sternberg	5,216	1,739	2,721
Laura S. Unger	5,815	1,939	2,721

Directors were awarded restricted stock and stock options until April 2010, at which point the use of both forms of award were discontinued. All unvested awards outstanding at the time of Mr. Newman’s death immediately vested and were delivered to his estate pursuant to the terms and conditions of the awards as they were granted. Vested stock options awarded to Mr. Newman remain outstanding and exercisable by his estate for a period of three years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table shows the name and address of each person or company known to CIT that beneficially owns in excess of 5% of any class of voting stock. Information in this table is as of February 16, 2011, based upon reports on Schedule 13G filed with the Securities and Exchange Commission on or before February 17, 2011.

Title of Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock
Common Stock	(1) Fairholme Capital	(2)	19,996,529	9.90%
	Management, L.L.C.
	4400 Biscayne Boulevard
	9th Floor
	Miami, FL 33137

Common Stock	OppenheimerFunds, Inc.	(3)	12,793,943	6.39%
	Two World Financial Center
	225 Liberty Street
	New York, NY 10281

(1)	Fairholme Capital Management, L.L.C. reports on behalf of itself, Bruce R. Berkowitz, and Fairholme Funds, Inc.

(2)	Fairholme Capital Management, L.L.C. reports shared voting power over 18,530,329 shares and shared dispositive power over 19,996,529 shares.

(3)	OppenheimerFunds, Inc. reports shared voting power over 12,793,943 shares and shared dispositive power over 12,793,943 shares.

Security Ownership of Directors and Executive Officers

     The table below shows, as of February 16, 2011, the number of shares of CIT common stock owned by each director, by the named executive officers (including certain former executive officers who were employed for a portion of 2010), and by the directors and executive officers as a group.

Name of Individual	Amount and Nature of Beneficial Ownership (CIT Common Stock and Exchangeable Shares) (1)(2)(3)(4)(5)(6)	Percentage of Class
John A. Thain	127,559
Jeffrey M. Peek	0	*
Michael J. Embler	6,552	*
William M. Freeman	3,039	*
David M. Moffett	0	*
Daniel A. Ninivaggi	5,101	*
R. Brad Oates	5,002	*
Marianne Miller Parrs	3,039	*
Gerald Rosenfeld	4,561	*
John R. Ryan	3,039	*
Seymour Sternberg	16,449	*
Peter J. Tobin	3,633	*
Laura S. Unger	3,876	*
Nelson J. Chai	0	*
C. Jeffrey Knittel	0	*
Joseph M. Leone	3,426	*
Scott T. Parker	0	*
Lisa K. Polsky	0	*
All Directors and Executive Officers as a group (27 persons)	185,276	*

*	Represents less than 1% of our total outstanding Common Stock.

(1)

Includes RSUs awarded to Mr. Thain that are fully vested, including 57,388 that are subject to a one year holding period, and 69,578 that are subject to a 3 year holding period, none of which have voting rights, and 594 that have voting rights due to the expiration of the holding period. Also includes 1,215 RSUs awarded to Mr. Leone that are subject to a holding period.

(2)

Includes shares of restricted stock issued under our equity compensation plans, for which the holders have voting rights, but for which ownership has not vested, in the following amounts: Mr. Embler — 1,702 shares, Mr. Freeman — 1,014 shares, Mr. Ninivaggi — 1,668 shares, Mr. Oates — 1,668 shares, Ms. Parrs — 1,014 shares, Mr. Rosenfeld — 1,880 shares, Mr. Ryan — 1,014 shares, Mr. Sternberg — 1,234 shares, Mr. Tobin — 1,456 shares, and Ms. Unger — 1,294 shares.

(3)

Includes shares of CIT common stock issuable pursuant to stock options awarded under our equity compensation plan that have vested or are scheduled to vest within 60 days after February 16, 2011 in the following amounts: Mr. Embler — 2,501, Mr. Freeman — 1,519, Mr. Ninivaggi — 2,600, Mr. Oates — 2,501, Ms. Parrs — 1,519, Mr. Rosenfeld — 2,036, Mr. Ryan — 1,519, Mr. Sternberg — 1,519, Mr. Tobin — 1,634, and Ms. Unger — 1,937.

(4)

Excludes RSUs issued under our equity compensation plans, for which the holders do not have voting rights, and for which ownership has not vested, in the following amounts: Mr. Thain — 164,998, Mr. Moffett — 2,740, Mr. Chai — 69,061, Mr. Knittel — 46,326, Mr. Parker — 60,370, Ms. Polsky — 46,105, and 156,721 to all other executive officers as a group.

(5)

Excludes RSUs issued under our equity compensation plans, for which the holders do not have voting rights, for which ownership has not vested, and for which settlement shall be made 50% in cash and 50% in stock, in the following amounts: Mr. Embler — 2,722, Mr. Freeman — 2,462, Mr. Moffett — 2,169, Mr. Ninivaggi — 2,722, Mr. Oates — 2,462, Ms. Parrs — 2,722, Mr. Rosenfeld — 2,722, Mr. Ryan — 2,722, Mr. Sternberg — 2,722, Mr. Tobin — 2,722, and Ms. Unger — 2,722.

(6)	Includes 13,200 shares of CIT common stock held in a GRAT trust for which Mr. Sternberg has disclaimed beneficial ownership.

Hedging

     CIT’s directors and employees are prohibited from entering into financial transactions to hedge their ownership interest in CIT’s securities, including trading in publicly traded options, puts, calls, or other derivative instruments related to CIT’s stock or debt.

EXECUTIVE OFFICERS

     The following table sets forth certain information as of February 15, 2011 regarding CIT’s executive officers. The executive officers were appointed by and hold office at the discretion of the Board. No family relationship exists among CIT’s executive officers or with any director. The executive officers, like all directors and employees, are subject to CIT’s Code of Business Conduct, which is available on our website at http://www.cit.com/about-cit/corporate-governance/code-of-conduct/index.htm. Certain executive officers may also be directors or trustees of privately held or not-for-profit organizations that are not referred to below.

Name	Age	Position
John A. Thain (1)	55	Chairman of the Board and Chief Executive Officer of CIT
Ron Arrington	49	President, Global Vendor Finance
Nelson J. Chai	45	Executive Vice President, Chief Administrative Officer and Head of Strategy
Peter Connolly	45	Co-President, Corporate Finance
John F. Daly	62	President, Trade Finance
Carol Hayles	50	Senior Vice President and Controller
James L. Hudak	47	Co-President, Corporate Finance
Robert J. Ingato	50	Executive Vice President, General Counsel and Secretary
C. Jeffrey Knittel	52	President, Transportation Finance
Scott T. Parker	43	Executive Vice President and Chief Financial Officer
Lisa K. Polsky	53	Executive Vice President and Chief Risk Officer
Raymond J. Quinlan	58	Executive Vice President — Banking
Margaret D. Tutwiler	59	Executive Vice President — Communications and Government Relations
Lisa D. Zonino	49	Executive Vice President — Human Resources

(1)     See “Directors — Nominees,” on page 7 for Mr. Thain’s biographical information.

     Ron Arrington has served as President of CIT Vendor Finance since August 2009. Previously, Mr. Arrington served as President of CIT Vendor Finance, Americas since September 2008, President of CIT US Vendor Finance since April 2006, President of Technology Financing Services since July 2001, Executive Vice President of Consumer Finance since April 1996, and in various positions of increasing responsibility in areas of sales, credit and operations since beginning his career with CIT in January 1984.

     Nelson J. Chai has served as Executive Vice President, Chief Administrative Officer and Head of Strategy since June 2010. Prior to joining CIT, Mr. Chai served as President Asia-Pacific for Bank of America Inc. from December 2008 to February 2009, as result of the merger between Bank of America Inc. and Merrill Lynch & Co., Inc. From December 2007 to December 2008, Mr. Chai was Executive Vice President and Chief Financial Officer of Merrill Lynch & Co., Inc. From January 2006 to December 2007, Mr. Chai was Executive Vice President and Chief Financial Officer of NYSE Euronext and its predecessor company NYSE Group, Inc. and, from 2005, he was Chief Financial Officer of Archipelago Holdings, a predecessor to NYSE Group, Inc., where he was responsible for Finance, Strategy, Human Resources, and Marketing functions since first joining Archipelago in June 2000. Mr. Chai serves as a director of Thermo Fisher Scientific since December 2010, servicing on its audit and nominating & governance committees, and a director for the US Fund for UNICEF since 2005, serving as chair of its finance committee and a member of its executive committee.

     Peter Connolly has served as Co-President of Corporate Finance since October 2008. Previously, Mr. Connolly served as Managing Director of the Syndicated Loan Group since March 2006. Prior to joining CIT, from 2004 to March 2006, he led GE Corporate Finance Services Distressed Debt business, overseeing a 20-member team, and held a number of senior-level positions in Capital Markets, Corporate Finance and Structured Finance since joining GE Capital in 1994. Before GE, Mr. Connolly held a management role in the audit practice of Arthur Andersen.

     John F. Daly has served as President of Trade Finance since 1999. Previously, Mr. Daly was Executive Vice President and Senior Credit Officer of CIT Trade Finance since 1996 and served in various other senior management positions since joining CIT in 1987. Prior to joining CIT, Mr. Daly was employed by Manufacturers Hanover Commercial Corporation since 1973.

     Carol Hayles has served as Senior Vice President and Controller since July 2010. Prior to joining CIT, Ms. Hayles served as Deputy Controller of Citigroup, Inc. since January 2008. Previously, she served as Chief Operating Officer of Citigroup Commercial Business since August 2007, in Investor Relations for Citigroup from January 2005 to August 2007, and in various finance roles of increasing responsibility since 1986, including as Chief Financial Officer of Citibank’s e-Business, Chief Financial Officer of Citigroup’s Global Relationship Bank, Chief Financial Officer of Citibank Canada and in various internal audit positions. Ms. Hayles began her career at PricewaterhouseCoopers LLP.

     James L. Hudak has served as Co-President of Corporate Finance since October 2008. Previously, Mr. Hudak was President of CIT’s Communications, Media and Entertainment business since 2001. In 1994 he co-founded the Telecom Financing Group at AT&T Capital, a predecessor of CIT. Mr. Hudak originally joined AT&T Capital in 1991 in its Capital Markets Division, focusing on large project financings and leveraged leases. He started his career at Philadelphia National Bank, completing a formal bank training program and initially concentrated on commercial real estate projects, and thereafter had roles at both Merrill Lynch and Citibank, where he worked in the Leveraged Finance division.

     Robert J. Ingato has served as Executive Vice President and General Counsel since June 2001, and as Secretary since August 14, 2002. Previously, Mr. Ingato served as Executive Vice President and Deputy General Counsel since November 1999. Mr. Ingato also served as Executive Vice President of Newcourt Credit Group Inc., which was acquired by CIT, since January 1998, as Executive Vice President, General Counsel and Secretary of AT&T Capital Corporation, a predecessor of Newcourt, since 1996, and in a number of other legal positions with AT&T Capital since 1988.

     C. Jeffrey Knittel has served as President of Transportation Finance since April 2007 and CIT Aerospace since 1998. Previously, Mr. Knittel served as Executive Vice President of CIT Group/Capital Finance since 1992, and in several other senior management positions within CIT Group/Capital Finance since 1986. Mr. Knittel also served in various senior management positions with Manufacturers Hanover Leasing Corporation since 1982 and Cessna Finance since 1980.

     Scott T. Parker has served as Executive Vice President and Chief Financial Officer since July 2010. Prior to joining CIT, Mr. Parker served as Chief Operating Officer and Chief Financial Officer of Cerberus Operations and Advisory Company LLC, an affiliate of Cerberus Capital Management, L.P. from 2006 to 2010. Before joining Cerberus, he served as Chief Financial Officer of GE Capital Solutions from 2005 to 2006, as CFO of GE Corporate Financial Services from 2003 to 2005, and in various other financial roles within General Electric Company since 1989.

     Lisa K. Polsky has served as Executive Vice President and Chief Risk Officer since May 2010. Prior to joining CIT, from 2009 to May 2010, Ms. Polsky was at Jane Street Capital, a quantitative proprietary trading firm. She joined Jane Street from Duff Capital Advisors, where she was a Partner and Head of Risk & Investment Solutions from 2008 to 2009. Prior to joining Duff, from 2002 to 2008, Ms Polsky managed her own consulting firm, specializing in portfolio solutions, risk management and valuation policy. Before founding her consulting firm, Ms. Polsky served as Managing Director and Head of Client Financing Services with Merrill Lynch & Co., Inc. from 2000 to 2002, and as Managing Director, Chief Risk Officer, and Head of Risk Policy Group at Morgan Stanley from 1995 to 2000. Ms. Polsky also served as Head of the Hedge Fund Business and Head of Derivatives in the US and Europe at Bankers Trust Company from 1990 to 1995. She began her career at Citibank NA in 1980, where she started the FX Options business and later Co-Headed Citibank’s Derivative Business in North America.

     Raymond J. Quinlan has served as Executive Vice President — Banking since December 2010. Prior to joining CIT, Mr. Quinlan served as the Executive Chairman of Coastal South Bancshares, Inc., a bank holding company based in South Carolina, and as a director of Coastal States Bank, Islandsbanki, based in Reykjavik, Iceland, and Doral Financial Company and Doral Bank, based in Puerto Rico. Previously, he was a Business Manager at Goldman Sachs from 2007 to 2008. From 2005 to 2007, Mr. Quinlan was Chief Executive Officer, Retail Division North America, for Citigroup including all bank branches in the U.S., Canada and Puerto Rico and its online banking, Managing Director of M&A Execution for Citigroup Inc. from 2002 to 2005, Chief Executive Officer of International Cards Division for Citigroup, Inc. from 2000 to 2002, and various other roles since beginning his career with Citigroup in 1977.

     Margaret D. Tutwiler has served as Executive Vice President and Head of Communications and Government Relations since August 2010. Prior to joining CIT, Ms. Tutwiler served as Senior Vice President and Head of Global Communications and Public Affairs of Merrill Lynch and Bank of America Corporation from December 2007 to February 2009. Before that she was Head of Global Communications and Government Relations of NYSE Euronext (NYSE: NYX) and its predecessor company NYSE Group, Inc. from 2004 to December 2007. Ms. Tutwiler has also spent 16 years in government service, including various senior level positions in the Reagan and both Bush Administrations.

     Lisa D. Zonino has served as Executive Vice President and Global Head of Human Resources since July 2010. Immediately prior to joining CIT, Ms. Zonino led the Global Risk Practice for Egon Zehnder International, a global executive search firm, which she first joined in 2007, where she was responsible for recruiting and talent assessment in the financial services sector. Ms. Zonino served as Chief Operating Officer for the Credit Department at Morgan Stanley from 2005 to 2007, and in various senior administrative and operating roles in the risk and finance functions at Morgan Stanley since 1998. Ms. Zonino began her career at Bankers Trust Company where she held various business management roles in Risk Advisory, Capital Markets and Private Wealth Management from 1985 to 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires CIT’s officers and directors, and persons who own more than 10% of a registered class of CIT’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% stockholders also are required by SEC rules to furnish CIT with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to CIT or written representations that no Form 5’s were required, CIT believes that all Section 16(a) filing requirements were timely met during 2010.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     The Compensation Committee of the Board of Directors (the “Compensation Committee”) of CIT Group Inc. (“CIT” or the “Company”) oversees our executive compensation program and administers certain aspects of the program. Information about our Compensation Committee and our executive officers who participate in executive compensation decisions can be found in “Corporate Governance — Compensation Committee” of this Proxy Statement.

     This Compensation Discussion and Analysis (“CD&A”) describes our compensation programs applicable for our named executive officers and the basis for decisions regarding their compensation for 2010. Our named executive officers for 2010 include: Messrs. Thain, Peek and Tobin, each of whom served as chief executive officer during 2010; Messrs. Parker and Leone, each of whom served as chief financial officer during 2010; and Mr. Chai, Ms. Polsky and Mr. Knittel. Mr. Peek resigned as Chairman and Chief Executive Officer effective January 15, 2010 and Mr. Leone retired from the Company on April, 30, 2010. Mr. Tobin served as Interim Chief Executive Officer from January 19, 2010 through February 8, 2010, at which time Mr. Thain joined as the new Chairman and Chief Executive Officer of the Company.

Executive Summary

     Following CIT’s emergence from bankruptcy in December 2009, the Company faced a number of challenges that directly impacted the company’s operations and its executive compensation structure during 2010. Attracting highly talented executives to fill open positions on the senior management team, as well as the retention of key incumbents, were essential in order for the Company to stabilize and revitalize the CIT franchise. Realignment of CIT’s capital structure to reduce significantly borrowing costs and improve our cost of funds was necessary to position the company for profitability. Strengthening our risk management and compliance capabilities for managing risk across the Company were and remain key components of long-term stability.

     CIT also made significant progress during 2010 in substantially reducing its funding cost, enhancing liquidity, improving its capital ratios and enhancing its risk policies, processes and controls. These positive developments were also factors considered in evaluating our 2010 performance.

     During 2010, the Compensation Committee considered the challenges above to inform the following major compensation actions during the year:

1.

hired a Chief Executive Officer, providing for an initial compensation structure primarily in the form of restricted stock units (RSUs) and with no annual cash incentive, to provide immediate alignment with stockholders and to provide for an appropriate level of risk-taking during the critical period following CIT’s emergence from bankruptcy;

2.

provided continuing executives with a one-time long-term equity award in order to provide immediate alignment with stockholders, taking into consideration that all prior equity awards were cancelled without consideration in the bankruptcy;

3.

hired several other significant members of executive management, in each case granting RSUs as part of these new executive’s compensation structure, to provide immediate long-term alignment with stockholders and an appropriate level of risk taking;

4.	increased the equity component of 2010 incentive compensation to provide a large portion of CIT’s employees with a RSU stake in the Company and long-term alignment with stockholders; and

5.

set a maximum cash base salary for executives at $500,000 and provided additional compensation in the form of long-term equity grants or performance-based awards that will serve to further align management’s interest with those of stockholders.

     The table below reflects the total compensation amounts considered by the Compensation Committee for the five named executive officers for 2010 that remain currently employed by CIT.

							Equity as a % of
Name	Annual Base Salary	Annual Stock Salary	2010 Incentives*		New Hire/ Retention RSUs	Total Compensation	Total Compensation	Total excl. Salary
			Cash	RSUs
John A. Thain	$500,000	$5,500,000	$—	$1,500,000	$—	$7,500,000	93%	100%
Scott T. Parker	$500,000	$—	$252,500	$247,500	$2,000,000	$3,000,000	75%	90%
Nelson J. Chai	$500,000	$—	$—	$—	$2,500,000	$3,000,000	83%	100%
Lisa K. Polsky	$500,000	$—	$252,500	$247,500	$1,500,000	$2,500,000	70%	87%
C. Jeffrey Knittel**	$475,000	$—	$677,500	$1,322,500	$600,000	$3,075,000	63%	74%

*	Some incentives for 2010 performance were granted or paid during February 2011.
**	Mr. Knittel's 2010 incentive was reduced to $2 million because of executive compensation restrictions due to CIT's participation in TARP.

     Total compensation values above differ from the presentation of Total Compensation in the Summary Compensation Table in the following respects: (1) base salary is included as an annual rate, which is generally higher than the amounts actually paid and reported in the Summary Compensation Table; (2) the values above include restricted stock units granted during February 2011 in respect of performance during 2010, which is generally higher than the amounts reported under Stock Awards in the Summary Compensation Table; and (3) the amounts above exclude values reported in columns (h) Change in Pension Value and Nonqualified Deferred Compensation Earnings and (i) All Other Compensation of the Summary Compensation Table. We believe the total compensation values above fairly represent the primary elements of compensation awarded to each executive for 2010, including restricted stock units granted for retention purposes or upon joining CIT, as well as in respect of performance during 2010. Additional information regarding compensation for each named executive officer is further described in this CD&A, as well as the footnotes and narrative accompanying the Summary Compensation Table and other required tables that follow.

2010 Compensation Decisions

What were the key compensation decisions we made in 2010?

  Hired a CEO and other new members of the executive management team.

–

Shortly following the Company’s emergence from bankruptcy in December 2009, CIT announced the planned departures of a number of senior executives including our former Chief Executive Officer, Chief Financial Officer, and President and Chief Operating Officer. It was an immediate priority for CIT to rebuild our corporate management team with proven leaders, beginning with the appointment of Mr. Thain as Chairman and Chief Executive Officer. During 2010, seven of the thirteen members of our executive management committee were hired.

–

Mr. Thain was appointed Chairman and Chief Executive Officer in February 2010 and received a total compensation package targeted at $7.5 million, heavily weighted towards long-term equity to encourage alignment with the interests of stockholders. Mr. Thain’s compensation target reflected: (1) base salary at a rate of $500,000 per year; (2) stock salary at an initial rate of $5.5 million per year, payable in the form of RSUs, of which $2.5 million is subject to a holding period of one year and $3.0 million is subject to a holding period of three years; and, (3) a $1.5 million incentive award in the form of RSUs scheduled to vest 100% after two years. In addition, Mr. Thain’s compensation for 2010 did not include any cash bonus or severance protections. Mr. Thain’s incentive RSUs were awarded in July 2010, after the new executive management team was largely in place.

–

The named executive officers hired during 2010, other than the Chief Executive Officer, generally received compensation packages consisting of an annual base salary capped at $500,000 per year, and a one-time RSU grant ranging between one and five times the base salary rate to encourage alignment with the interests of stockholders. No commitments were made for guaranteed annual incentives to any of the executives hired during 2010.

Mr. Parker also received relocation assistance under CIT’s relocation assistance program as well as limited one-time cash remuneration to compensate him for the value of unvested awards granted by his former employer that he forfeited upon joining CIT.

  Realigned the interests of employees with those of our stockholders through the use of long-term equity-based awards.

–

To align our continuing executives with CIT’s stockholders after the bankruptcy caused the complete loss in value of all prior equity awards, we implemented a one-time grant of long-term equity in the form of RSUs. These RSUs vest in equal installments on the first and third anniversaries of the date of grant and create immediately alignment with stockholders.

–	Our 2010 performance-based incentive awards that were granted in the first quarter of 2011 were weighted heavily toward RSUs in order to further align executives with the long-term interest of CIT’s stakeholders.

–

Each of our named executive officers received 63% to 93% of his or her total 2010 compensation in the form of RSUs that vest and settle over a period of 3 years; RSUs represent 74% to 100% of compensation when base salaries are excluded.

–	Our equity retention policy was revised to reinforce and further strengthen the connection between our executive compensation programs and stockholder value and interests. The revised policy applies to a broad group of senior executives including all of our executive officers, and requires each executive to retain 50% of the shares received upon vesting of CIT equity-based awards for the duration of their employment with CIT, after any shares withheld to cover income tax withholding obligations.

  Granted Performance Based Incentive Awards. We granted performance-based incentive awards in Q1 2011 to reward significant progress towards achieving key goals during 2010. Individual awards to executives reflect the achievement related to CIT’s overall performance goals and an assessment of individual performance by the CEO, subject to review and approval by the Compensation Committee. The following accomplishments were considered as performance measures in determining annual incentive awards for 2010:

–	the new management team was largely put in place, as mentioned above;

–	liquidity was enhanced through several transactions including the sale of over $5 billion in sub-optimal and non-core and/or non-strategic assets, and the completion of over $5.8 billion in new funding transactions;

–	funding costs were reduced through the repayment of $4.5 billion and refinancing of $3 billion in first lien debt, and redemption of $1.4 billion in high cost second lien notes;

–	expense reductions were achieved, including an approximate 10% reduction in headcount and the consolidation of office space in the New York region; and

–	risk controls were strengthened and enhanced.

  Implemented changes to long-term equity-based awards that are favorable to stockholders. Prospective equity-based awards, beginning with RSUs granted during 2011 for performance during 2010, will include the following provisions:

–

Unvested awards may be subject to forfeiture in the event of certain restatements of CIT’s financial statements. CIT may also cancel unvested awards under general circumstances where an employee engages in Detrimental Conduct, which generally includes fraud, gross negligence, malfeasance or violation of law, as more fully defined in the applicable RSU award agreements. Additionally, unvested awards may be forfeited in the event a participant solicits clients and/or CIT employees to end their relationship with CIT. Awards granted prior to 2011 generally did not include such provisions.

–	In the event of a Change of Control (as defined in the applicable RSU award agreements and subject to applicable law and regulations), vesting of unvested awards may generally be accelerated in the event a participant incurs a Separation from Service initiated by either CIT in connection with a downsizing or other job elimination, or by the participant upon a material diminution of the participant’s base salary and/or duties and responsibilities, within two years of the Change of Control. Awards granted prior to 2011 generally included single trigger provisions that provided for immediate vesting upon a Change of Control event.

What are the key principles and structure of our executive compensation program?

  The principles that guide us are:

1.	Attract, retain and motivate high quality executives.

2.	Focus on deferred equity-based awards as a compensation tool.
3.	Limit fixed components of compensation.
4.	Reward executives based on a combination of company, business and individual performance.
5.	Set pay levels competitive with the market.
  Our executive compensation and benefits programs are structured around the principles above and consist of the following components:

     1. Base Salary

     Base salary forms a fixed part of total compensation and is meant to provide a level of predictable income that reflects each executive officer’s level of responsibility and accountability. Base salaries comprise a limited portion of total direct compensation in order to provide a consistent base level of fixed compensation reflecting our executive’s level of responsibility, expertise and experience; a significant portion of each executive’s compensation opportunity is structured to be variable, reflecting the impact and influence these individuals have on the Company’s financial performance.

     Base salaries are historically reviewed annually, and increases generally may be made when an executive assumes greater responsibilities, or to provide better alignment with salary levels for comparable roles externally or internally to CIT. In February 2010, we adopted a policy that cash salaries would not exceed $500,000 consistent with the TARP special master determinations for other financial institutions subject to TARP restrictions. The maximum salary of $500,000 was maintained for new hires during 2010, and in February 2011, Mr. Knittel’s annual base salary was increased from $475,000 to $500,000 to provide better alignment with other executive officers.

     All named executive officers currently employed by CIT currently have a base salary of $500,000.

     2. Stock Salary

     Our use of stock salary as a component of compensation in 2010 was designed to address certain compensation standards under TARP and was limited to grants to our CEO and CFO. Mr. Leone received stock salary under the terms of his employment agreement as amended on December 18, 2009, and in light of his announced intention to retire and TARP-related restrictions on executive compensation. Mr. Thain’s target compensation for 2010 included stock salary which comprised the vast majority of his compensation, and was intended to align Mr. Thain’s compensation with CIT’s sustainable performance for the next three years. For 2011 we have eliminated the use of stock salary and have returned to using long-term equity-based awards in the form of RSUs.

     3.  Annual Incentives / One-Time Equity-Based Awards

     Alignment between pay and performance, balanced with risk management and an emphasis on long-term performance, are central to our continuing transition to a more streamlined commercial lender focused on serving the small business and middle market sectors and optimizing the Company’s business model.

     Incentive awards, including both cash and equity-based components, vary with our financial and operating performance and reflect a combination of quantitative and qualitative goals. Executive compensation levels will generally be higher when performance meets or exceeds objectives, or be lower when performance objectives are not met. We awarded total incentives that were determined based on subjective assessments of performance made by senior management and the Compensation Committee. Incentives granted in 2010 were granted to reward exceptional performance and were not determined by plan formulas. Benchmarking of total compensation and a view of historic pay practices were also taken into account to validate the level of award.

     In order to realign the interests of our continuing executives with those of CIT’s stockholders after all prior equity-based awards had been cancelled in connection the bankruptcy, we provided these continuing executives with a one-time long-term equity-based award in the form of RSUs. These RSUs vest in equal installments on the first and third anniversaries of the date of grant and serve the twin goals of immediate alignment with the interests of CIT’s stockholders. The only named executive officer who received such a one-time long-term equity-based award was Mr. Knittel who received an RSU award of $600,000 which vests on the first and third anniversaries of the date of grant.

     Incentive Awards granted in 2010 were weighted more heavily towards RSUs than cash. Including RSUs as a significant portion of executive compensation helps to align compensation with risks over a period of time and to help motivate executives to generate long-term value for stockholders.

     2010 year-end incentives for named executive officers, other than Mr. Thain, were determined at the recommendation of Mr. Thain and the discretion of the Compensation Committee without formulas or weightings. The greatest emphasis was placed on company-wide financial performance during 2010.

     Mr. Thain, in making recommendations, and the Compensation Committee, in exercising its discretion in determining incentive compensation, also considered performance relative to a wide range of financial, operational and strategic measures, including:

staffing and strengthening CIT’s risk management, financial, compliance and control functions;

progress in addressing supervisory expectations with respect to matters covered in CIT’s Written Agreement with the Federal Reserve Bank of New York;

business segment financial performance;

transforming CIT’s funding model to reduce our cost of funds and diversify sources of liquidity;

maintaining strong capital ratios; and

building and strengthening our customer and vendor relationships.

     — Scott T. Parker

     Mr. Parker received a $2 million one-time RSU award granted at the time he joined CIT and an annual incentive of $500,000 awarded $252,500 as cash and $247,500 as additional RSUs. Mr. Parker’s compensation for 2010 reflected his contribution to the firm’s performance and his leadership in advancing the Company’s financial control infrastructure.

     — Nelson J. Chai

     Mr. Chai received a one-time RSU award with a grant date value of $2.5 million at the time he joined CIT. Mr. Chai’s compensation for 2010 reflected his contribution to the firm’s performance and his leadership in advancing the Company’s business and infrastructure strategies.

     — Lisa K. Polsky

     Ms. Polsky received a $1.5 million one-time RSU award granted at the time she joined CIT and an annual incentive of $500,000 awarded $252,500 as cash and $247,500 as additional RSUs. Ms. Polsky’s compensation for 2010 reflected her contribution to the firm’s performance and her leadership in advancing the Company’s risk control infrastructure.

     — C. Jeffrey Knittel

     Mr. Knittel received a one-time equity award in March 2010 in the form of RSUs with a grant date value of $600,000. Mr. Knittel also received an annual incentive of $2.23 million which was reduced because of executive compensation restrictions due to CIT’s participation in TARP to $2 million awarded $677,500 as cash and $1,322,500 as additional RSUs. Mr. Knittel’s compensation for 2010 reflected his contribution to the firm’s performance and leadership of the Transportation business.

     No single consolidated group of peer companies was identified during 2010 for purposes of comparing 2010 year-end incentives for named executive officers. The Compensation Committee did review historic data for executive officers as well as data from multiple third-party competitive market surveys, including McLagan market studies of Finance & Business Services1, Risk Management1, Top Management2, and Equipment Leasing and Financing2 to provide a frame of reference based on each executive’s role at the Company without focusing on any particular benchmark or percentile.

1

The following 30 companies are included in both the Finance & Business Services Survey and Risk Management Survey: Bank of America Merrill Lynch, The Bank Of New York Mellon, Bank of Tokyo - Mitsubishi UFJ, Barclays Capital Group, BMO Financial Group, BNP Paribas, Brown Brothers Harriman & Co., Capital One, Citigroup, Commerzbank, Depository Trust & Clearing Corporation, Deutsche Bank, GE Commercial Finance, HSBC Bank, ING, JP Morgan Chase, Landesbank Baden-Wurttemberg - US Offices, Lloyds Banking Group, Mitsubishi Securities, Mitsubishi UFJ Trust & Banking Corporation (USA), PNC Bank, Prudential Financial, RBS GBM, Royal Bank of Canada, Societe Generale, Sumitomo Mitsui Banking Corporation, TD Ameritrade, TD Securities, UBS, and Wells Fargo Bank. In addition to the aforementioned companies, the Risk Management Survey also included The Hartford, and the Finance & Business Services Survey also included Ameriprise Financial, Inc., CIBC World Markets, HSBC Global Banking and Markets, Metropolitan Life Insurance Company, NYSE Euronext, Raymond, James & Associates, and State Street Bank & Trust Company.

2	The following 15 companies are included in both the Top Management Survey and Equipment Leasing and Financing Survey: Bank of America, Branch Banking & Trust Co., Capital One, Comerica, Fifth Third Bank, KeyCorp, M&T Bank Corporation, Marshall & Ilsley Corporation, Prudential Financial, Regions Financial Corporation, Royal Bank of Canada, SunTrust Banks, U.S. Bancorp, UBS, and Wells Fargo Bank. The Equipment Leasing and Financing Survey also includes the following 34 companies: AT&T, Babson Capital Management LLC, Bank of the West, BNP Paribas, Case New Holland, Caterpillar, CoBank, Connext, Daimler Financial Services, De Lage Landen Financial Services, Inc., Deere & Company, First American Equipment Finance, First Financial Bancorp, GE Commercial Finance, Hitachi Credit America, HP Financial Services, Huntington Equipment Finance, Macquarie Equities (USA) Inc., Marquette Financial Companies, Merchants Capital Resources, Inc., Microsoft, Mizuho Corporate Bank, Ltd., Pacific Life Insurance Company, PHH Arval, PNC Bank, RBS/Citizens Bank, Siemens Financial Services, SL Financial Services (LBBW), Societe Generale, Sumitomo Mitsui Banking Corporation, Susquehanna Bancshares, Inc., Tygris Vendor Finance, Volvo Commercial Finance LLC, and Western State Agency, Inc. The Top Management Survey also includes the following 43 companies: American Express, American International Group, Associated Banc, Banco Itau, Banco Santander, The Bank Of New York Mellon, Barclays, BOK Financial Corporation, Charles Schwab & Co., Inc, Chicago Board Options Exchange, Chicago Mercantile Exchange, Citadel LLC, Citigroup, Commerce Bank, Compass Bancshares, Credit Suisse, DBS Bank, Depository Trust & Clearing Corporation, Deutsche Bank, Fannie Mae, Fidelity Investments, First Horizon National Corporation, Genworth Financial, Goldman, Sachs & Co., HSBC, Huntington Bancshares, Inc., ING, Investment Technology Group, JP Morgan Chase, Lincoln Financial Group, Lloyds Banking Group, MarketAxess, Metropolitan Life Insurance Company, Morgan Stanley, Newedge, NYSE Euronext, PNC Financial Services, Royal Bank of Scotland, State Street Bank & Trust Company, SVB Financial Group, Synovus, TMX Group Inc., and Zions Bancorporation.

     4. Other Benefits

     Our benefits programs are comparable to the programs provided broadly by financial service companies. Executive perquisites and benefit programs made available to executives in prior years have generally been eliminated. Executives generally participate in CIT’s benefit plans on the same basis as other employees, including healthcare coverage, life and accident insurance and disability coverage. CIT also maintains retirement arrangements which are further described in the Narrative Information Relating to Retirement Arrangements for Named Executive Officers following the Pension Benefits table that appears later in this proxy statement. Mr. Knittel is the only one of the five named executive officers for 2010 that remain currently employed by CIT who participates in the Executive Retirement Plan, which has been closed to new participants since 2006.

     Other than a company-provided car and driver for Mr. Thain, no perquisites are provided to executives as part of the executive compensation program.

     Executive officers are generally eligible to receive market-based severance on the same basis as other employees. Mr. Knittel is the only one of the five named executive officers still employed by CIT who is party to an employment agreement with CIT that includes provisions for enhanced severance and change in control protections. The principal provisions of Mr. Knittel’s employment agreement are described in the Narrative Information Relating to Potential Payments Upon Termination or Change of Control that appears later in this proxy statement. CIT remains subject to the restrictions on severance payments of Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Federal Deposit Insurance Corporation’s regulations (the “FDIC Regulations”) pursuant to the Written Agreement, dated August 12, 2009, with the Federal Reserve Bank of New York. The FDIC Regulations prohibit making certain payments that are triggered by a separation of employment and certain other payments upon termination, in addition to severance.

Total Compensation Structure In Line with Market Practices.

–

In 2010, we returned to using a total compensation approach in setting pay levels for our named executive officers. Our annual compensation decisions focus on the sum of a named executive officer’s base salary, annual cash incentive and long-term equity incentive awards, to which we refer as “total compensation.”

–	We recognize that we compete with many firms to recruit and retain talent and therefore need to set executive compensation in line with market practices. Our Compensation Committee continues to be guided by an independent consultant, Pay Governance, in overseeing our compensation program and in setting the compensation levels for our named executive officers. Representatives from Pay Governance attend the Compensation Committee meetings regularly and conduct studies of compensation issues related to the design of our executive officer compensation program. More information about Pay Governance’s role can be found on pages 17 and 33 of this Proxy Statement

What additional compensation decisions were made in 2010 and early 2011?

Revised the compensation structure for Mr. Thain. In January 2011, Mr. Thain’s compensation package was converted to a more traditional structure. For 2011, the Company eliminated the stock salary component of Mr. Thain’s compensation and in its place approved a one-time grant of RSUs with a fair value of $5.5 million. Mr. Thain’s RSUs are scheduled to vest over three years with the same provisions as awards made to other executive officers. Mr. Thain also has a $1.5 million target short-term cash incentive that may be awarded in the first quarter of 2012 based on 2011 performance. Mr. Thain’s annual cash salary of $500,000 and 2011 total target compensation of $7.5 million remain consistent with 2010.

Compensated Mr. Tobin for his role as Interim Chief Executive Officer (“Interim CEO”).

–

Mr. Tobin served as Interim CEO on an interim basis between the resignation of Mr. Peek and the appointment of Mr. Thain. In consideration for his service as Interim CEO, Mr. Tobin received compensation in the amount of $8,000 per week, in lieu of director fees.

Extension of Mr. Knittel’s Employment Agreement.

–

Mr. Knittel’s employment agreement includes a provision that allows him to terminate his employment with CIT for “Good Reason”, including but not limited to the failure by CIT to offer to renew his employment agreement prior to its expiration. On January 18, 2011, we agreed to extend Mr. Knittel’s employment agreement until December 31, 2011 with no changes to any other provisions. The principal provisions of Mr. Knittel’s employment agreement are described in the Narrative Information Relating to Potential Payments Upon Termination or Change of Control that appears later in this proxy statement.

Other Considerations in Our Compensation Philosophy

TARP-Related Compensation Requirements

     Following CIT’s emergence from bankruptcy in December 2009, the Company remained subject to executive compensation restrictions in connection with its participation in TARP through February 8, 2010, the date on which Contingent Value Rights (CVRs) received pursuant to the bankruptcy expired without value. Compensation awarded to employees impacted by TARP-related restrictions remained within the parameters of such restrictions during this period.

Section 162(m) of the Internal Revenue Code.

     Effective January 1, 2009 we suspended the CIT Executive Incentive Plan indefinitely and at least for the period of time the Company was a recipient of funds under TARP. As a condition to our participation in TARP, however, we have agreed not to claim a federal income tax deduction for compensation of any of our named executive officers exceeding an annual threshold for the executive of $500,000. Consequently, we will not be permitted to deduct a significant portion of our named executive officers’ compensation that is attributable to the period during which we were a participant in TARP, including compensation that is designed to be “performance-based” in accordance with Section 162(m). We will re-examine our policy concerning Section 162(m) during 2011 in light of our TARP status and our corporate tax position in respect of net operating loss carryforwards.

Say on Pay and Say on Frequency Votes.

     In 2010, pursuant to the best practices exemplified by the American Recovery and Reinvestment Act of 2009, a non-binding vote to approve the compensation of executives as disclosed in our 2010 Proxy Statement. Approximately 90% of the votes cast were in favor of our executive officer compensation. Such results, though favorable, did not affect our compensation decisions as we re-built our compensation programs after our emergence from bankruptcy in 2010.

     Pursuant to Rule 14a-21 of the Securities and Exchange Act of 1934, implemented in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we have included in this Proxy Statement a non-binding advisory vote to approve the compensation of named executive officers (a “Say on Pay Vote”) as well as a non-binding determination from our stockholders as to how frequently CIT should seek such Say on Pay Votes. While such votes are not binding on CIT, the Compensation Committee values the opinions of stockholders in their vote on these proposals and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

Consultants

     In 2010, the Compensation Committee engaged the independent, external consulting firm Pay Governance LLC to advise the Compensation Committee on all matters relating to the compensation of our executive officers. The Compensation Committee directly retained Pay Governance LLC independently from CIT management and CIT does not utilize Pay Governance for any other purpose. No specific instructions or directions were provided to Pay Governance regarding the performance of their duties. The Compensation Committee has authorized Pay Governance to interact with CIT’s management to obtain or confirm information, as needed, on behalf of the Compensation Committee. During 2010, CIT did not engage any other external consulting firm to support management in generating data and analysis for its presentations and recommendations to the Compensation Committee.

SUMMARY COMPENSATION TABLE

     The table below sets forth the annual compensation earned during 2008, 2009 and 2010 (as applicable) by the Principal Executive Officer, the Principal Financial Officer and each of the next three most highly compensated executive officers of CIT, our “named executive officers,” as of December 31, 2010.

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)(6) ($)	All Other Compen- sation (7) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(h)	(i)	(j)
John A. Thain (8)	2010	$451,923	$—	$6,196,154	$—	$—	$41,068	$6,689,145
Chairman and Chief
Executive Officer

Jeffrey M. Peek (8)	2010	$33,846	$—	$—	$—	$—	$4,425	$38,271
Former Chairman and	2009	$803,077	$—	$—	$—	$958,754	$229,314	$1,991,145
Chief Executive Officer	2008	$800,000	$—	$3,172,500	$—	$1,156,516	$254,501	$5,383,517

Peter J. Tobin (9)	2010	$81,920	$—	$155,017	$71,765	$—	$381	$309,083
Former Interim Chief
Executive Officer

Scott T. Parker	2010	$251,923	$252,500	$2,000,000	$—	$—	$457,668	$2,962,091
Executive Vice President,
Chief Financial Officer

Joseph M. Leone	2010	$215,000	$—	$215,000	$—	$—	$229,603	$659,603
Former Vice Chairman	2009	$598,846	$—	$—	$—	$1,963,549	$40,985	$2,603,380
and Chief Financial Officer	2008	$500,000	$—	$—	$—	$517,380	$81,069	$1,098,449

Nelson J. Chai	2010	$296,154	$—	$2,500,000	$—	$—	$5,421	$2,801,575
Executive Vice President,
Chief Administrative
Officer and
Head of Strategy

Lisa K. Polsky	2010	$317,308	$252,500	$1,500,000	$—	$—	$5,644	$2,075,452
Executive Vice President,
Chief Risk Officer

C. Jeffrey Knittel	2010	$460,096	$677,500	$600,000	$—	$1,003,335	$17,513	$2,758,444
President, Transportation	2009	$401,539		$—	$67,667	$549,130	$54,487	$1,072,823
Finance	2008	$388,462	$800,000	$1,359,839	$362,687	$560,691	$40,721	$3,512,400

(1)

The salary shown for Mr. Peek in 2008 includes $160,000 that was deferred under the CIT Group Inc. Deferred Compensation Plan (the “DCP”). None of the other named executive officers elected to participate in the DCP in 2008, 2009 or 2010. The DCP is described further under the heading “Deferred Compensation Plan” that follows the Nonqualified Deferred Compensation Table in this Proxy Statement. The amount shown for Mr. Tobin reflects compensation payable in cash in the amount of $8,000 per week in consideration for his service as Interim Chief Executive Officer during the period January 19, 2010 through February 8, 2010, plus Mr. Tobin’s annual retainer based solely on his role as a director of CIT. Directors receive an annual retainer of $60,000, which is payable in cash or converted into restricted shares or stock options at each director’s election. Mr. Tobin received $45,000 of the amount shown in cash and the remaining $15,000 converted into restricted shares at his election based on the closing price of CIT common stock on each grant date. The grant date fair value of restricted shares received at Mr. Tobin’s election did not exceed the value of his foregone cash retainer and no amount related to such awards is therefore included in the “Stock Awards” column.

(2)	The bonus amounts shown in respect of performance during 2010 are more fully described in the Compensation Discussion and Analysis.

(3)

Represents the aggregate grant date fair value of stock awards granted during 2008, 2009 and 2010 for each named executive officer other than awards granted as part of Mr. Tobin’s annual retainer in his role as director and as further described below. These amounts do not represent the actual value realized by each named executive officer in each year. The grant date fair value is determined in accordance with ASC 718 based on the closing price of CIT common stock on the date of grant. For 2010, the amounts shown for Mr. Thain and Mr. Leone include the grant date fair value of stock salary awards granted during 2010.

Messrs. Parker and Knittel and Ms. Polsky received grants of RSUs in February 2011 in respect of performance during 2010 valued at $247,500, $1,322,500 and $247,500, respectively. These RSUs are not included in the Summary Compensation Table above pursuant to SEC disclosure rules, and are described further in the CD&A.

Mr. Tobin received stock awards during 2010 based solely on his role as a director of CIT, including a portion of his annual retainer converted into restricted shares at his election. The grant date fair value of restricted shares received at Mr. Tobin’s election did not exceed the value of his foregone cash retainer and no amount related to such awards is therefore included in the “Stock Awards” column. Such awards are included in the Grants of Plan-Based Awards Table below.

Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence CIT common stock issued under incentive plans and granted prior to December 10, 2009 were cancelled effective on that date.

(4)	Represents the aggregate grant date fair value of stock options granted during 2008, 2009 and 2010 computed in accordance with ASC 718, for each named executive officer. These amounts represent neither the actual value realized by each named executive officer, nor the compensation value assigned to the award by the Committee in granting awards to each named executive officer. The value shown for Mr. Tobin is based solely on his role as a director of CIT. The valuation method and related assumptions used to determine the stock option compensation cost recognized is further discussed in the 2010 Annual Report on Form 10-K, under the heading “Stock-Based Compensation” in “Note 17 — Retirement, Postretirement and Other Benefit Plans” to the consolidated financial statements. Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence CIT common stock issued under incentive plans and granted prior to December 10, 2009 were cancelled effective on that date.

(5)

Amounts shown in this column represent the difference between the cumulative actuarial present value of accumulated pension benefits on December 31, 2010 and December 31, 2009 under three retirement arrangements maintained by CIT: the new Executive Retirement Plan of CIT Group Inc. (the “Executive Retirement Plan” which has been closed to new participants since 2006), of which Messrs. Peek, Leone and Knittel are the only named executive officers to participate, the CIT Group Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”), and the CIT Group Inc. Retirement Plan (the “Retirement Plan”). The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified plans. The Retirement Plan is a tax-qualified defined benefit pension plan that covers eligible salaried employees in the United States. These retirement arrangements are discussed in further detail under the heading “Narrative Information Relating to Retirement Arrangements for Named Executive Officers” that follows the Pension Benefits Table in this Proxy Statement. The aggregate change in pension values for Messrs. Peek and Leone are negative for 2010 due to the commencement of benefits payable upon leaving CIT and as further disclosed in the Pension Table that appears later in this Proxy Statement, and are not reflected in the amounts shown in the Total column pursuant to SEC disclosure rules.

(6)

Nonqualified deferred compensation earnings with respect to any balances under the DCP were not above-market or preferential, and are therefore not included in the amounts shown. Participation in the DCP by our named executive officers during 2010 is disclosed in the Nonqualified Deferred Compensation table that appears later in this Proxy Statement.

(7)	The following supplemental table sets forth for 2010 the components of income reported as All Other Compensation above, based on the incremental cost to CIT of providing the benefit:

					Matching Employer Contribution Under Savings Incentive Plan

		Personal Usage of Company Car and Driver
	Sign-on Payment/ Company-Paid Relocation		Personal Financial Planning Services			Company-Paid Insurance Life Premiums

Name				Severance			Total
John A. Thain	$—	$34,176	$—	$—	$4,927	$1,965	$41,068
Jeffrey M. Peek	$—	$179	$—	$—	$3,538	$708	$4,425
Peter J. Tobin	$—	$381	$—	$—	$—	$—	$381
Scott T. Parker	$449,727	$—	$—	$—	$7,692	$249	$457,668
Joseph M. Leone	$—	$—	$—	$216,370	$12,250	$983	$229,603
Nelson J. Chai	$—	$—	$—	$—	$4,985	$436	$5,421
Lisa K. Polsky	$—	$—	$—	$—	$4,927	$717	$5,644
C. Jeffrey Knittel	$—	$—	$4,482	$—	$11,789	$1,242	$17,513

Sign-on Payment

The amount shown for Mr. Parker includes a $300,000 sign-on payment and relocation costs of $149,727. The sign-on amount relates to his forfeiture of a $300,000 cash benefit that was otherwise payable by his former employer. The relocation amount represents actual costs including (1) $90,009 of eligible expenses covered under CIT’s relocation policy for 2010, including temporary housing and travel to/from his primary residence, and (2) $59,718 representing a gross-up reimbursement for income taxes associated with Mr. Parker’s covered relocation expenses as prescribed by the relocation policy.

Financial Planning

The amounts shown above for Personal Financial Planning Services represent actual costs billed to CIT by third-party vendors. For income tax purposes, income is imputed to the named executive officer without any tax gross-up reimbursement. This perquisite was eliminated in May 2010.

Severance Amount

The severance amount shown for Mr. Leone represents the full settlement of CIT’s obligation to make payments provided for in Mr. Leone’s employment agreement in connection with his retirement from CIT effective April 30, 2010. The severance amount represents Mr. Leone’s target bonus, as defined in his employment agreement, prorated for the number of days employed during 2010 and further reduced in accordance with the TARP restrictions on executive compensation through February 8, 2010.

Employer Contributions

Matching employer contributions under the CIT Group Inc. Savings Plan, our 401(k) plan (the “Savings Incentive Plan”) consist of up to a 5% match of pre-tax contributions by each executive, up to the annual limits established by the Internal Revenue Service.

Company Paid Life Insurance

Amounts shown above for Company-Paid Life Insurance Premiums represent life insurance premiums paid by CIT on behalf of each named executive officer. The named executive officers are covered by life insurance policies under the same terms as other full-time and part-time U.S. employees working at least 20 hours per week. The life insurance benefit for covered employees is equal to one times annual benefits pay up to a maximum benefit of $500,000. Benefits pay is generally equal to a covered employee’s base salary plus an average of other pay during the preceding 36 months.

Perquisites Paid During Period of TARP-Related Executive Compensation Restrictions

None of the named executive officers and no other senior executive officer or other employee subject to restrictions and disclosure requirements required by ARRA during 2010 received perquisites that exceeded $25,000 during the period January 1, 2010 through February 8, 2010.

(8)	Mr. Thain’s and Mr. Peek’s compensation during 2010 was based solely on their role as CEO of CIT. Neither executive received additional compensation for serving as a director of CIT.

(9)

Mr. Tobin’s compensation shown in the Summary Compensation Table reflects both his role as a director of CIT and as Interim Chief Executive Officer during the period January 19, 2010 through February 8, 2010, pursuant to SEC disclosure rules. As such, no compensation amounts for Mr. Tobin are reported in the Director Compensation tables that appear earlier in this Proxy Statement.

Compensation for Mr. Tobin in his role as Interim Chief Executive Officer is described in the CD&A under the heading “What additional compensation decisions were made in 2010 and early 2011?” Compensation for directors of CIT is described under the heading “Director Compensation” that appears earlier in this Proxy Statement.

EQUITY AND NON-EQUITY INCENTIVE PLANS

     The table below sets forth equity and non-equity compensation awards granted to our named executive officers during the year ended December 31, 2010.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)			Grant Date Fair Value of Stock and Option Awards (2) ($)
					Exercise or Base Price of Option Awards ($/Sh)

		Award Approval Date (1)
Name	Grant Date
(a)	(b)		(g)		(k)	(l)
John A. Thain (3)	2/16/10	2/5/10	1,306			$42,308
	3/2/10	2/5/10	5,821			$211,539
	3/16/10	2/5/10	5,829			$211,539
	3/30/10	2/5/10	5,438			$211,539
	4/13/10	2/5/10	5,382			$211,539
	4/27/10	2/5/10	5,291			$211,539
	5/11/10	2/5/10	5,483			$211,539
	5/25/10	2/5/10	5,897			$211,539
	6/8/10	2/5/10	6,001			$211,539
	6/22/10	2/5/10	5,641			$211,539
	7/6/10	2/5/10	6,057			$211,539
	7/20/10	2/5/10	5,781			$211,539
	7/29/10	7/13/10	41,095	(4)		$1,500,000
	8/3/10	2/5/10	5,768			$211,539
	8/17/10	2/5/10	5,626			$211,539
	8/31/10	2/5/10	5,767			$211,539
	9/14/10	2/5/10	5,396			$211,539
	9/28/10	2/5/10	5,219			$211,539
	10/12/10	2/5/10	5,110			$211,539
	10/26/10	2/5/10	4,936			$211,539
	11/9/10	2/5/10	4,840			$211,539
	11/23/10	2/5/10	5,287			$211,539
	12/7/10	2/5/10	5,115			$211,539
	12/21/10	2/5/10	4,707			$211,539

Jeffrey M. Peek	n/a		—			$—

Peter J. Tobin (5)	2/8/10		4,902		30.61	$71,765
	2/8/10		1,634			$50,017
	5/11/10		194	(6)		$7,500
	5/11/10		2,721	(7)		$105,000
	10/28/10		171	(6)		$7,500

Scott T. Parker (8)	7/29/10	6/25/10	54,794			$2,000,000

Joseph M. Leone (9)	1/19/10	12/17/09	612			$20,000
	2/2/10	12/17/09	812			$25,000
	2/16/10	12/17/09	772			$25,000
	3/2/10	12/17/09	687			$25,000
	3/16/10	12/17/09	688			$25,000
	3/30/10	12/17/09	642			$25,000
	4/13/10	12/17/09	636			$25,000
	4/27/10	12/17/09	625			$25,000
	5/11/10	12/17/09	518			$20,000

Nelson J. Chai (8)	6/1/10	4/20/10	69,060			$2,500,000

Lisa K. Polsky (8)	5/17/10	4/20/10	40,529			$1,500,000

C. Jeffrey Knittel (10)	3/16/10	2/25/10	16,533			$600,000

(1)

Equity compensation awards are granted by action of the Compensation Committee and/or the full Board of Directors. During 2010, in all cases, approvals for awards were obtained prior to the grant dates as indicated in the table above. Other than stock salary for Mr. Thain and Mr. Leone, which were granted on CIT’s normal bi-weekly payroll schedule broadly in place for U.S.-based employees, awards approved prior to and including March 16, 2010 were generally granted on the dates CIT publicly announced earnings for the prior quarter. Effective for awards approved after March 16,

2010, awards are generally granted effective on the 2nd trading day after CIT publicly announces earnings for the prior quarter. With respect to new hires, grants are made on the first day of employment provided such date does not occur during a securities trading black-out period; in such cases, the grant is made on the first trading day following the expiration of the applicable black-out period.

(2)	Stock awards are valued in accordance with ASC 718, based on the closing price of CIT common stock on each respective date of grant.

(3)

The majority of the grants to Mr. Thain during 2010 represent stock salary granted on CIT’s normal bi-weekly payroll schedule based on an annualized rate of $5.5 million and 26 normal pay periods. All of Mr. Thain’s stock salary was granted in the form of RSUs, was fully vested at each date of grant and remains subject to transfer restrictions for up to three years.

(4)

Represents Mr. Thain’s 2010 incentive award payable 100% in the form of RSUs, further described in the Compensation Discussion and Analysis. These RSUs are scheduled to vest 100% on the second anniversary of the date of grant.

(5)

All awards granted to Mr. Tobin were granted in connection with his service as a director of CIT; Mr. Tobin did not receive any awards based on his role as Interim Chief Executive Officer during the period January 19, 2010 through February 8, 2010.

(6)

Represents the portion of Mr. Tobin’s annual retainer converted into restricted stock at his election, as described in footnote 3 to the Summary Compensation Table. These awards are scheduled to vest 100% on the first anniversary of the each respective date of grant.

(7)

Represents Mr. Tobin’s annual equity-based award granted in connection with his service as a director of CIT, described further in the narrative information relating to Director Compensation that accompanies the Director Compensation Table in this Proxy Statement. These awards are scheduled to vest in equal installments on the first, second, and third anniversaries of the date of the award.

(8)

Represents RSUs granted to Mr. Parker, Mr. Chai and Ms. Polsky pursuant to each relevant offer letter and upon beginning employment with CIT. These RSUs are scheduled to vest 50% on each of the first and third anniversaries of each respective date of grant.

(9)

All of the grants to Mr. Leone during 2010 represent stock salary granted on CIT’s normal bi-weekly payroll schedule based on an annualized rate of $650,000 and 26 normal pay periods. All of Mr. Leone’s stock salary was granted in the form of restricted shares, was fully vested at each date of grant and remains subject to transfer restrictions for one year.

(10)	Represents Mr. Knittel’s 2010 one-time grant of long term equity in the form of RSUs, which are scheduled to vest 50% on each of the first and third anniversaries of the date of grant.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED EQUITY AWARDS TABLE

Stock Salary

     During 2010, stock salary was granted to Mr. Thain in the form of RSUs and Mr. Leone in the form of restricted shares. Stock salary awards were fully vested at grant but are subject to holding periods of one year and up to three years for Mr. Leone and Mr. Thain respectively.

Restricted Stock Units

     As disclosed in the Grants of Plan-Based Awards table above, each of Messrs. Parker and Chai and Ms. Polsky received a grant of RSUs upon joining CIT. Mr. Knittel received a one-time grant of long term equity in the form of RSUs during March 2010. These RSUs were scheduled to vest 50% on each of the first and third anniversaries of the date of grant. Mr. Thain received a grant of RSUs during July 2010 scheduled to vest 100% on the second anniversary of the date of grant, pursuant to his offer letter upon joining CIT and further described in the CD&A. Unvested awards are forfeited on termination of employment, except in certain circumstances, such as death, disability, or if employment is terminated by Mr. Knittel for “Good Reason” or by CIT “Without Cause” (in each case, as defined in Mr. Knittel’s employment agreement and more fully described below under the heading, “Employment Agreements”), or following a change of control, in which case awards will immediately vest in full. Each RSU includes a dividend equivalent right, pursuant to which the holder of the award is entitled to receive a cumulative amount upon vesting/settlement equal to any dividends paid to the holder of a share of CIT common stock during the vesting period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table gives information on equity-based awards that were outstanding for each named executive officer at December 31, 2010. The table does not include stock salary RSU awards that are fully vested, but the underlying shares have not yet been delivered.

	Option Awards			Stock Awards (1)
	Securities Underlying Unexercised Options (#) Unexerciseable			Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

		Option Exercise Price ($)	Option Expiration Date

Name
(a)	(c)	(e)	(f)	(g)		(h)
John A. Thain				41,095	(2)	$1,935,616
Jeffrey M. Peek				—		$—
Peter J. Tobin	4,902.0000	30.61	2/8/17	4,721	(3)	$222,389
Scott T. Parker				54,794	(4)	$2,580,822
Joseph M. Leone				—		$—
Nelson J. Chai				69,060	(5)	$3,252,762
Lisa K. Polsky				40,529	(6)	$1,908,944
C. Jeffrey Knittel				16,533	(7)	$778,727

(1)	Shares are valued based on a $47.10 share price, the closing price of CIT common stock on December 31, 2010.

(2)	RSUs granted on July 29, 2010 that are scheduled to vest 100% on July 29, 2012.

(3)

All awards granted to Mr. Tobin were granted in connection with his service as a director of CIT; Mr. Tobin did not receive any awards based on his role as Interim Chief Executive Officer during the period January 19, 2010 through February 8, 2010.

(4)	RSU scheduled to vest 50% on July 29, 2011 and the remaining 50% on July 29, 2013.

(5)	RSU scheduled to vest 50% on June 1, 2011 and the remaining 50% on June 1, 2013.

(6)	RSU scheduled to vest 50% on May 17, 2011 and the remaining 50% on May 17, 2013.

(7)	RSU scheduled to vest 50% on March 16, 2011 and the remaining 50% on March 16, 2013.

OPTION EXERCISES AND STOCK VESTED

     The following table provides information about stock options that were exercised and stock units and/or awards that vested during 2010. The table includes stock salary RSU awards that are fully vested, but the underlying shares have not yet been delivered.

Stock Awards

Name	Number of Shares Acquired on Vesting (1) (#)		Value Realized On Vesting ($)
(a)	(d)		(e)
John A. Thain	121,706	(2)	$4,696,154	(3)
Jeffrey M. Peek	—		$—
Peter J. Tobin	—		$—
Scott T. Parker	—		$—
Joseph M. Leone	5,996	(4)	$215,000	(5)
Nelson J. Chai	—		$—
Lisa K. Polsky	—		$—
C. Jeffrey Knittel	—		$—

(1)	No stock options were exercised by any of the named executive officers during 2010.

(2)

Represents stock salary RSUs that are fully vested, but the underlying shares have not yet been delivered. Of the number of shares shown, 55,320 shares underlying the RSUs are scheduled to deliver on the first anniversary of the corresponding dates of grant, and 66,385 shares underlying the RSUs are scheduled to deliver on the third anniversary of the corresponding dates of grant.

(3)

The value shown was determined by multiplying the aggregate number of RSUs on a particular vesting date by the closing price of CIT common stock on that date. The actual future value to be realized may differ from the amount shown based on the closing price of CIT common stock on the respective dates the RSUs are actually delivered.

(4)

Represents stock salary shares that were fully vested upon grant and have been delivered. Underlying shares remain subject to transfer restrictions through the first anniversary of the corresponding dates of grant.

(5)	The value shown was determined by multiplying the aggregate number of restricted shares on a particular vesting date by the closing price of CIT common stock on that date.

PENSION BENEFITS

		Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year (2) ($)

Name	Plan Name
(a)	(b)	(c)	(d)	(e)
John A. Thain	CIT Group Inc. Retirement Plan (3)	0.00	$—
	Supplemental Retirement Plan (4)	0.00	$—
	Executive Retirement Plan (5)	n/a	n/a
			$—

Jeffrey M. Peek	CIT Group Inc. Retirement Plan (3)	5.42	$—	$77,654
	Supplemental Retirement Plan (4)	5.42	$26,803	$415,560
	Executive Retirement Plan (5)	5.42	$4,496,345	$313,240

			$4,523,148	$806,454

Peter J. Tobin	CIT Group Inc. Retirement Plan (3)	n/a	$—
	Supplemental Retirement Plan (4)	n/a	$—
	Executive Retirement Plan (5)	n/a	n/a

			$—

Scott T. Parker	CIT Group Inc. Retirement Plan (3)	0.00	$—
	Supplemental Retirement Plan (4)	0.00	$—
	Executive Retirement Plan (5)	n/a	n/a

			$—

Joseph M. Leone	CIT Group Inc. Retirement Plan (3)	26.00	$—	$370,356
	Supplemental Retirement Plan (4)	26.00	$45,551	$744,384
	Executive Retirement Plan (5)	26.00	$4,770,028	$216,813

			$4,815,579	$1,331,553

Nelson J. Chai	CIT Group Inc. Retirement Plan (3)	0.00	$—
	Supplemental Retirement Plan (4)	0.00	$—
	Executive Retirement Plan (5)	n/a	n/a

			$—

Lisa K. Polsky	CIT Group Inc. Retirement Plan (3)	0.00	$—
	Supplemental Retirement Plan (4)	0.00	$—
	Executive Retirement Plan (5)	n/a	n/a

			$—

C. Jeffrey Knittel	CIT Group Inc. Retirement Plan (3)	27.17	$285,452
	Supplemental Retirement Plan (4)	27.17	$404,160
	Executive Retirement Plan (5)	27.17	$2,672,395

			$3,362,007

(1)

The actuarial present value of accumulated benefits was computed on the basis of the same actuarial assumptions, with the exception of turnover, retirement, and pre-retirement mortality, as used to compute the accumulated benefit obligation as of December 31, 2010 and as stated in the 2010 Annual Report on Form 10-K, in “Note 17 — Retirement, Postretirement and Other Benefit Plans” to the consolidated financial statements. With regard to turnover, retirement, and pre-retirement mortality, except for Messrs. Peek and Leone, the present values of the accumulated benefits payable under the Retirement Plan and the Supplemental Retirement Plan have been computed based on the assumption that the executive would remain employed by CIT until age 65 (the normal retirement age as defined in both plans) and then retire and collect the accumulated benefit. The present values of the accumulated benefits payable under the Executive Retirement Plan (which has been closed to new participants since 2006) for Mr. Peek and Mr. Leone have been computed based on the actual dates through which they remained employed by CIT, and on the assumption Mr. Knittel would remain employed by CIT through age 60 (the youngest age at which benefits can be received without any reduction) or the youngest age of benefit eligibility, and then retire and collect the accumulated benefit. Eligibility to receive early retirement benefits are more fully described under Narrative Information Relating to Retirement Arrangements for Named Executive Officers in this Proxy Statement.

(2)

Represents payments during 2010 following Mr. Peek’s and Mr. Leone’s separation from employment from CIT. Benefits earned under the supplemental and executive retirement plans after December 31, 2004 were delayed for six months as required by the Internal Revenue Code of 1986, as amended (the “Tax Code”), and include interest that accrued at a short-term rate until they were paid.

(3)	The Retirement Plan is our tax-qualified plan and is further described under “Narrative Information Related to Retirement Arrangements for Named Executive Officers” in this Proxy Statement.

(4)

CIT maintains the Supplemental Retirement Plan for employees, including the named executive officers, whose benefit in the Retirement Plan is subject to limitations imposed under the Tax Code. The Supplemental Retirement Plan is further described under “Narrative Information Related to Retirement Arrangements for Named Executive Officers” in this Proxy Statement.

(5)

The Executive Retirement Plan is a nonqualified plan and is further described under “Retirement Arrangements for Named Executive Officers” in this Proxy Statement. Messrs. Thain, Parker and Chai, and Ms. Polsky are not participants in the Executive Retirement Plan.

NARRATIVE INFORMATION RELATING TO
RETIREMENT ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS

Retirement Arrangements for Named Executive Officers

     In addition to the Savings Incentive Plan, we maintain two retirement arrangements in which our named executive officers, other than Mr. Tobin, are eligible to participate: the Retirement Plan and the Supplemental Retirement Plan. We also maintain a third retirement arrangement, the Executive Retirement Plan, which has been closed to new participants since 2006. Messrs. Peek, Leone and Knittel are the only named executive officers eligible to participate in the Executive Retirement Plan. The Retirement Plan is a tax-qualified defined benefit pension plan that covers eligible employees in the United States. The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified plans.

     Each of the five named executive officers who remain actively employed by CIT either has or will become eligible to receive retirement benefits under the Retirement and Supplemental plans as follows: Mr. Thain will become eligible on February 8, 2013; Mr. Parker will become eligible on July 2, 2013; Mr. Chai will become eligible on June 1, 2013; Ms. Polsky will become eligible on May 17, 2013; and Mr. Knittel became eligible upon conversion of his accrued benefit effective January 1, 2001.

     Each participating named executive officer under the Executive Retirement Plan, other than Mr. Peek as more fully described below, will be eligible for early retirement benefits upon reaching 55 years of age with ten years of benefit service. Each of the named executive officers either has or will become eligible for early retirement benefits as follows: Mr. Knittel will become eligible on September 6, 2013; Mr. Peek became eligible on September 3, 2009 and Mr. Leone became eligible for early retirement on May 24, 2008.

Retirement Plan

     The Retirement Plan covers all officers and employees in the United States who have one year of service and are 21 years of age or older. The Retirement Plan was revised in 2000 to convert to a “cash balance” formula, which became effective January 1, 2001. Under the cash balance formula, except for certain grandfathered participants, each participant’s accrued benefit as of December 31, 2000 was converted to a lump sum amount and each year thereafter the participant’s account balance is to be credited with a percentage of the participant’s benefit pay depending on the participant’s period of service as follows:

Period of Service	% of Benefits Pay
1 – 9 years	5
10 – 19 years	6
20 – 29 years	7
30 years or more	8

     For purposes of the Retirement Plan, benefits pay generally means base salary, certain annual incentive awards, sales incentives and commissions, subject to certain limits under the plan and imposed under the Tax Code. Account balances under the cash balance portion of the Retirement Plan also receive annual interest credits, subject to certain government limits. For 2010, the interest crediting rate was 4.25%. Upon termination after three years of employment (or five years of employment, if not employed after 2007) or upon retirement, a participant’s benefit under the Retirement Plan is generally payable, at the election of the participant, in an annuity or a lump sum.

     Messrs. Leone and Knittel began earning benefits under the cash balance formula effective January 1, 2001. Mr. Peek began earning benefits under the cash balance formula effective September 3, 2004. Each of Messrs. Thain, Parker, and Chai, and Ms. Polsky will become eligible to begin earning benefits under the cash balance formula in 2011.

     Prior to the conversion to a “cash balance” formula, certain participants elected in 2000 not to participate in the Retirement Plan cash balance program. Such participants are eligible instead to receive grandfathered benefits under the Traditional Retirement Formula, determined as 1.25% of final average annual compensation, multiplied by final years of benefit service up to a maximum of 40 years. Final average annual compensation is determined to be the annual compensation for the 60 consecutive months (five years) during which annual compensation is highest within the last 120 months (ten years) of benefit service. Benefits may be reduced by 1/2% for each month (6% per year) in the event a grandfathered participant elects to retire and start receiving payments before age 60, but after attaining age 55. None of the named executive officers are eligible to receive benefits under the Traditional Retirement Formula.

Supplemental Retirement Plan

     The Supplemental Retirement Plan covers executives of CIT whose benefits under the Retirement Plan are limited by operation of the Tax Code. Each of Messrs. Peek, Leone, and Knittel participate in the Supplemental Retirement Plan. Each of Messrs. Thain, Parker, and Chai, and Ms. Polsky will become eligible to participate in the Supplemental Retirement Plan in 2011. Any benefits under the Supplemental Retirement Plan are paid in a lump sum following a participant’s termination of employment with CIT. However, in order to comply with Section 409A of the Tax Code (“Section 409A”), benefits accrued under the Supplemental Retirement Plan through December 31, 2008 for active participants in the Executive Retirement Plan will be “frozen” and remain payable, according to the operation of the plan, as a lump-sum payment upon separation from service. Supplemental Retirement Plan benefits will continue to accrue after December 31, 2008, according to the operation of the plan, but that portion earned after 2008 will be payable in the form of an annuity.

     Mr. Knittel generally is entitled to receive an additional two years of age and service credit under the Supplemental Retirement Plan, if Mr. Knittel’s employment is terminated by him for “good reason” or by CIT “without cause” (in each case, as defined in his employment agreement and as further described under the heading, “Potential Payments Upon Termination or Change of Control” in this proxy statement).

Executive Retirement Plan

     The Executive Retirement Plan has been closed to new participants since 2006. Messrs. Peek, Leone and Knittel participate in the Executive Retirement Plan; Messrs. Thain, Parker, and Chai, and Ms. Polsky do not participate in the Executive Retirement Plan. The Executive Retirement Plan provides for an annual retirement benefit based upon a formula that takes into account the executive’s final base compensation and years of benefit service with CIT. The annual retirement benefit under the Executive Retirement Plan formula is determined as final base compensation multiplied by the sum of 50% for the first 10 years of benefit service, plus 2% for each of the following years of benefit service up to maximum of 20 years. Final base compensation is defined as the highest base compensation for any consecutive twelve-month period in the five years prior to retirement. Benefit service generally means service taken into account for purposes of the Retirement Plan. The benefit under the Executive Retirement Plan formula is reduced by the actuarial equivalent value of the benefits payable under the Supplemental Retirement Plan, the Retirement Plan, the Supplemental Savings Plan, the Flexible Retirement Contribution Account under the Savings Incentive Plan, and certain predecessor plans of CIT.

     Benefits under the Executive Retirement Plan are paid in the form of an annuity for life beginning at an executive’s normal retirement date. Normal retirement date is defined as age 65 with at least ten years of benefit service. An executive who is age 55 and who has at least ten years of benefit service may also elect to retire early with a benefit determined under the Executive Retirement Plan formula that is reduced by 1/2% for each month that payments begin before reaching age 60. Executives may elect to have benefits under the Executive Retirement Plan paid in the form of a joint and survivor annuity over the combined lives of the executive and the executive’s beneficiary, or as a life annuity.

     No benefits are payable under the Executive Retirement Plan if an executive terminates employment prior to attaining ten years of benefit service, except in the case of Mr. Peek for whom the plan provides for an unreduced benefit with five years of benefit service, or in situations where the Board elects to terminate the plan or a change of control has occurred. Under certain circumstances, if an executive terminates employment with ten years of service and prior to attaining age 55, the benefit under the plan is paid in a lump sum.

     The Executive Retirement Plan also provides a death benefit for participating executives in the event he dies while actively employed by CIT. The amount of this benefit is generally equal to three times base salary. CIT has purchased corporate-owned life insurance to fund this benefit and the retirement benefits payable under the Executive Retirement Plan. Messrs. Peek and Leone are no longer eligible to receive any death benefit under the Executive Retirement Plan; Mr. Knittel remains eligible for this benefit.

     Mr. Knittel generally is entitled to receive an additional two years of age and service credit under the Executive Retirement Plan, if Mr. Knittel’s employment is terminated by him for “good reason” or by CIT “without cause” (in each case, as defined in his employment agreement and as further described under the heading, “Potential Payments Upon Termination or Change of Control” in this proxy statement).

Other Plans

     The Savings Incentive Plan covers all officers and employees in the United States who have at least 60 days of service and are 18 years of age or older. Under this plan, CIT matches 100% of a participant’s own pre-tax contributions to the plan up to the first 5% of eligible pay. Additionally, certain participants who were eligible and elected to remain covered under the Retirement Plan’s Traditional Retirement Formula receive flexible retirement contributions by CIT under the Savings Incentive Plan. Flexible Retirement Contributions of up to 3% of eligible pay are made as of December 31 each year, provided the participant is employed by CIT on December 31, left the company at or after age 55, or died or became disabled during the year. The excess of any Flexible Retirement Contributions limited by operation of the Tax Code are contributed under the Supplemental Savings Plan (the “SSP”), further described under the narrative information to the Nonqualified Deferred Compensation Table.

     The Tax Code requires the payment of the portion of benefits earned after December 31, 2004 for executive officers under the Executive Retirement Plan, the Supplemental Retirement Plan and the Supplemental Savings Plan (including potentially each of the named executive officers) to be delayed for six months if the officer’s employment ends for any reason other than death or disability. Payments that are delayed as a result of this tax law earn interest at a short-term rate until paid to the officer.

NONQUALIFIED DEFERRED COMPENSATION (1)

	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)

Name
(a)	(c)	(d)		(e)		(f)
John A. Thain	$4,696,154	$1,036,208	(3)	$—		$5,732,362	(4)
Jeffrey M. Peek	$—	$(190,976	)(5)	$1,785,478	(6)	$—	(5)
Peter J. Tobin	$—	$—		$—		$—
Scott T. Parker	$—	$—		$—		$—
Joseph M. Leone	$215,000	$38,712	(7)	$121,949	(8)	$161,366	(4)
Nelson J. Chai	$—	$—		$—		$—
Lisa K. Polsky	$—	$—		$—		$—
C. Jeffrey Knittel	$—	$250	(9)	$—		$5,705	(9)

(1)	None of the named executives, other than Mr. Peek, elected to participate in the CIT Group Inc. Deferred Compensation Plan.

(2)

Represents the grant date fair value of stock salary awards granted during 2010. The amounts shown are included in “Stock Awards” for 2010 in the Summary Compensation Table, and underlying grant details are included in the Grants of Plan-Based Awards table. Stock salary awards are described under the heading, “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Equity Awards Table,” as well as in the CD&A.

(3)

Represents the unrealized appreciation in the value of vested stock salary awards subject to transfer restrictions and described in footnote 2, based on the $47.10 closing price of CIT common stock on December 31, 2010.

(4)

Represents the value of vested stock salary awards subject to transfer restrictions and described in footnote 2, based on the $47.10 closing price of CIT common stock on December 31, 2010. The amount shown for Mr. Leone is after shares withheld by CIT to cover income tax withholding obligations described in footnote 8.

(5)	Amounts shown represent the change in account value and distributions during 2010, and the balance at December 31, 2010, related to the Deferred Compensation Plan.

(6)

Mr. Peek’s Deferred Compensation Plan account balance was payable upon his resignation from CIT, and was delayed for six months pursuant to his designation as a “Specified Employee” and as required by Section 409A.

(7)

The amount shown includes $445 representing earnings in the SSP during 2010, plus $38,267 representing the unrealized appreciation in the value of vested stock salary awards subject to transfer restrictions and described in footnote 2, based on the $47.10 closing price of CIT common stock on December 31, 2010. Messrs. Leone and Knittel are the only two named executives who participate in the SSP.

(8)

Includes $30,049 representing Mr. Leone’s SSP account balance which was payable upon his April 30, 2010 retirement from CIT, plus $91,900 representing shares withheld by CIT to cover income tax withholding obligations upon the settlement of stock salary awards described in footnote 2.

(9)

The amounts shown represent earnings during 2010 and the balance at December 31, 2010 in the SSP. SSP balances reflect accrued benefits prior to the conversion of the Retirement Plan to a “cash balance” formula in 2001. Messrs. Leone and Knittel are the only two named executives who participate in the SSP.

NARRATIVE INFORMATION RELATING TO NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan

     In 2005, we adopted the Deferred Compensation Plan (the “DCP”) which allows approximately 185 senior officers (including all of the named executive officers) the opportunity to defer payment of a portion of their base salary, up to a maximum of 50%, and certain incentive payments, up to a maximum of 75%. Deferred amounts are notionally invested in various investment benchmarks selected by the participant from those offered under the plan and that are aligned with those offered to participants under the Savings Incentive Plan. Changes to notional investment selections may be made on a daily basis. Participant deferrals under this plan are payable upon separation from service or in an elected calendar year, or in the event of a participant’s death, disability or unforeseeable emergency. Our obligations under the DCP are unsecured general obligations of CIT.

Supplemental Savings Plan

     Participants in the SSP receive an allocation of amounts that were not able to be contributed to the flexible retirement contribution account under the Savings Incentive Plan as a result of limits imposed under the Tax Code. Such amounts are notionally invested in the same investments as the participant’s flexible retirement contributions under the Savings Incentive Plan. However, in order to comply with Section 409A, the notional investment return under the SSP will change for active participants in the Executive Retirement Plan only, from the rate of investment return under the Savings Incentive Plan to a fixed rate of return as of December 31, 2008. The interest rate that will be used to determine such notional investment return under the SSP will be equal to the interest on 20-year Treasury Constant Maturities. Payments are made in a lump sum following the participant’s separation from service.

NARRATIVE INFORMATION RELATING TO
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements

     Each of our five named executive officers for 2010 that remain currently employed by CIT are party to employment letter agreements or employment agreements with CIT, as were Messrs. Peek and Leone. A summary of the principal provisions of such agreements follows below, along with the impact of applicable requirements of EESA, ARRA and the Interim Final Rule described in the CD&A. We do not have any employment agreements with Messrs. Thain, Parker, and Chai, or Ms. Polsky that provide for cash severance payments upon termination of employment or in connection with a change in control.

     Mr. Thain’s employment letter agreement contains certain non-solicitation and non-disparagement obligations. While employed by CIT and then for one year after the date of termination of Mr. Thain’s employment for any reason, Mr. Thain may not, without the written consent of the Board, (i) directly or indirectly attempt to solicit any client to transact business with a competitor of CIT or reduce or refrain from doing any business with CIT, (ii) directly or indirectly attempt to solicit anyone who is then an employee of CIT (or who was such an employee within the prior six months) to resign from CIT or to apply for or accept employment with any competitor of CIT or (iii) directly or indirectly disparage or publicly criticize CIT or any of its affiliates.

     Messrs. Parker and Chai, and Ms. Polsky, are each party to an employment letter agreement addressing the non-competition, non-solicitation and confidentiality obligations of CIT’s senior executives. Under the terms of such employment letter agreement, an executive shall not, (i) during employment with CIT and for one year thereafter, without CIT’s prior written consent, engage directly or indirectly in any competing business, (ii) directly or indirectly attempt to solicit any client to transact business with a competitor of CIT or reduce or refrain from doing any business with CIT, (iii) directly or indirectly attempt to solicit anyone who is then an employee of CIT (or who was such an employee within the prior six months) to resign from CIT or to apply for or accept employment with any competitor of CIT, or (iv) during and after employment will take reasonable measures to protect CIT confidential information from unauthorized use or disclosure.

Jeffrey M. Peek

     Mr. Peek’s employment agreement, as amended on September 2, 2009, was scheduled to expire on September 2, 2010. Mr. Peek resigned as Chairman and Chief Executive Officer, and as a director, effective January 15, 2010.

Compensation and Benefits

     Pursuant to his employment agreement effective as of his resignation, as well as the restrictions imposed by EESA, ARRA, the Interim Final Rule and/or FDIC Regulations, Mr. Peek did not receive any cash severance payment or bonus compensation for 2010. In addition, Mr. Peek did not receive company-paid continued benefits or any incremental age and service credit under any relevant CIT retirement plans.

     The following table summarizes the amounts to which Mr. Peek was entitled as of the date of his termination (valued as of the close of business on January 15, 2010). All of the following represent awards and benefits that had been earned for service prior to and through Mr. Peek’s last day of employment.

Unvested Equity and Unexercised Stock Options (1)	$—
Retirement Plan Benefits (2)	$4,778,056
401(k) Savings Incentive Plan (3)	$236,365
Deferred Compensation Balances (4)	$2,019,889

Total	$7,034,310

(1)

Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence CIT common stock issued under incentive plans and granted prior to December 10, 2009 were cancelled effective on that date.

(2)

Represents the actuarial present values of future payments under all relevant CIT retirement plans including the Retirement Plan, the Supplemental Retirement Plan and the Executive Retirement Plan. The present values of these retirement benefits as of December 31, 2010 are shown in the Pension Benefits table earlier in this Proxy Statement.

(3)

Represents the cumulative broad-based 401(k) Savings Incentive Plan balance, which will remain invested in the Savings Incentive Plan until Mr. Peek elects to receive distributions from the plan or rollover the balance to a separately held tax-qualified investment account.

(4)

The amount shown reflects salary and bonus compensation deferred in past years by Mr. Peek under the DCP, plus the cumulative notional investment returns through the valuation date. The Tax Code requires that payment of Mr. Peek’s DCP balance be delayed for six months, until July 2010. Actual payments from the DCP are shown in the Nonqualified Deferred Compensation Table earlier in this Proxy Statement.

Restrictive Covenants

     For a period of two years following his resignation from CIT, Mr. Peek may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States that is in competition with any lines of business that account for at least 10% of CIT’s gross revenues, (ii) disparage or publicly criticize CIT or any of its affiliates, or (iii) hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring, or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

Joseph A. Leone

Compensation and Benefits

     Mr. Leone’s employment agreement, as last amended on December 18, 2009, expired on April 30, 2010, the effective date of Mr. Leone’s retirement from CIT. The following table summarizes the amounts to which Mr. Leone was entitled as of the date of his termination (valued as of the close of business on April 30, 2010) pursuant to his employment agreement as well as the restrictions imposed by EESA, ARRA, the Interim Final Rule and/or FDIC Regulations. In addition, Mr. Leone did not receive company-paid continued benefits or any incremental age and service credit under any relevant CIT retirement plans.

Unvested Equity and Unexercised Stock Options (1)	$—
Retirement Plan Benefits (2)	$5,990,964
401(k) Savings Incentive Plan (3)	$1,068,017
Prorated Target Bonus (4)	$216,370

Total	$7,275,351

(1)

Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence CIT common stock issued under incentive plans and granted prior to December 10, 2009 were cancelled with effect on that date.

(2)

Represents the actuarial present values of future payments under all relevant CIT retirement plans including the Retirement Plan, the Supplemental Retirement Plan and the Executive Retirement Plan. The present values of these retirement benefits as of December 31, 2010 are shown in the Pension Benefits table earlier in this Proxy Statement.

(3)

Represents the cumulative broad-based Savings Incentive Plan balance, which will remain invested in the Savings Incentive Plan until Mr. Leone elects to receive distributions from the plan or rollover the balance to a separately held tax-qualified investment account.

(4)

Represents Mr. Leone’s target bonus as defined in his employment agreement and limited by the restrictions imposed by EESA, ARRA, the Interim Final Rule and/or FDIC regulations. The amount is based on 150% of Mr. Leone’s annual cash base salary, multiplied by 120 days worked during 2010 and divided by 365 days, prorated to exclude the period January 1, 2010 through February 8, 2010 during which Mr. Leone remained subject to executive compensation restrictions in connection with CIT’s participation in TARP.

Restrictive Covenants

     Mr. Leone signed a release of claims in connection with his retirement or termination without cause. In addition, for a period of two years following his resignation from CIT, Mr. Leone may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States that is in competition with any lines of business that account for at least 10% of CIT’s gross revenues, (ii) disparage or publicly criticize CIT or any of its affiliates, or (iii) hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring, or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

C. Jeffrey Knittel

Compensation and Benefits

     Mr. Knittel’s employment agreement, as amended and restated on January 18, 2011, provides for the payment of an annual base salary to be reviewed when the salaries of all CIT executive officers are reviewed. Once Mr. Knittel’s salary is increased, it may not later be reduced. Mr. Knittel is also entitled to an annual bonus opportunity based on the performance of CIT and his business unit, in accordance with CIT’s incentive plans and programs (with a target bonus of at least 100% of annual base salary). Mr. Knittel’s employment agreement provides for his participation in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans generally available to senior executives. In addition, Mr. Knittel’s employment agreement provides for continued participation in CIT’s Executive Retirement Program and all other supplemental and excess retirement plans on terms no less favorable than provided immediately prior to the effective date of Mr. Knittel’s employment agreement. Mr. Knittel is also eligible to receive benefits under the CIT retiree medical and life insurance plan.

Termination and Change of Control Arrangements

     In the event Mr. Knittel’s employment is terminated by him for “good reason” or by CIT “without cause” (in each case, as defined in his employment agreement), Mr. Knittel generally is entitled to receive a prorated bonus, continued salary and bonus for two years, continued benefits for up to two years, two years of age and service credit under all relevant CIT retirement plans, and outplacement services. In addition, all of Mr. Knittel’s outstanding equity compensation awards will fully vest and he generally will have two years to exercise outstanding options. Without limitation, none of the aforementioned items will be payable to the extent they are limited by restrictions imposed by FDIC Regulations.

     In the event of a termination due to death or disability, Mr. Knittel (or his estate) is entitled to a lump sum payment equal to the sum of his annual base salary, a prorated bonus payment, full accelerated vesting with respect to outstanding equity compensation awards, and amounts due under CIT’s general benefits plans and programs, if any. In addition, for a termination due to disability, Mr. Knittel is entitled to continue to accrue age and service credit through retirement for purposes of CIT’s retirement plans. In the event of a termination due to retirement, Mr. Knittel is entitled to a pro-rated bonus payment, except as limited by the restrictions imposed by FDIC Regulations.

Change of Control

     In the event of a change of control (as defined in Mr. Knittel’s employment agreement), the term of his employment agreement will be extended to the second anniversary of the change in control. In addition, should his employment be terminated “without cause” or by Mr. Knittel for “good reason” (each as defined in his employment agreement) during the two year extension period, Mr. Knittel will receive the same severance payments and benefits described above for a termination “without cause” except that continued salary and bonus will be for two and one-half years and is payable in a lump sum.

Without limitation, none of the aforementioned items will be payable to the extent they are limited by restrictions imposed by FDIC Regulations.

Restrictive Covenants

     Mr. Knittel’s employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for one year following termination of employment for any reason, Mr. Knittel may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States which is in competition with any lines of business actively being conducted by CIT on the date of termination, or (ii) disparage or publicly criticize CIT or any of its affiliates. In addition, while employed by CIT and for two years following termination of employment for any reason, Mr. Knittel may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

     As described above, we have entered into certain agreements and maintain certain plans that will require CIT to provide compensation to certain of our named executive officers in the event of a termination of employment of the named executive officer or a change of control of CIT. The amount of compensation payable to each named executive officer in each situation is listed in the table below, based on the assumption that the triggering event took place on December 31, 2010, with the exception of Messrs. Peek and Leone for whom compensation and benefits payable upon termination are provided under the heading “Employment Agreements” above.

     Amounts shown below do not include payments and benefits to the extent they are generally provided to all U.S. employees under each situation listed including severance, disability benefits, life insurance payable upon death during employment, retiree medical and life insurance benefits, and vested balances under the 401(k) plan. The amounts also do not include pension benefits, set forth in the Pension Plan Table, or DCP and SSP balances shown in the Nonqualified Deferred Compensation Table.

     FDIC Regulations continue to prohibit CIT from making any “golden parachute” payments to SEOs on account of an applicable severance from employment. CIT will only make such payments as allowed by FDIC Regulations and available regulatory guidance. The amounts shown in the table below assume that the FDIC Regulations do not apply.

Termination Reason	Name	Incremental Severance (1)	Value of Unvested Plan-Based Awards (2)	Present Value of Incremental Pension Benefits (3)	Present Value of Incremental Health/ Welfare Benefits (4)	Total (5)

Retirement	John A. Thain	n/a	n/a	n/a	n/a	$—
	Scott T. Parker	n/a	n/a	n/a	n/a	$—
	Nelson J. Chai	n/a	n/a	n/a	n/a	$—
	Lisa K. Polsky	n/a	n/a	n/a	n/a	$—
	C. Jeffrey Knittel	$475,000	n/a	n/a	$—	$475,000

Good Reason or	John A. Thain	n/a	n/a	n/a	n/a	$—
Involuntary Without	Scott T. Parker	n/a	n/a	n/a	n/a	$—
Cause	Nelson J. Chai	n/a	n/a	n/a	n/a	$—
	Lisa K. Polsky	n/a	n/a	n/a	n/a	$—
	C. Jeffrey Knittel	$2,375,000	$1,778,727	$3,054,967	$89,656	$7,298,350

Death	John A. Thain	n/a	$1,935,616	n/a	n/a	$1,935,616
	Scott T. Parker	n/a	$2,580,822	n/a	n/a	$2,580,822
	Nelson J. Chai	n/a	$3,252,762	n/a	n/a	$3,252,762
	Lisa K. Polsky	n/a	$1,908,944	n/a	n/a	$1,908,944
	C. Jeffrey Knittel	$950,000	$1,778,727	n/a	$1,425,000	$4,153,727

Disability	John A. Thain	n/a	$1,935,616	n/a	n/a	$1,935,616
	Scott T. Parker	n/a	$2,580,822	n/a	n/a	$2,580,822
	Nelson J. Chai	n/a	$3,252,762	n/a	n/a	$3,252,762
	Lisa K. Polsky	n/a	$1,908,944	n/a	n/a	$1,908,944
	C. Jeffrey Knittel	$950,000	$1,778,727	n/a	$—	$2,728,727

Change of Control	John A. Thain	n/a	$1,935,616	n/a	n/a	$1,935,616
	Scott T. Parker	n/a	$2,580,822	n/a	n/a	$2,580,822
	Nelson J. Chai	n/a	$3,252,762	n/a	n/a	$3,252,762
	Lisa K. Polsky	n/a	$1,908,944	n/a	n/a	$1,908,944
	C. Jeffrey Knittel	$2,850,000	$1,778,727	$3,054,967	$89,656	$7,773,350

(1)

Represents the value payable in a lump-sum of Mr. Knittel’s target bonus based on 100% of his annual base salary, plus one-times his annual base salary in the event of death or disability, plus two times his combined annual base salary plus target bonus in the event of a termination for “Good Reason” or “Without Cause” (each as defined in his employment agreement), or two and one-half times his combined salary plus target bonus in the event of his termination following a Change of Control, pursuant to terms of his employment agreement. Messrs. Thain, Parker and Chai, and Ms. Polsky are eligible to receive un-enhanced severance benefits pursuant to arrangements that generally cover all U.S. employees, which are not included in the table above.

(2)

Generally, represents unvested equity-based awards that are calculated based on $47.10, the closing price of our common stock on December 31, 2010. The treatment upon termination for each type of equity award is further described under the heading, “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Equity Awards Table” following the Grants of Plan-Based Awards table that appears earlier in this Proxy Statement. The amount shown for Mr. Knittel for each termination scenario, other than retirement, includes a $1,000,000 fixed cash payment pursuant to a one- time award granted in January 2009 and scheduled to vest 100% in January 2011.

(3)

Amounts shown represent the present value of incremental two years age and service credit above the pension benefits set forth in the Pension Plan table, in the event of an involuntary termination of employment other than for cause, pursuant to Mr. Knittel’s employment agreement. Present values of the benefits under the Executive Retirement Plan and Supplemental Retirement Plan are based on FASB ASC Topic 715 assumptions of a discount rate of 5.25% and 5.5%, respectively, and the Generational PPA Sex Distinct Annuitant table.

(4)	Includes, as applicable to Mr. Knittel pursuant to his employment agreement (a) the estimated value of medical or dental coverage premiums for individual policies to provide coverage for a period of two years; (b) the estimated cost of company provided basic group life insurance that provides one times base salary plus the cost of accidental death and dismemberment insurance that provides one times base salary (the base salary is capped at $500,000 under the plan); and (c) the estimated cost to purchase individual disability insurance policy coverage for a period of two years. In the event of death, the amount shown for Mr. Knittel represent three times annual base salary pursuant to the Executive Retirement Plan.

(5)	Mr. Knittel’s employment agreement was amended in December 2009 to remove contractual gross-up related to any excise taxes pursuant to Section 280G of the Tax Code and the related based on the value of amounts and benefits payable under each termination scenario. Therefore, no estimate for any such gross-up calculation is included in the amounts shown in the table above.

2011 COMPENSATION COMMITTEE REPORT AND CERTIFICATION OF RISK REVIEW

     The Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on this discussion and review of the Compensation Discussion and Analysis, the Compensation Committee has recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

     In 2008, CIT sold $2.33 billion of CIT perpetual preferred stock and related warrants to the U.S. Department of the Treasury as a participant in the federal government’s Capital Purchase Program, part of the Troubled Assets Relief Program (“TARP”) established under the Emergency Economic Stabilization Act of 2008 (“EESA”). CIT remained subject to executive compensation restrictions connection with its participation in TARP through the period ending February 8, 2010. In the first quarter of 2009, Congress enacted the American Recovery and Reinvestment Act of 2009 (“ARRA”). In June 2009, Treasury published the TARP Standards for Compensation and Corporate Governance; Interim Final Rule (the “Interim Final Rule”), which provided further clarification on restrictions imposed by ARRA, including certification requirements. In accordance with the Interim Final Rule.

     The Compensation Committee certifies that with respect to the period beginning on January 1, 2010 through and including February 8, 2010:

     (1) it has reviewed with senior risk officers the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of CIT Group Inc. (CIT);

     (2) it has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to CIT; and

     (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of CIT to enhance the compensation of any employee.

March 7, 2011	Compensation Committee
Seymour Sternberg, Chair
William M. Freeman
John R. Ryan

NARRATIVE RISK DISCLOSURE

     In accordance with the Interim Final Rule, the Compensation Committee provides this narrative disclosure.

Employee Compensation Plans

     In late 2009 and early 2010 we began a comprehensive risk analysis, in conjunction with our Chief Risk Officer, of our employee compensation plans using a risk assessment tool developed by Watson Wyatt. The risk assessment tool was designed to facilitate a quantitative approach to review and provide an objective evaluation of CIT’s employee incentive plans across all business segments. Using the risk assessment tool, we evaluated our employee compensation plans using six weighted assessment categories that are intended to help determine whether an employee compensation plan encourages excess risk or the manipulation of earnings: Incentive Design, Strategic Alignment & Goal-Setting, Pay Opportunity, Process, Monitoring (position eligibility) and Administrative. Corporate controls and the audit process were predominant considerations in the assessments. Each employee compensation plan received a score in each of the six categories. The scores were weighted by category and combined to result in a risk-assessment score assigned to each employee compensation plan. The three categories given the heaviest weight were Incentive Design, Strategic Alignment & Goal Setting, and Process.

     As part of this analysis we evaluated 79 employee compensation plans using the risk assessment tool. Of the 79 employee compensation plans we evaluated, we determined that 60 of the plans limited unnecessary risk without any further remediation necessary. Eight employee compensation plans received quantitative scores that we concluded were within tolerable limits; however, in 2010, we made changes to remediate certain identified issues such as requiring higher levels of payment approval and setting individual performance parameters in order to further bolster the limitation of unnecessary risk. We concluded that 11 employee compensation plans may permit an unacceptable level of risk, because these plans lacked a formulaic approach to both funding pools and allocating awards and had inadequate goal setting. These plans identified as presenting an unacceptable level of risk were subsequently eliminated or remediated during the course of 2010.

     Our conclusion as a result of this analysis, supported by Watson Wyatt and our internal risk management team, was that CIT’s employee compensation plans did not encourage the manipulation of reported earnings or excessive risk-taking by employees.

     During the course of 2010 we reduced the number of incentive plans to 58. The reduction was as a result of exiting non-core businesses, remediating issues identified in the Watson Wyatt risk review, increasing efficiency in our compensation program and better alignment of our compensation plans with the goals of the Company.

     During 2010, our newly-hired Chief Risk Officer and members of her team undertook a holistic review of plans that had gone through the Watson Wyatt risk review and focused on how these plans related to meeting the overall needs of the Company as well as limiting risk. Our risk management team reviewed the Watson Wyatt risk assessment tool results for the remaining 57 non-discretionary compensation plans. The Risk team conducted a further qualitative review of the plans with the greatest risk potential as well as a review of the main discretionary annual incentive pool funding. In total, plans representing 76% of the total pool dollars in formulaic plans were reviewed in detail by the new team even though there were no changes to the vast majority of the plans from the time of the prior risk review in late 2009/early 2010.

     Our overall compensation system is largely discretionary. The majority of our employees, including our senior executive officers, are compensated through discretionary, rather than formulaic-based plans. While certain employees receive compensation through formulaic-based plans, such compensation is reviewed by risk management and more senior managers who are not compensated through formulaic-based plans. The formulaic-based plans included in our most recent analysis were reviewed for formula metrics, total plan value, number and type of employees, pool formula calculations and factors designated to mitigate risk. The approval process for any material changes made to commission based sales incentive formulas over the course of 2010 also included a review by the risk management team.

     In early 2011, we met with the Chief Risk Officer again and discussed changes made during 2010 to employee compensation plans, as well as the continued results of the Watson Wyatt risk assessment tool and the qualitative review conducted by the risk management team. Our overall conclusion, supported by our credit risk management team, is that we believe CIT’s employee compensation plans do not encourage the manipulation of reported earnings or excessive risk-taking by employees.

Senior Executive Officer Compensation Plans

     Due to restrictions imposed by EESA, ARRA and the Interim Final Rule, with respect to the period beginning on January 1, 2010 through and including February 8, 2010 (the “Applicable Period”), the direct compensation of our named executive officers consisted of only base salary and for certain officers stock salary. We did not grant any bonuses with respect to the Applicable Period under our corporate bonus plan or discretionary sales plans. We did not grant equity to our named executive officers with respect to the Applicable Period other than stock salary.

     For the remainder of 2010, the compensation of our executive officers included the following components: (i) base salary, (ii) stock salary, (iii) discretionary incentive awards awarded as a combination of cash and RSUs, and (iv) RSU awards. Base salary for executive officers for 2010 was, and continues to be, capped at $500,000 and compensation for executive officers is heavily weighted towards RSUs. Also, as noted above, our senior executive officers are compensated through discretionary, rather than formulaic-based, compensation plans.

     We do not believe that the above components encouraged named executive officers to take unnecessary and excessive risks that threaten the value of CIT because: (1) base salary and stock salary are fixed components of compensation and do not vary depending on the level of performance achieved; (2) the discretionary nature of the 2010 incentive awards and the inclusion of qualitative measures combined with the committee’s review of attainment against those measures mitigate the possibility of direct manipulation by each executive of any single performance measure; and (3) RSUs linked to future stock price fluctuations serve to lengthen the delivery of compensation over a longer period including the possibility of cancelling unvested awards as appropriate.

NARRATIVE DISCLOSURE OF COMPENSATION POLICIES AND PRACTICES AS THEY
RELATE TO RISK MANAGEMENT

     As disclosed above in the Compensation Committee’s Narrative Risk Disclosure, CIT and the Committee have reviewed CIT’s compensation policies and plans as they apply to all employees across all business segments to determine whether employee compensation plans encourage excessive risk-taking that may expose CIT to material business risks.

     After conducting the review, the overall conclusion of the Committee is that the Company’s compensation plans for employees do not encourage risk-taking that is reasonably likely to have a material adverse affect on CIT.

2011 AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to CIT’s audited financial statements for the year ended December 31, 2010. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that CIT specifically incorporates such information by reference in such filing.

     Under the terms of its charter, the Audit Committee (i) monitors the quality and integrity of CIT’s financial reporting process, financial statements and systems of internal controls regarding finance and accounting, (ii) reviews CIT’s corporate compliance policies and monitors the compliance by CIT with its Code of Business Conduct, and its other compliance policies, as well as with legal and regulatory requirements, (iii) monitors the qualifications, independence and performance of CIT’s internal audit function and independent registered public accounting firm, (iv) retains and determines the compensation of the independent auditors, and (v) monitors CIT’s financial, litigation and compliance risks. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures. Management has primary responsibility for the preparation and integrity of the financial statements and the reporting process. CIT’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America.

     The Audit Committee reviewed CIT’s audited financial statements and related SEC filings for the year ended December 31, 2010 and met with management and PricewaterhouseCoopers LLP (“PwC”), CIT’s independent registered public accounting firm, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee has discussed with PwC the matters required to be discussed by auditing standard AU 380 as adopted by the Public Company Accounting Oversight Board, as amended. In addition, the Audit Committee has received from PwC its written disclosures and letter regarding its independence from CIT, as required by the applicable requirements of the Public Company Accounting Oversight Board, and has discussed with PwC its independence from CIT and management. The Audit Committee has also determined, based on such disclosures, letter and discussions, that PwC’s provision of other non-audit services to CIT is compatible with the auditors’ independence.

     Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in CIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

March 1, 2011	Audit Committee
Marianne Miller Parrs, Chair
Michael J. Embler
David M. Moffett

OVERVIEW OF PROPOSALS

     This Proxy Statement contains five proposals requiring stockholder action. Proposal 1 requests the election of eleven directors to the Board. Proposal 2 seeks the ratification of the appointment of PricewaterhouseCoopers LLP as CIT’s independent registered public accounting firm for 2011. Proposal 3 requests a non-binding advisory vote on executive compensation. Proposal 4 requests a non-binding advisory vote on the frequency of the vote on executive compensation. Proposals No. 5 seeks approval of CIT’s 2011 Employee Stock Purchase Plan. Each of the proposals is discussed in more detail below.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board has nominated directors Thain, Embler, Freeman, Moffett, Oates, Parrs, Rosenfeld, Ryan, Sternberg, Tobin and Unger to be elected to continue to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified.

     Arthur B. Newman passed away on December 16, 2010. The Board has not nominated an individual to fill this vacancy. Mr. Newman had been the Chairperson of the Compensation Committee. Mr. Sternberg was subsequently appointed Chairperson of that Committee. In addition, Daniel A. Ninivaggi has advised the Board of his preference not to be nominated for re-election to the Board in light of the increasing requirements on his time in connection with his employment responsibilities. The remaining eleven of CIT’s directors, each of whom is listed in the table under “Directors-Nominees” and whose biographical information and qualifications are set forth immediately following such table, are nominated for election at the Annual Meeting.

     At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the eleven nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s eleven nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board, if any, to fill the vacancy.

Vote Required

     A majority of the votes cast at the Annual Meeting is required to elect directors to the Board. A nominee for director shall be elected to the Board of Directors if the votes cast FOR such nominee’s election exceed the votes cast AGAINST such nominee’s election.

Recommendation of the Board

     The Board of Directors recommends a vote FOR each of the nominees for director.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as CIT’s Independent Registered Public Accounting Firm and as external auditors of CIT’s consolidated financial statements for 2011, to review management’s assessment of the effectiveness of internal control over financial reporting as of and for the year ending December 31, 2011, and to perform appropriate auditing services. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Board, as a matter of policy, is requesting that CIT’s stockholders ratify the appointment of PwC. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal; however, if our stockholders do not ratify the appointment of PwC, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain another independent registered public accounting firm if it determines such change would be in the best interests of CIT’s stockholders.

     PwC has audited our financial statements since June 2001. A member of PwC will be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to stockholders’ questions.

Fees for Professional Services Paid to Auditors

     The following table sets forth the aggregate fees, including out-of-pocket expenses, for professional services billed by PwC related to the years ended December 31, 2010 and December 31, 2009:

	Year ended December 31, 2010	Year ended December 31, 2009

Audit Fees (a)	$13,410,000	$14,345,000
Audit-Related Fees (b)	1,233,000	1,010,000
Tax Fees (c)	662,000	714,000
All Other Fees (d)	10,000	10,000

Total Fees	$15,315,000	$16,079,000

(a)

Audit fees include fees in connection with professional services rendered for audit of CIT’s consolidated financial statements and effectiveness of internal controls over financial reporting, limited reviews of CIT’s unaudited interim consolidated financial statements included in Form 10-Qs, and as appropriate, statutory and regulatory audits, issuances of comfort letters, consents, income tax provision procedures and assistance with review of documents filed with the SEC. The audit fees in the 2009 column have been updated compared to those disclosed in CIT’s 2010 proxy statement, primarily to include fees for subsidiary audits related to fiscal 2009 that were agreed to after the filing of the 2010 proxy statement. The 2009 balance has also been conformed to 2010 presentation.

(b)

Audit related fees include fees for assurance and related services that are reasonably related to the audit or review of financial statements, including audits of employee benefit plans, review of our service centers, and guidance related to emerging accounting standards. The 2009 balance has also been conformed to 2010 presentation.

(c)	Tax fees include fees for tax services rendered for tax return preparation, tax compliance and tax advice. The 2009 balance has been lowered to reflect a change in work performed.

(d)	All other fees include fees for user licenses for access to a technical reference library.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

     CIT will not retain PwC for any professional services without the prior approval of the Audit Committee, except that the Audit Committee has delegated to its Chairman the authority to authorize management to retain PwC for professional services in which the aggregate fees are expected to be less than $150,000 in any calendar quarter, subject to ratification by the Committee at its next meeting. In general, CIT does not retain PwC to provide information systems, tax consulting, or other consulting services. The Audit Committee has determined that the professional services provided by PwC as quantified in the table above are compatible with the independent auditor maintaining its independence. The Audit Committee gave prior approval to all audit and non-audit professional services provided by PwC in 2010.

Vote Required

     The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to ratify the appointment of PwC as our independent registered public accounting firm.

Recommendation of the Board

     The Board of Directors recommends a vote “For” the ratification of PricewaterhouseCoopers LLP as CIT’s independent registered public accounting firm and auditors for 2011.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

     CIT is submitting to stockholders a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC.

     CIT has a “pay-for-performance” philosophy that forms the foundation of decisions regarding incentive compensation of CIT’s employees, including its named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to CIT’s ability to attract, retain and motivate individuals who can achieve superior long-term financial results. Please refer to ‘’Compensation Discussion and Analysis” and “Executive Compensation” sections (including, the Summary Compensation Table) for an overview of the compensation of CIT’s named executive officers.

     The Board is providing you, as a stockholder, the opportunity to endorse CIT’s compensation of its named executive officers and recommends that you approve, in an advisory vote, the following resolution:

RESOLVED, that the compensation paid to CIT’s named executive officers, as disclosed in CIT’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion, is hereby APPROVED.

     As an advisory vote, this proposal is not binding upon CIT; however, the Compensation Committee, which is responsible for designing and administering

CIT’s executive compensation program, values the opinions of stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

     The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve, on a non-binding basis, the compensation for our named executive officers.

Recommendation of the Board

     The Board of Directors recommends a vote “For” approving the compensation of CIT’s named executive officers, as described in this Proxy Statement.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF
ADVISORY VOTES ON EXECUTIVE COMPENSATION

     In addition to the advisory approval of our executive officer compensation, we are seeking a non-binding determination from our stockholders as to how frequently CIT should seek a non-binding stockholder advisory vote on the compensation of CIT’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years, or they may abstain from voting.

     After careful consideration, our Board has determined that a non-binding advisory vote on executive compensation that occurs every year is appropriate for CIT and is consistent with CIT’s Corporate Governance Guidelines; therefore, our Board recommends that you vote for a one-year interval for the non-binding advisory vote on executive compensation.

     The Board determined that an annual advisory vote on executive compensation will allow stockholders to provide CIT with their direct input on CIT’s executive compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with CIT’s policy, as set forth in our Corporate Governance Guidelines, of seeking input from stockholders on executive compensation philosophy, policies and practices at each annual meeting of stockholders.

     You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years, or abstain from voting when you vote in response to the resolution set forth below.

RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a non-binding stockholder advisory vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).

     The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders; however, because this vote is advisory and not binding on the Board of Directors or CIT in any way, the Board may decide that it is in the best interests of our stockholders and CIT to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Vote Required

     The frequency of the advisory vote (every one, two or three years) receiving the greatest number of affirmative votes of the shares represented at the Annual Meeting and entitled to vote will be considered the frequency recommended by stockholders.

Recommendation of the Board

     The Board recommends a vote for the option of “once every year” as the frequency with which stockholders are provided a non-binding advisory vote on executive compensation, as disclosed pursuant to the SEC’s compensation disclosure rules.

PROPOSAL 5

APPROVAL OF THE CIT GROUP INC. 2011 EMPLOYEE STOCK PURCHASE PLAN

     On December 6, 2010, the Board of Directors approved, subject to stockholder approval, the CIT Group Inc. 2011 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to align the interests of our employees with our stockholders by providing eligible employees of CIT and certain of its subsidiaries with an opportunity to acquire an ownership interest in CIT by purchasing shares of Common Stock through payroll deductions on an after-tax basis.

     The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, as amended (the “Tax Code”) and the provisions of the ESPP will be construed in a manner consistent with the requirements of such Section. Subject to stockholder approval, the first offering period of the ESPP is expected to begin on July 1, 2011, with the first purchases under the ESPP taking place on September 30, 2011.

     The following summary describes the principal provisions of the ESPP, but is not intended to be a complete description of all its terms and provisions. This description is qualified by reference to the plan document, a copy of which is attached to this Proxy Statement as Appendix A.

Administration

     The Employee Benefit Plans Committee of CIT (the “EBP Committee”) administers the ESPP. The EBP Committee (or its designee) has full power and authority to promulgate rules and regulations under the ESPP as it deems necessary, interpret the ESPP and take all other actions it deems necessary or advisable with respect to the ESPP, subject to the ESPP’s terms and conditions.

Eligibility

     An employee of CIT or a “participating subsidiary” who is customarily employed for 20 hours or more per week is generally eligible to participate in the ESPP. Unless and until modified by the EBP Committee, the term “participating subsidiary” includes all United States and Canadian subsidiaries. The EBP Committee may designate any other foreign subsidiary as a participating subsidiary from time to time.

     However, an employee who has been classified by CIT as having a salary band of 420 or above and who is a “highly compensated employee” under Section 423(b)(4)(D) of the Tax Code is ineligible to participate in the ESPP. Also, to the extent allowable under Section 423 of the Tax Code, the EBP Committee may determine that an option to purchase shares of Common Stock under the ESPP will not be extended to all or some highly compensated employees. Based on the number of CIT employees as of February 28, 2011, the initial number of eligible employees is anticipated to be approximately 3,000.

     No employee will be eligible to purchase shares of Common Stock under the ESPP if, immediately after such purchase, the employee (i) would own stock and/or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of CIT or any of its subsidiaries, or (ii) would have purchased stock under all employee stock purchase plans of CIT and its subsidiaries in excess of $25,000 in fair market value (determined at the time such option is granted) for each calendar year in which the option is outstanding. Further, no person may purchase shares of Common Stock for an aggregate purchase price in excess of 10% of his or her base salary during any offering period (described below).

Number of Shares Available for Issuance

     If this Proposal Number 5 is adopted, the maximum number of shares of Common Stock that will be available for sale under the ESPP is 2,000,000,

subject to adjustment by CIT upon a change in CIT’s capitalization. The shares of Common Stock to be sold to participants under the ESPP may, at the election of CIT, be treasury shares, authorized but unissued shares or publicly traded shares.

     If, on the last business day of any offering period, the total number of shares of Common Stock that were to be purchased under the ESPP exceeds the number of shares of Common Stock available, the EBP Committee (or its designee) may (i) make a pro-rata distribution of the shares of Common Stock remaining, (ii) terminate the then offering period without any issuance of any shares of Common Stock or (iii) obtain stockholder approval for an increase in the number of shares of Common Stock authorized under the ESPP so that all purchases could be made in full. In the event of (i) or (ii) above, all payroll deductions not applied toward the purchase of shares of Common Stock will be returned to the participants.

Stock Purchases

     Under the ESPP, participants are given “options” to purchase shares of Common Stock during “offering periods” which begin on the first business day of each calendar quarter and end on the last business day of such calendar quarter (i.e., January 1 – March 31; April 1 – June 30; July 1 – September 30; and October 1 – December 31). The EBP Committee may change the duration of an offering period so long as such change is announced to eligible employees at least 15 days before the beginning of the offering period to be affected.

     To participate in the ESPP, an eligible employee must authorize payroll deductions to be taken from his or her base salary at a rate between 1% and 10% of the participant’s base salary. Participants may increase or decrease their rate of payroll deductions under the ESPP to be effective as soon as administratively feasible for the next offering period. A participant may not increase or decrease the rate of payroll deductions during an offering period to be effective for the same offering period.

     The option price per share of Common Stock will be determined by the EBP Committee, but in no event will it be less than 85% of the fair market value of a share of Common Stock on the last business day of an offering period. Generally, the fair market value of a share of Common Stock is the last sales price of a share of Common Stock on the New York Stock Exchange. Until modified by the EBP Committee, the option price per share will be 85% of the fair market value of a share of Common Stock on the last business day of the applicable offering period.

     So long as a participant continues payroll deductions for, and does not withdraw during, the duration of an offering period, the option to purchase shares of Common Stock under the ESPP is automatically exercised on the last business day of the offering period to purchase a number of shares of Common Stock equal to (i) the total amount of payroll deductions accumulated during the offering period divided by (ii) the option price per share. The maximum number of whole shares (and fractional shares, if allowed) of Common Stock subject to the option will be purchased for the participant at the applicable option price per share with the payroll deductions accumulated during the offering period.

     No interest accrues on the payroll deductions held in a participant’s account under the ESPP. Cash dividends for the shares of Common Stock held in a participant’s account are automatically invested in shares of Common Stock at the fair market value on the date of such investment as soon as administratively possible after such dividends are paid by CIT (with no contribution by CIT for any discount toward the purchase of such shares of Common Stock). Shares of Common Stock purchased with cash dividends are held in a participant’s account under the ESPP. Dividends paid in property, including shares of Common Stock, are distributed to the participants as soon as practicable.

Amendment and Termination

     The ESPP may be amended, suspended or terminated at any time by the EBP Committee; however, no amendment, suspension or termination that would impair the rights of any participant under the ESPP may be made without the participant’s consent. CIT will obtain stockholder approval of any amendment to the extent required to comply with Section 423 of the Tax Code, any applicable stock exchange rule or any other applicable law or regulation.

Other Provisions

     Participants’ Stockholder Rights. A participant will have the right to vote shares of Common Stock held in the participant’s account under the ESPP. However, a participant has no interest or voting right in shares of Common Stock covered by an option until such option has been exercised under the provisions of the ESPP.

     Participants’ Right to Withdrawal. Participants may withdraw all, but not less than all, payroll deductions accumulated during the offering period at any time prior to the last business day of the offering period by giving notice to the EBP Committee (or its designee). A participant who fails to continue payroll deductions for the duration of an offering period is treated as withdrawing from such offering period. If a participant withdraws from the ESPP, the accumulated payroll deductions will be paid to the participant as soon as administratively possible and no further payroll deductions will be made for the participant for such offering period. A participant’s withdrawal from the ESPP during one offering period does not affect such participant’s eligibility to participate in subsequent offering periods, subject to the ESPP’s eligibility requirements. However, in such a case, the participant must authorize the resumption of payroll deductions and the rate of such payroll deductions. A participant’s termination of employment for any reason or failure to remain in the continuous employ of CIT or a participating subsidiary for 20 hours or more per week during the offering period will constitute a withdrawal from the ESPP.

     Limited Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option to receive shares of Common Stock under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided to a beneficiary in accordance with the provisions of the ESPP) by the participant.

     Transfer Restrictions on Shares Received Pursuant to the ESPP. Shares of Common Stock purchased pursuant to the ESPP may not be sold, assigned, transferred, pledged or otherwise disposed of for a period of six months following the last business day of the offering period to which they relate except as prescribed in the ESPP for (i) estate planning purposes, (ii) compliance with a court order or settlement agreement in connection with a divorce or legal separation, or (iii) an economic hardship or good cause exception as granted by the EBP Committee.

New Plan Benefits

     Because participants participate in the ESPP in their discretion, the amount and dollar value of future benefits are not determinable at this time.

Federal Income Tax Consequences

     The ESPP is intended to comply with the provisions of Section 423 of the Tax Code as an “employee stock purchase plan.”

     Tax Effects on Participants. The payroll deductions authorized by a participant under the ESPP continue to be taxable income to the participant in the year such amounts are earned. Such income is subject to taxation to the same extent (U.S. federal, state, local and/or foreign) as other compensation income received by the participant. However, a participant will not recognize income upon enrollment, upon the offering of an option to purchase shares of Common Stock or upon any purchase of shares of Common Stock under the ESPP. All tax consequences are deferred until a participant sells the shares of Common Stock acquired under the ESPP, disposes of such shares by gift, or dies.

     The tax treatment with respect to a disposition of shares of Common Stock purchased pursuant to an option under the ESPP depends on whether such shares of Common Stock are disposed of within the holding period provided under Section 423 of the Tax Code. Under Section 423 of the Tax Code, the required holding period is the later of (i) two years after the date of the option grant or (ii) one year after the option exercise date. The required holding period is also satisfied if the participant dies while holding shares of Common Stock acquired under the ESPP. If a disposition does not satisfy the required holding period under Section 423 of the Tax Code, such disposition is called a “disqualifying disposition.” If a disqualifying disposition occurs, the participant must recognize as ordinary income, in the year of such disqualifying disposition, the difference between the fair market value of the shares of Common Stock on the date that the option is exercised and the option’s exercise price.

     Since the ESPP provides that the option price per share of Common Stock will be no less than 85% of the fair market value of a share of Common Stock on the last business day of an offering period, a participant who satisfies the required holding period under Section 423 of the Tax Code must include as ordinary income at the time of sale or other taxable disposition of the shares of Common Stock purchased pursuant to an option, or upon the participant’s death while still holding the shares of Common Stock purchased pursuant to an option exercised under the ESPP, the lesser of:

the amount, if any, by which the fair market value of the shares of Common Stock when the option was exercised exceeds the option price; or

the amount, if any, by which the fair market value of the shares of Common Stock at the time of such disposition or death exceeds the option price paid.

     The basis of the shares of Common Stock purchased pursuant to an option will be increased by the amount of ordinary income recognized. If a participant satisfies the applicable holding period with respect to the shares of Common Stock purchased pursuant to an option, such shares of Common Stock would be eligible for capital gains treatment under the Tax Code.

     Tax Effect for CIT. If a participant satisfies the applicable holding period, CIT will not be entitled to any tax deduction for any income recognized by the participant. If a disqualifying disposition occurs, CIT will be entitled to a tax deduction equal to the amount that the participant includes as ordinary income in the year in which the disqualifying disposition occurs.

     The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel. The foregoing is intended to be a general discussion of U.S. federal tax consequences and does not cover other aspects of an individual’s unique tax situation, such as state, local and/or foreign taxes.

Vote Required

     The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve the ESPP.

Recommendation of the Board

     The Board recommends a vote “For” the CIT Group Inc. 2011 Employee Stock Purchase Plan.

OTHER BUSINESS

     CIT’s management does not intend to bring any business before the 2011 Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any other matters properly come before the 2011 Annual Meeting, it is intended that the persons named in the proxy will vote pursuant to the proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority of the persons named in the proxy extends to matters which the Board does not know are to be presented at the meeting by others and any proposals of stockholders that were submitted after the deadline.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2012 ANNUAL MEETING

     Stockholder proposals to be included in the proxy statement for CIT’s next annual meeting must be received by the Corporate Secretary of CIT at his office at 1 CIT Drive, Livingston, NJ 07039, not later than 5:00 p.m. Eastern Standard Time on December 1, 2011, which is at least 120 calendar days prior to next year’s mailing date. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable SEC regulations.

     Also, under CIT’s By-Laws, nominations for director or other business proposals to be addressed at the meeting may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of CIT not later than the close of business on February 10, 2012 and not earlier than January 14, 2012. The notice must contain the information required by CIT’s By-Laws.

     These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must satisfy to have a proposal included in the proxy statement under the rules of the SEC.

     Copies of CIT’s By-Laws are available on CIT’s website at www.cit.com or may be obtained from the Corporate Secretary.

ATTENDANCE AT THE 2011 ANNUAL MEETING

     Attendance at the 2011 Annual Meeting is limited to stockholders and their proxies. Admission to the meeting will be on a first-come, first-served basis.

By Order of the Board of Directors Robert J. Ingato Executive Vice President General Counsel and Secretary March 31, 2011

Appendix A

CIT Group Inc.
2011 Employee Stock Purchase Plan
(Adopted May __, 2011)

The purpose of this Plan is to align the interests of employees with stockholders of the Company by providing certain employees of the Company and its Participating Subsidiaries with an opportunity to acquire an ownership interest in CIT by purchasing shares of Common Stock of the Company through payroll deductions on an after-tax basis. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Section 1. Definitions.

1.1. “Account” shall mean the account established for each Participant under the Plan.

1.2. “Base Salary” shall mean an Employee’s salary or base wages for each pay period during any Offering Period as determined from the payroll records of the Company or Participating Subsidiary before reduction for pre-tax amounts contributed by the Employee under Section 401(k), 132(f) or 125 of the Code or to any nonqualified deferred compensation plan. Without limiting the generality of the foregoing, Base Salary shall not include overtime, bonuses, any contributions by the Company or a Participating Subsidiary, to, or benefits paid under, the Plan or any other pension, profit-sharing, fringe benefit, group insurance or other employee welfare plan or any deferred compensation arrangement (other than pursuant to Section 401(k), 132(f) or 125 of the Code), expenses and reimbursements, and any other special or extraordinary compensation. Notwithstanding the foregoing, the Committee, in its sole discretion, may adjust the types of compensation constituting Base Salary; provided that any such determination shall be applied in a uniform and consistent basis to all Employees.

1.3. “Board” shall mean the Board of Directors of the Company.

1.4. “Broker” shall mean the brokerage firm designated in Section 8.

1.5. “Closing Date” shall mean the last business day of each Offering Period.

1.6. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.7. “Committee” shall mean the Employee Benefit Plans Committee of the Company and any successor committee or such other committee the Board (or its designee) appoints to administer the Plan. To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

1.8. “Common Stock” shall mean the common stock of the Company.

1.9. “Company” shall mean the CIT Group Inc., a Delaware corporation, and its successors.

1.10. “Employee” shall mean any person who is customarily employed for twenty (20) hours or more per week by the Company or a Participating Subsidiary.

1.11. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.12. “Fair Market Value” shall mean on any day, with respect to Common Stock of the Company which is (a) listed on a United States securities exchange, the last sales price of such stock on such day on the New York Stock Exchange (“NYSE”), or if the Common Stock is not then listed on the NYSE, the largest United States securities exchange on which such stock shall have traded on such day, or if such day is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which such securities exchange was open, (b) not listed on a United States securities exchange but is included in The NASDAQ Stock Market System (including The NASDAQ National Market), the last sales price on such system of such stock on such day, or if such day is not a trading day, on the immediately preceding trading day, or (c) neither listed on a United States securities exchange nor included in The NASDAQ Stock Market System, the fair market value of such stock as determined from time to time by the Board in good faith in its sole discretion.

1.13. “Highly Compensated Employee” shall mean an Employee becoming classified by the Company as having a salary band of 420 (or the equivalent) or above and qualifying as a “highly compensated employee” under Section 423(b)(4)(D) of the Code.

1.14. “Offering Date” shall mean the first business day of each Offering Period.

1.15. “Offering Period” shall mean each three (3) month period when Options for shares of Common Stock are offered by the Company, as described in Section 3 hereof.

1.16. “Option” shall mean the right of a Participant to purchase shares of Common Stock of the Company under an offering made under the Plan and pursuant to such Participant’s election to purchase.

1.17. “Participant” shall mean an Employee of the Company or Participating Subsidiary who is eligible to participate in, and enrolled in, the Plan in accordance with Sections 2 and 4 hereof.

1.18. “Participating Subsidiary” shall mean any Subsidiary that the Committee has specifically deemed eligible to participate in the Plan from time to time in its sole discretion. Effective as of the effective date of the Plan until modified by the Committee, any Subsidiary located in the United States or Canada shall be a Participating Subsidiary.

1.19. “Plan” shall mean the CIT Group Inc. 2011 Employee Stock Purchase Plan, as may be amended from time to time.

1.20. “Subsidiary” shall mean any corporation, domestic or foreign, (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 2. Eligibility.

2.1. Eligibility. Subject to Section 4 and except as provided in this Section 2, any Employee employed by the Company or a Participating Subsidiary shall be eligible to participate in the Plan as soon as administratively possible following the Employee’s commencement of employment with the Company or a Participating Subsidiary. An Employee is ineligible to participate in the Plan for any Offering Period if, as of the Offering Date in such Offering Period, the Employee is or becomes a Highly Compensated Employee. If an Employee participates in an Offering Period but becomes a Highly Compensated Employee during such Offering Period, then such Employee shall automatically be withdrawn from such Offering Period in accordance with Section 10.5 hereof. An eligible Employee may participate in the Plan as of any Offering Period following the Employee’s commencement of employment with the Company or a Participating Subsidiary, provided that the Employee authorizes payroll deductions no later than the fifteenth day of the month prior to the commencement of the applicable Offering Period.

2.2. Committee Discretion. Notwithstanding Section 2.1 above, Options to purchase shares of Common Stock under the Plan shall be offered to all Employees eligible to participate in the Plan in accordance with this Section 2, provided, however, solely to the extent allowable under Section 423 of the Code, the Committee may determine that an offering of shares of Common Stock under the Plan will not be extended to all or some “highly compensated employees” (as defined in Section 423(b)(4)(D) of the Code) of the Company or Participating Subsidiary.

2.3. Limit on Options. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan (i) if, immediately after the grant, such Employee would own stock or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary of the Company; (ii) which permits him or her to purchase shares of stock under all employee stock purchase plans of the Company and its Subsidiaries which have a Fair Market Value which exceeds Twenty-Five Thousand Dollars ($25,000) (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time; or (iii) which permits him or her to purchase shares of Common Stock that exceed the percentage provided in Section 5.1 below.

Section 3. Offering Dates. The Plan shall be implemented by one offering during each calendar quarter period, beginning on the effective date of the Plan as provided in Section 27 below and continuing until terminated in accordance with Section 21 hereof. The Offering Periods shall be as follows:

January 1 – March 31

April 1 – June 30

July 1 – September 30

October 1 – December 31

The Committee shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced to Employees at least fifteen days prior to the scheduled beginning of the first Offering Period to be affected.

Section 4. Participation. An eligible Employee may become a Participant in the Plan by authorizing payroll deductions in such form or manner as the

Company may prescribe prior to the applicable Offering Date. Once authorized, such authorization for payroll deductions shall commence on the first Offering Date as soon as administratively feasible after authorization is effected and shall remain effective for all subsequent Offering Periods until the Participant withdraws from the Plan as provided in Section 10 hereof or, subject to Section 5 hereof, authorizes a change in the amount of his or her payroll deductions.

Section 5. Payroll Deductions.

5.1. Election of Deduction Percentage. At the time a Participant authorizes payroll deductions, he or she shall elect to have payroll deductions made on each payday during subsequent Offering Periods at a rate between one percent (1%) and ten percent (10%) of Base Salary (such percentage representing a whole number percentage).

5.2. No Additional Payments. All payroll deductions made by a Participant shall be credited to his or her Account under the Plan. A Participant may not make any additional payments into such Account.

5.3. Changes in Deduction Percentage. A Participant may increase or decrease his or her rate of payroll deductions (within the limitations set forth in Section 5.1 hereof) to be effective as soon as administratively feasible during the next Offering Period by authorizing a new rate of payroll deductions.

5.4. Requirement of Continuation of Deductions. A Participant must continue payroll deductions for the duration of the Offering Period in order to exercise an Option in accordance with Section 7 hereof. In the event that a Participant does not continue payroll deductions for the entire Offering Period, such Participant shall be treated as withdrawing from such Offering Period in accordance with Section 10.1 hereof.

Section 6. Grant of Option.

6.1. Number of Option Shares. On each Offering Date, each eligible Employee participating in the Plan shall be granted an Option to purchase (at the per share Option price) up to a number of shares of the Company’s Common Stock determined by dividing the Employee’s payroll deductions to be accumulated during the Offering Period (not to exceed an amount equal to ten percent (10%) of his or her Base Salary during the applicable Offering Period) by the Option price, determined in accordance with this Section 6.

6.2. Option Price Per Share. The Option price per share of such shares of Common Stock shall be determined by the Committee, in its sole discretion, and shall remain in effect unless modified at least thirty (30) days prior to the applicable Offering Date, but in no event shall be less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock of the Company on the Closing Date. Effective as of the effective date of the Plan until modified by the Committee, the Option price per share of such shares of Common Stock shall be eighty-five percent (85%) of the Fair Market Value of a share of Common Stock of the Company on the Closing Date.

Section 7. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her Option for the purchase of shares of Common Stock will be exercised automatically on the Closing Date, and the maximum number of whole shares (and fractional shares if fractional share transactions may then be effectuated under the Plan) of Common Stock subject to the Option will be purchased for him or her at the applicable Option price with the accumulated payroll deductions in his or her Account. During his or her lifetime, a Participant’s Option to purchase shares of Common Stock hereunder is exercisable only by him or her.

Section 8. Designation of Broker and Participant’s Account with Broker.

8.1. Account. The Company has designated a registered broker-dealer and its affiliates to open and maintain an Account for each Participant. The Company reserves the right to change such designation at any time by action of the Committee without prior notice to Participants, and the Broker has reserved the right to terminate its services as Broker under the Plan at any time. The Broker shall deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed by the Company to its stockholders. The whole and fractional shares in each Participant’s Account shall be voted in accordance with the Participant’s signed proxy instructions duly delivered to the Broker by mail or otherwise, in accordance with the rules applicable to stock listed on the New York Stock Exchange.

8.2. Joint Accounts. Subject to Section 9 below and to the extent allowed by the Committee, each certificate (as described in Section 9 below) or Account, as the case may be, may be in the name of the Participant or in such Participant’s name jointly with a member of his or her family (over 21 years of age) with the right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such joint tenancy may have a certificate or Account in his or her name as tenant in common with a member of his or her family (over 21 years of age), without right of survivorship. Such designation may be changed by filing a notice of such change.

Section 9. Uncertified Shares of Common Stock. Effective as of the effective date of the Plan until modified by the Committee, the Company shall recognize the Participant’s ownership of shares of Common Stock through uncertificated book entry or another similar method pursuant to Section 9 herein. Such uncertificated shares of Common Stock shall be credited to a book entry account maintained by the Broker on behalf of the Participant. If thereafter certificates are issued with respect to the uncertificated shares of Common Stock, such issuance and delivery of certificates shall be in accordance with the applicable terms of the Plan. If certificates are issued under the Plan, a Participant may request, in accordance with Section 22 hereof, that the Company arrange for the delivery of a certificate representing the number of whole shares of Common Stock of the Company purchased upon exercise of the Participant’s Option as promptly as practicable after each Closing Date. A Participant may not require delivery for a fractional share, but may instruct the Broker to sell the fractional share. In connection with the delivery of certificates to a Participant, the Committee may, in its sole discretion, impose a reasonable charge.

Section 10. Withdrawal; Termination of Employment.

10.1. Withdrawals from Account. A Participant may withdraw all but not less than all the payroll deductions credited to his or her Account under the Plan at any time prior to the Closing Date by giving notice to the Committee in such form or manner as the Committee may prescribe. All of the Participant’s payroll deductions credited to his or her Account will be paid to him or her as soon as administratively possible after receipt of his or her notice of withdrawal and his or her Option for the current Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares of Common Stock will be made during such Offering Period.

10.2. Termination of Employment. Upon termination of the Participant’s employment prior to the Closing Date for any reason, including retirement or death, the payroll deductions credited to his or her Account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as administratively possible, and his or her Option will be automatically terminated.

10.3. Reduction of Hours. In the event an Employee fails to remain in the continuous employ of the Company or a Participating Subsidiary for (20) or more hours per week during the Offering Period in which the Employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Account will be returned to him or her as soon as administratively possible and his or her Option will be terminated.

10.4. Leave of Absence. In the event that, during the Offering Period, a Participant is granted an unpaid leave of absence (including a military or disability leave) and such Participant does not continue payroll deductions for the duration of such Offering Period in accordance with Section 5.4, then such Participant will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Account will be returned to him or her as soon as administratively possible and his or her Option will be terminated.

10.5. Highly Compensated Employee. In the event, during any Offering Period, a Participant becomes a Highly Compensated Employee, then he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Account will be returned to him or her as soon as administratively possible and his or her Option will be terminated. An Employee shall not be eligible to participate in the Plan so long as he or she is a Highly Compensated Employee.

10.6. Eligibility After Withdrawal. A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company. However, in such a case, the Participant must authorize the resumption of payroll deductions and the rate of such payroll deductions.

Section 11. No Interest. No interest shall accrue on the payroll deductions held in the Account of a Participant in the Plan.

Section 12. Stock.

12.1. Shares Subject to Plan. The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be two million (2,000,000), subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof. The shares of Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, authorized but unissued shares or publicly traded shares. If at the termination of any Offering Period the total number of shares of Common Stock which would otherwise be subject to Options granted pursuant to Section 6.1 hereof exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which Options have been exercised or are then outstanding), the Company shall promptly notify the Participants, and shall, in its sole discretion (i) make a pro rata allocation of the shares of Common Stock remaining available for such Options in as uniform a manner as shall be practicable and as it shall determine to be equitable, (ii) terminate the Offering Period without issuance of any shares of Common Stock or (iii) obtain stockholder approval for an increase in the number of shares of Common Stock authorized under the Plan such that all Options could be exercised in full. The Company may delay determining which of (i), (ii) or (iii) above it shall decide to effect, and may accordingly delay issuances of any shares of Common Stock under the Plan for such time as is necessary to attempt to obtain stockholder approval for any increase in shares of Common Stock authorized under the Plan. The Company shall promptly notify Participants of its determination to effect (i), (ii) or (iii) above upon making such decision. A Participant may withdraw all but not less than all the payroll deductions credited to his or her Account under the Plan at any time prior to such notification from the Company. In the event the Company determines to effect (i) or (ii) above, it shall promptly upon such determination return to each Participant all payroll deductions not applied towards the purchase of shares of Common Stock.

12.2. Rights in Stock before Exercise. The Participant will have no interest or voting right in shares of Common Stock covered by his or her Option until such Option has been exercised.

12.3. Registration of Stock upon Exercise. Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

Section 13. Dividends. Cash dividends for shares of Common Stock in Participants’ Accounts under the Plan shall not be distributed to Participants directly, but shall be automatically invested in shares of Common Stock at the full Fair Market Value on the date of such investment as soon as administratively possible after such dividends are paid by the Company. Such shares of Common Stock will be held in Accounts under the Plan. Dividends paid in property including shares of Common Stock shall be distributed to the Participants as soon as practicable.

Section 14. Administration. The Plan shall be administered by the Committee (or its designee). The Committee (or its designee) shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable. The administration, interpretation or application of the Plan by the Committee (or its designee) shall be final, conclusive and binding upon all Participants.

Section 15. Designation of Beneficiary. The beneficiary or beneficiaries of the Participant to receive any shares of Common Stock and cash, if any, from the Participant’s Account under the Plan in the event of such Participant’s death prior to delivery to him or her of such shares of Common Stock and cash shall be determined under the Company’s Group Life Insurance Plan. A Participant under the Plan may, from time to time, name any beneficiary or beneficiaries to receive any shares of Common Stock and cash, if any, from the Participant’s Account under the Plan. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company’s Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. If no beneficiary has been designated, then shares of Common Stock and cash, if any, from the Participant’s Account under the Plan shall be delivered to the Participant’s estate.

Section 16. Transferability. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10 hereof.

Section 17. Restrictions.

17.1. Transfer Restrictions on Shares. No Participant shall sell, assign, transfer, pledge or otherwise dispose of any shares of Common Stock received pursuant to the exercise of an Option under the Plan for six (6) months following the applicable Closing Date such Option was exercised, except as provided in this Section 17.1. Notwithstanding anything to the contrary in this Section, a Participant may transfer shares of Common Stock received pursuant to the exercise of an Option under the Plan (1) for estate planning purposes to trusts, limited liability companies or other entities established for the benefit of such Participant or his or her spouse, parent, sibling or lineal descendant; provided, that (a) the Participant making such transfer shall remain a beneficial owner of such shares of Common Stock, and (b) the transferee agrees in a writing suitable to the Company that the transferee shall not subsequently transfer such shares of Common Stock other than in a transfer back to the Participant; or (2) to the extent required to comply with a court order or settlement agreement in connection with a Participant’s divorce, legal separation, or similar proceeding. The Committee may also grant exceptions to this Section 17.1 based on economic hardship or other showing of good cause.

17.2. Certificates. Subject to Section 9 above, all certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable to assist in the compliance with any applicable tax withholding laws or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 18. No Segregation of Funds. The Company shall not be obligated to segregate payroll deductions received or held by the Company under the Plan. Such payroll deductions shall be used to purchase shares of Common Stock under the Plan in accordance with Section 7 hereof.

Section 19. Reports. Individual Accounts will be maintained for each Participant in the Plan. Statements of Account will be given to Participants within a reasonable period of time following each Closing Date.

Section 20. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each Option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under Option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each Option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board or the Compensation Committee of the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into or exercisable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

The Board or the Compensation Committee of the Board may, if it and/or they so determines in the exercise of its sole discretion, also make provisions for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Option under the Plan, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

Section 21. Amendment and Termination of the Plan.

21.1. Amendment and Termination. The Committee may at any time amend, alter, suspend, terminate or discontinue the Plan, but no amendment, alteration, suspension, termination or discontinuation shall be made which would impair the rights of any Participant under any Option theretofore granted without his or her consent.

21.2. Stockholder Approval of Amendments. The Company shall obtain stockholder approval of any Plan amendment to the extent required to comply with Section 423 of the Code, any applicable stock exchange rule or any other applicable law or regulation. Such stockholder approval to be obtained in such a manner and to such a degree as is required by applicable law, rule or regulation.

21.3. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted hereunder and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

Section 22. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices or other communications to a Participant by the Company shall be deemed to have been duly given when sent by the Company by regular mail to the address of the Participant on the human resources records of the Company.

Section 23. Conditions Upon Issuance of Shares of Common Stock. Shares of Common Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Section 24. Plan Not an Employment Contract. This Plan is not an employment contract, nor shall anything contained herein be deemed to give any Employee or other individual any right to be retained in his or her employer’s employ or to in any way limit or restrict his or her employer’s right or power to discharge any Employee or other individual at any time and to treat such Employee without any regard to the effect which such treatment might have upon him as a Participant of the Plan.

Section 25. Arbitration. Any dispute, controversy or claim arising out of or relating to the Plan that cannot be resolved by the Participant on the one hand, and the Company on the other, shall be submitted to arbitration in the state of New Jersey under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided that any such submission by the Participant must be made within two years of the date of the events giving rise to such dispute, controversy or claim. The determination of the arbitrator shall be conclusive and binding on the Company and the Participant, and judgment may be entered on the arbitrator’s award in any court having jurisdiction. The expenses of such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal expenses unless the Participant is the prevailing party, in which case the Company shall promptly reimburse the Participant for the reasonable legal fees and expenses incurred by the Participant in connection with such contest or dispute (excluding any fees payable pursuant to a contingency fee arrangement).

Section 26. Legal Construction.

26.1. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New Jersey without regard to the choice of law principles thereof.

26.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

26.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

26.4. Requirement of Law. The operation of the Plan and the payment of benefits under the Plan, including, without limitation, the Company’s obligation to sell or deliver shares of Common Stock with respect to the Options granted under the Plan, shall be subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

Section 27. Effective Date and Approval of Plan by Stockholders. The Plan shall become effective on the first day of the first Offering Period beginning as soon as administratively practicable after the approval of the Plan by the stockholders of the Company in accordance with Section 423(b)(2) of the Code.